FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-21

MSCI 2015-UBS8

Free Writing Prospectus

Structural and Collateral Term Sheet

$805,000,200

(Approximate Total Mortgage Pool Balance)

$702,362,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

UBS Real Estate Securities Inc.

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-UBS8

November 18, 2015

MORGAN STANLEY	BofA MERRILL LYNCH	UBS Securities LLC
Co-Lead Bookrunning Managers

Drexel Hamilton
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	Aaa(sf)/AAAAsf/AAA(sf)/AAA	$32,700,000		30.000%	(4)	2.82	1-59	15.9%	43.4%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)/AAA	$6,300,000		30.000%	(4)	4.92	59-59	15.9%	43.4%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)/AAA	$51,500,000		30.000%	(4)	7.24	59-112	15.9%	43.4%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)/AAA	$200,000,000		30.000%	(4)	9.76	112-119	15.9%	43.4%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)/AAA	$273,000,000		30.000%	(4)	9.92	119-119	15.9%	43.4%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)/AAA	$563,500,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)/AAA	$48,300,000		24.000%	(4)	9.99	119-120	14.6%	47.1%
Class B	NR/AA-sf/AA(sf)/AA-	$53,331,000		17.375%	(4)	10.00	120-120	13.4%	51.2%
Class C	NR/A-sf/A-(sf)/A-	$37,231,000		12.750%	(4)	10.00	120-120	12.7%	54.1%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	NR/AA-sf/AAA(sf)/AAA	$101,631,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-D	NR/BBBsf/BBB(sf)/AAA	$25,156,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BBB-sf/BBB-(sf)/AAA	$18,113,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/BBsf/NR/AAA	$18,700,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/B-sf/NR/AAA	$10,481,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR/AAA	$7,293,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR/AAA	$22,895,200	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB(sf)/BBB	$25,156,000		9.625%	(4)	10.00	120-120	12.3%	56.0%
Class E	NR/BBB-sf/BBB-(sf)/BBB-	$18,113,000		7.375%	(4)	10.00	120-120	12.0%	57.4%
Class F	NR/BBsf/NR/BB-	$18,700,000		5.052%	(4)	10.00	120-120	11.7%	58.9%
Class G	NR/B-sf/NR/B	$10,481,000		3.750%	(4)	10.00	120-120	11.5%	59.7%
Class H	NR/NR/NR/B-	$7,293,000		2.844%	(4)	10.00	120-120	11.4%	60.2%
Class J	NR/NR/NR/NR	$22,895,200		0.000%	(4)	10.00	120-120	11.1%	62.0%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated the date hereof (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H or Class X-J Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), (iii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iv) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage.

(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, if any. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, if any, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class A-S and Class B Certificates outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates is expected to be equal to the certificate principal balance of the class of principal balance certificates that with the addition of “X-” has the same alphabetic class designation outstanding from time to time.

(9)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-S and Class B Certificates as described in the Free Writing Prospectus. The pass-through rate on each class of the Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the class of principal balance certificates that with the addition of “X-” has the same alphabetic class designation, as described in the Free Writing Prospectus.

(10)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the table. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

Issue Characteristics

Offered Certificates:	$702,362,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and one interest-only class (Class X-A)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC

Co-Manager:	Drexel Hamilton, LLC

Mortgage Loan Sellers:	UBS Real Estate Securities Inc., Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	RREF III Debt AIV, LP or an affiliate thereof

Cut-off Date:	December 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in December 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on December 1, 2015, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of November 30, 2015

Expected Closing Date:	Week of December 14, 2015

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in January 2016

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in January 2016

Rated Final Distribution Date:	The Distribution Date in December 2048

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSC 2015-UBS8 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of
Distributions:

On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H and Class X-J Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates), until the principal balance of each such class has been reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E, Class D, Class C and Class B Certificates, in that order, (b) second, to reduce payments of principal on the Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal
Entitlements:

Interest distributable on any class of certificates (other than the Class V and Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C, Class D and Class E Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

collections of principal received during the related collection period for which there is an outstanding advance. None of the Class V, Class R or any Class of Class X Certificates will be entitled to principal distributions.

Special Servicer Compensation:

The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans and collections on any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan (other than any non-serviced mortgage loan), loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield
Maintenance Charges:	On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator to the holders of each class of principal balance certificates (other than the Class F, Class G, Class H and Class J Certificates) then entitled to distributions of principal on such distribution date, in an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all such classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to the holders of each class of the Class X-A,Class X-B and Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of the applicable class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date, and then, to the holders of the Class X-E Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B and Class X-D Certificates.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class V or Class R Certificates; however, if at any time the certificate principal balances of the principal balance certificates (other than the Class F Certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, any prepayment premiums or yield maintenance charges collected during the related collection period in respect of each mortgage loan included in the issuing entity will be distributed by the certificate administrator on each class of principal balance certificates then entitled to distributions of principal on such distribution date, in an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all such classes of principal balance certificates on that distribution date and (b) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the related collection period.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class F, Class G, Class H and Class J Certificates), is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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class of certificates, then the Base Interest Fraction shall be equal to 1.0. Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Collateral Support Deficits:

On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not the Class F Certificates or Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order: to the Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

A/B Whole Loans and Loan Pairs:

Each of the 525 Seventh Avenue mortgage loan, the Ellenton Premium Outlets mortgage loan, the Grove City Premium Outlets mortgage loan and the Gulfport Premium Outlets mortgage loan is secured by a mortgaged property that also secures a related companion loan. Each such mortgage loan is referred to herein, together with its related companion loan, as a “loan pair” serviced pursuant to the pooling and servicing agreement for this transaction; provided, that with respect to each of the Grove City Premium Outlets loan pair and the Gulfport Premium Outlets loan pair, following the securitization of the controlling portion of the related companion loan, such loan pair will be serviced pursuant to the pooling and servicing agreement entered into in connection with such securitization and will be a “non-serviced loan combination” as described under “—Non-Serviced Loan Combinations” below. There are no “A/B whole loans” related to the issuing entity. See “Characteristics of the Mortgage Loans—Mortgage Loans with Pari Passu Companion Loans” and “—Mortgage Loans with Subordinate Debt” below and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of an A/B whole loan or loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include any related pari passu serviced companion loan (and exclude any related B note).

Non-Serviced Loan Combinations:

The WPC Department Store mortgage loan, the Cape May Hotels mortgage loan and the Charles River Plaza North mortgage loan are the only mortgage loans that will not be serviced pursuant to the pooling and servicing agreement for this transaction (and will be serviced pursuant to the pooling and servicing agreement for another transaction); provided, that each of the Grove City Premium Outlets mortgage loan and the Gulfport Premium Outlets mortgage loan will also be serviced pursuant to the pooling and servicing agreement for another transaction following the securitization of the controlling portion of the related companion loan. Each such mortgage loan is secured by a mortgaged property that also secures a related companion loan and is referred to herein, together with its related companion loan, as a “non-serviced loan combination.” See “Characteristics of the Mortgage Loans—Mortgage Loans with Pari Passu Companion Loans” and “—Mortgage Loans with Subordinate Debt” below and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

The other pooling and servicing agreement or trust and servicing agreement pursuant to which any non-serviced loan combination is serviced is referred to herein as the related “other servicing agreement.” With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan (and exclude any related B note).

Appraisal Reductions:

The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are (or, with respect to the related other servicing agreement applicable to the Grove City Premium Outlets mortgage loan or the Gulfport Premium Outlets mortgage loan, is expected to be) generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

servicing agreement (or the applicable other servicing agreement with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event (or, with respect to a non-serviced mortgage loan, 120 days following notice of the applicable appraisal event under the related other servicing agreement), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first, to the related serviced B note and then, to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated first, to any related B note and then, to the mortgage loan and the related companion loan on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class; provided, that if at any time the principal balances of the principal balance certificates (other than the Class F Certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, a Subordinate Control Period will be deemed to be in effect, provided that with respect to any Excluded Mortgage Loan, any controlling class certificates owned by a related borrower party will be deemed not to be outstanding with respect to such Excluded Mortgage Loan (including for purposes of appointing the special servicer for such Excluded Mortgage Loan) and the consent of any related borrower party with respect to such Excluded Mortgage Loan will not be required with respect to any actions that would otherwise require the consent of the controlling class representative.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. Notwithstanding the definitions of “Subordinate Control Period” and “Collective Consultation Period,” with respect to any Excluded Mortgage Loan, a Senior Consultation Period will be deemed to exist, and the controlling class representative will not be permitted to direct (or consult in respect of) the replacement of the special servicer, or direct (or consult) the special servicer in respect of major decisions and asset status reports, with respect to such Excluded Mortgage Loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. In particular, with respect to the Grove City Premium Outlets loan pair, the Gulfport Premium Outlets loan pair and each non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced loan combination, in each case only during a Subordinate Control Period and a Collective Consultation Period. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control and Consultation Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In particular, with respect to each of the Grove City Premium Outlets loan pair and the Gulfport Premium Outlets loan pair, prior to the securitization of the controlling portion of the related companion loan, the holder of such controlling portion will be the controlling holder of such loan pair, will have certain consent and consultation rights with respect to such loan pair, and will have the right to replace the special servicer with respect to such

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

loan pair, under the pooling and servicing agreement for this securitization.

In addition, with respect to each non-serviced loan combination, the related controlling holder (or its designee) will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement, and will have the right to replace the special servicer with respect to such non-serviced loan combination, under the related other servicing agreement. See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G, Class H and Class J Certificates.

Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance); provided, that there will be deemed to be no controlling class representative with respect to any mortgage loan, A/B whole loan or loan pair with respect to which the controlling class representative, or any holder of more than 50% of the controlling class, is a Borrower Party (each, an “Excluded Mortgage Loan”). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided, that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates; provided, further, that if at any time the principal balances of the principal balance certificates (other than the Class F Certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to appraisal reductions. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative is expected to be RREF III Debt AIV, LP or an affiliate thereof.

Appraised-Out Class:	Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:

The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies under the pooling and servicing agreement for this transaction in respect of a non-serviced mortgage loan.

Each servicing agreement related to a non-serviced loan combination has provisions similar to those in the prior paragraph as they relate to the applicable controlling class of certificates under the related securitization and appraisal remedies.

Sale of Defaulted Loans:

Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

With respect to each non-serviced mortgage loan, if such mortgage loan becomes a defaulted mortgage loan and the special servicer under the related other servicing agreement determines to sell the related non-serviced companion loan (or applicable portion thereof), such special servicer will be required to sell such non-serviced companion loan together with the related mortgage loan and any related B note (other than with respect to the Charles River Plaza North B note) together as notes evidencing one whole loan, in accordance with the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

provisions of the related intercreditor agreement and such other servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan, the Grove City Premium Outlets mortgage loan, the Gulfport Premium Outlets mortgage loan or any Excluded Mortgage Loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan, the Grove City Premium Outlets mortgage loan, the Gulfport Premium Outlets mortgage loan or any Excluded Mortgage Loan) may be replaced by the controlling class representative, if any. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan, the Grove City Premium Outlets mortgage loan or the Gulfport Premium Outlets mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

If any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder, if any, may have the right to replace the special servicer, with respect to such A/B whole loan or loan pair to the extent set forth in the related intercreditor agreement. In particular, and notwithstanding any of the foregoing to the contrary, with respect to each of the Grove City Premium Outlets mortgage loan and the Gulfport Premium Outlets mortgage loan, the holder of the controlling portion of the related companion loan (prior to the securitization thereof) will have the right to replace the special servicer with respect to the related loan pair.

In addition, subject to the terms of any related intercreditor agreement (including the rights of any related directing holder thereunder, including, with respect to the Charles River Plaza North non-serviced loan combination, the holder of the related B note so long as it is the directing holder under the related intercreditor agreement), with respect to any non-serviced loan combination, the related special servicer under the related other servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other servicing agreement that are substantially similar to those described above for the special servicer under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan will be serviced by another master servicer or special servicer under the other servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Defaulted Mortgage Loan Waterfall:

Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party (as defined below) with respect to any mortgage loan (referred to herein as an “Excluded Special Servicer Mortgage Loan”), then the special servicer will be required to resign at its own cost with respect to such mortgage loan. During any Subordinate Control Period, the controlling class representative will be entitled to appoint a separate special servicer that is not a Borrower Party (referred to as an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Mortgage Loan unless such Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, in which case the largest controlling class certificateholder (by certificate principal balance) that is not a Borrower Party will be entitled to appoint the Excluded Special Servicer. During any Collective Consultation Period or any Senior Consultation Period, or during a Subordinate Control Period if each controlling class certificateholder is a Borrower Party, the resigning special servicer will be required to appoint the Excluded Special Servicer. In addition, if any such party referred to above is entitled (but not required) to appoint the excluded special servicer but does not so appoint within thirty (30) days, the resigning special servicer will be required to appoint the Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Structural Overview

such Excluded Special Servicer Mortgage Loan earned during such time as the related mortgage loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all loans which are not Excluded Special Servicer Mortgage Loans).

As used herein, a “Borrower Party” means (i) a borrower, a mortgagor, a manager of a mortgaged property or any affiliate thereof, (ii) solely with respect to the ten largest mortgage loans based on the respective principal balances at the applicable time of determination, (A) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a mortgaged property or (B) any person that owns, directly or indirectly, 25% or more of a beneficial interest in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan as set forth in clause (iii) or (iii) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (c) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan. For purposes of the foregoing definition, “affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person.

References herein to the “special servicer” mean individually or collectively, as the context may require, Rialto Capital Advisors, LLC as special servicer with respect to all mortgage loans other than the Excluded Special Servicer Mortgage Loans and any non-serviced mortgage loans, and any Excluded Special Servicer as special servicer with respect to Excluded Special Servicer Mortgage Loans. There are expected to be no Excluded Special Servicer Mortgage Loans related to the issuing entity as of the closing date.

Trust Advisor:

The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans, the Grove City Premium Outlets mortgage loan or the Gulfport Premium Outlets mortgage loan.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related serviced B note or serviced companion loan (or controlling portion thereof), as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan, the Grove City Premium Outlets mortgage loan or the Gulfport Premium Outlets mortgage loan.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult or consent with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

12

MSCI 2015-UBS8	Structural Overview

Trust Advisor Expenses:	The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Class F Certificates or the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of certificates (other than the Class F Certificates and the Control Eligible Certificates) as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:

The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

13

MSCI 2015-UBS8	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
UBS Real Estate Securities Inc.	38	53	$588,878,785	73.2%
Bank of America, National Association	12	12	$149,107,317	18.5%
Morgan Stanley Mortgage Capital Holdings LLC	7	7	$67,014,098	8.3%
Total:	57	72	$805,000,200	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$805,000,200
Number of Mortgage Loans:	57
Average Cut-off Date Balance per Mortgage Loan:	$14,122,811
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgaged Property:	$11,180,558
Weighted Average Mortgage Rate:	4.6084%
% of Pool Secured by 5 Largest Mortgage Loans:	36.8%
% of Pool Secured by 10 Largest Mortgage Loans:	51.0%
% of Pool Secured by ARD Loans(2):	1.0%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	118
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	6.9%
% of Pool Secured by Refinance Loans:	84.6%
% of Pool Secured by Acquisition Loans:	15.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	30.5%
% of Pool with Mezzanine Debt:	3.8%
% of Pool with Subordinate Mortgage Debt:	1.0%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.97x
Weighted Average UW NOI Debt Yield:	11.1%
Weighted Average UW NCF DSCR:	1.83x
Weighted Average UW NCF Debt Yield:	10.3%
Weighted Average Cut-off Date LTV Ratio(4):	62.0%
Weighted Average Maturity Date LTV Ratio(2)(4):	54.6%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

14

MSCI 2015-UBS8	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	349
Weighted Average Remaining Amortization Term (months):	349
% of Pool Amortizing Balloon:	33.1%
% of Pool Interest Only followed by Amortizing Balloon:	37.6%
% of Pool Interest Only through Maturity(2):	29.3%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	51.1%
% of Pool with Soft Lockboxes:	3.0%
% of Pool with Springing Lockboxes:	44.2%
% of Pool with No Lockboxes:	1.7%

Reserves

% of Pool Requiring Tax Reserves:	71.2%
% of Pool Requiring Insurance Reserves:	48.2%
% of Pool Requiring Replacement Reserves:	59.3%
% of Pool Requiring TI/LC Reserves(5):	35.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	92.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	7.3%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2015.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include any related pari passu companion loan and exclude any related subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. In addition, with respect to certain mortgage loans secured by multiple properties that do not permit partial release of collateral, the aggregate appraised value represents the “portfolio value” conclusion rather than the sum of the values on a stand-alone basis. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

15

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	UBSRES	525 Seventh Avenue(1)	New York	NY	Office	$70,000,000	8.7%	505,273	$348.33	1.62x	10.2%	45.1%	41.1%
2	UBSRES	Ellenton Premium Outlets(2)	Ellenton	FL	Retail	$68,000,000	8.4%	476,487	$373.57	2.40x	10.8%	53.6%	53.6%
3	BANA	Camino Village	Encinitas	CA	Retail	$66,485,000	8.3%	237,102	$280.41	1.59x	7.8%	65.1%	65.1%
4	UBSRES	Meridian Office Complex	Carmel	IN	Office	$52,000,000	6.5%	569,973	$91.23	1.66x	11.3%	68.9%	61.1%
5	UBSRES	Grove City Premium Outlets(3)	Grove City	PA	Retail	$40,000,000	5.0%	531,212	$263.55	2.56x	11.6%	54.9%	54.9%
6	UBSRES	Mall de las Aguilas	Eagle Pass	TX	Retail	$25,000,000	3.1%	356,877	$70.05	2.19x	13.7%	62.5%	52.8%
7	UBSRES	Gulfport Premium Outlets(4)	Gulfport	MS	Retail	$24,000,000	3.0%	300,238	$166.53	2.71x	12.9%	46.3%	46.3%
8	UBSRES	Holiday Inn Express - SFO	Burlingame	CA	Hospitality	$22,973,660	2.9%	146	$157,353.84	1.61x	12.0%	68.0%	56.5%
9	UBSRES	Action Properties Portfolio	Various	Various	Retail	$22,541,472	2.8%	492,986	$45.72	1.65x	12.2%	74.9%	62.2%
10	UBSRES	WPC Department Store Portfolio(5)	Various	Various	Retail	$19,900,000	2.5%	1,002,731	$57.01	1.76x	11.7%	63.9%	58.5%
		Total/Wtd. Avg.				$410,900,132	51.0%			1.95x	10.8%	58.7%	54.8%

(1)	The 525 Seventh Avenue mortgage loan is part of a loan pair that is evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $176,000,000. The 525 Seventh Avenue mortgage loan is evidenced by one such pari passu promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $70,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1, A-3 and A-4) evidence the related serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $106,000,000 and are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization trusts or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 525 Seventh Avenue Loan Pair” in the Free Writing Prospectus.

(2)	The Ellenton Premium Outlets mortgage loan is part of a loan pair that is evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $178,000,000. The Ellenton Premium Outlets mortgage loan is evidenced by two such pari passu promissory notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $68,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-2 and A-4) evidence the related serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $110,000,000. Note A-2, which had an outstanding principal balance as of the Cut-off Date of $38,800,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Note A-4, which had an outstanding principal balance as of the Cut-off Date of $71,200,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction, and each such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The Ellenton Premium Outlets Loan Pair” in the Free Writing Prospectus.

(3)	The Grove City Premium Outlets mortgage loan is part of a loan pair that is evidenced by five pari passu promissory notes with an aggregate Cut-off Date principal balance of $140,000,000. The Grove City Premium Outlets mortgage loan is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $40,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-2, A-3, A-4 and A-5) evidence the related companion loan, which had an outstanding principal balance as of the Cut-off Date of $100,000,000. Notes A-2, A-3 and A-4, which had an aggregate outstanding principal balance as of the Cut-off Date of $44,000,000, are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Note A-5, which had an outstanding principal balance as of the Cut-off Date of $56,000,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction, and each such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and The Loan Pairs—The Grove City Premium Outlets Loan Pair” in the Free Writing Prospectus.

(4)	The Gulfport Premium Outlets mortgage loan is part of a loan pair that is evidenced by three pari passu promissory notes with an aggregate Cut-off Date principal balance of $50,000,000. The Gulfport Premium Outlets mortgage loan is evidenced by one such pari passu promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $24,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1 and A-3) evidence the related companion loan, which had an outstanding principal balance as of the Cut-off Date of $26,000,000. Note A-1, which had an outstanding principal balance as of the Cut-off Date of $16,670,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction, and Note A-3, which had an outstanding principal balance as of the Cut-off Date of $9,330,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and each such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and The Loan Pairs—The Gulfport Premium Outlets Loan Pair” in the Free Writing Prospectus.

(5)	The WPC Department Store Portfolio mortgage loan is part of a non-serviced loan combination that is evidenced by three pari passu promissory notes with an aggregate Cut-off Date principal balance of $57,170,000. The WPC Department Store Portfolio mortgage loan is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $19,900,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-2 and A-3) evidence the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $37,270,000. Note A-2, which had an outstanding principal balance as of the Cut-off Date of $20,100,000, was contributed to the BACM 2015-UBS7 securitization trust, and Note A-3, which had an outstanding principal balance as of the Cut-off Date of $17,170,000, was contributed to the CSAIL 2015-C3 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The WPC Department Store Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

16

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	UBSRES	525 Seventh Avenue(1)	$70,000,000	$106,000,000	$176,000,000	MSCI 2015-UBS8	Midland	Rialto	MSCI 2015-UBS8	1.62x	10.2%	45.1%
2	UBSRES	Ellenton Premium Outlets(2)	$68,000,000	$110,000,000	$178,000,000	MSCI 2015-UBS8	Midland	Rialto	MSCI 2015-UBS8	2.40x	10.8%	53.6%
5	UBSRES	Grove City Premium Outlets(3)	$40,000,000	$100,000,000	$140,000,000	MSCI 2015-UBS8(4)	Midland(4)	Rialto(4)	(4)	2.56x	11.6%	54.9%
7	UBSRES	Gulfport Premium Outlets(5)	$24,000,000	$26,000,000	$50,000,000	MSCI 2015-UBS8(6)	Midland(6)	Rialto(6)	(6)	2.71x	12.9%	46.3%
10	UBSRES	WPC Department Store Portfolio(7)	$19,900,000	$37,270,000	$57,170,000	BACM 2015-UBS7	Midland	LNR	BACM 2015-UBS7	1.76x	11.7%	63.9%
14	UBSRES	Cape May Hotels(8)	$15,924,543	$15,924,543	$31,849,086	CSAIL 2015-C3	Midland	Rialto	CSAIL 2015-C3	1.86x	12.9%	68.3%
37	UBSRES	Charles River Plaza North(9)	$7,945,877	$201,626,632	$209,572,509	CSAIL 2015-C3	Midland	Rialto	CSAIL 2015-C3	1.85x	11.7%	46.3%

(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the 525 Seventh Avenue loan pair.

(2)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the Ellenton Premium Outlets loan pair.

(3)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the Grove City Premium Outlets loan pair.

(4)	The holder of the controlling portion of the Grove City Premium Outlets companion loan (evidenced by Note A-2) will be the directing holder with respect to the Grove City Premium Outlets loan pair. Upon a securitization of such controlling portion of the Grove City Premium Outlets companion loan, servicing of the Grove City Premium Outlets mortgage loan will be governed by the pooling and servicing agreement to be entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement will have certain consent rights regarding servicing of the Grove City Premium Outlets mortgage loan. The master servicer and the special servicer under such pooling and servicing agreement may not be Midland or Rialto, respectively. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Grove City Premium Outlets Mortgage Loan” in the Free Writing Prospectus.

(5)	See Footnote (4) to the table entitled “Top 10 Mortgage Loans” above for a description of the Gulfport Premium Outlets loan pair.

(6)	The holder of the controlling portion of the Gulfport Premium Outlets companion loan (evidenced by Note A-1) will be the directing holder with respect to the Gulfport Premium Outlets loan pair. Upon a securitization of such controlling portion of the Gulfport Premium Outlets companion loan, servicing of the Gulfport Premium Outlets mortgage loan will be governed by the pooling and servicing agreement to be entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement will have certain consent rights regarding servicing of the Gulfport Premium Outlets mortgage loan. The master servicer and the special servicer under such pooling and servicing agreement may not be Midland or Rialto, respectively. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Gulfport Premium Outlets Mortgage Loan” in the Free Writing Prospectus.

(7)	See Footnote (5) to the table entitled “Top 10 Mortgage Loans” above for a description of the WPC Department Store Portfolio non-serviced loan combination.

(8)	The Cape May Hotels mortgage loan is part of a non-serviced loan combination that is evidenced by two pari passu promissory notes with an aggregate Cut-off Date principal balance of $31,849,086. The Cape May Hotels mortgage loan is evidenced by one such pari passu promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $15,924,543. The pari passu promissory note that is not included in the Issuing Entity (Note A-1) evidences the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $15,924,543 and was contributed to the CSAIL 2015-C3 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Cape May Hotels Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

(9)	The Charles River Plaza North mortgage loan is part of a non-serviced loan combination that is evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $209,572,509 and one junior note with a Cut-off Date principal balance of $33,769,978. The Charles River Plaza North mortgage loan is evidenced by one such pari passu promissory note (Note A-3-2) with an outstanding principal balance as of the Cut-off Date of $7,945,877. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1, A-2 and A-3-1) evidence the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $201,626,632. Notes A-1 and A-2, which had an aggregate outstanding principal balance as of the Cut-off Date of $129,120,503, were contributed to the CSAIL 2015-C3 securitization trust, and Note A-3-1, which had an outstanding principal balance as of the Cut-off Date of $72,506,129, was contributed to the BACM 2015-UBS7 securitization trust. The related junior note (Note B) had an outstanding principal balance as of the Cut-off Date of $33,769,978 and is currently held by Prima Mortgage Investment Trust, LLC. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan but exclude the related junior note. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV based on the entire Charles River Plaza North non-serviced loan combination (including the related junior note) are 1.60x, 10.1% and 53.7%, respectively. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Charles River Plaza North Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

17

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
37	UBSRES	Charles River Plaza North(1)	$7,945,877	$591.02	$33,769,978	1.85x	11.7%	46.3%	1.60x	10.1%	53.7%

(1)	See Footnote (9) to the table entitled “Mortgage Loans with Pari Passu Companion Loans” above for a description of the Charles River Plaza North non-serviced loan combination.

Mortgage Loans with Mezzanine Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
8	UBSRES	Holiday Inn Express - SFO	$22,973,660	$157,353.84	$4,000,000	1.61x	12.0%	68.0%	1.18x	10.2%	79.8%
37	UBSRES	Charles River Plaza North	$7,945,877	$591.02	$100,000,000	1.85x	11.7%	46.3%	1.14x	7.2%	75.8%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

18

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	UBSRES	525 Seventh Avenue	New York	NY	Office	$70,000,000	8.7%	505,273	$348.33	1.62x	10.2%	45.1%	41.1%	MSC 2007-HQ11
2	UBSRES	Ellenton Premium Outlets	Ellenton	FL	Retail	$68,000,000	8.4%	476,487	$373.57	2.40x	10.8%	53.6%	53.6%	WBCMT 2006-C23; WBCMT 2006 C25
4	UBSRES	Meridian Office Complex	Carmel	IN	Office	$52,000,000	6.5%	569,973	$91.23	1.66x	11.3%	68.9%	61.1%	JPMCC 2006-CB15
5	UBSRES	Grove City Premium Outlets	Grove City	PA	Retail	$40,000,000	5.0%	531,212	$263.55	2.56x	11.6%	54.9%	54.9%	WBCMT 2006-C23; WBCMT 2006 C25
6	UBSRES	Mall de las Aguilas	Eagle Pass	TX	Retail	$25,000,000	3.1%	356,877	$70.05	2.19x	13.7%	62.5%	52.8%	MLCFC 2007-5; JPMC 2000-C10
7	UBSRES	Gulfport Premium Outlets	Gulfport	MS	Retail	$24,000,000	3.0%	300,238	$166.53	2.71x	12.9%	46.3%	46.3%	WBCMT 2006-C23; WBCMT 2006 C25
14	UBSRES	Cape May Hotels	Various	Various	Hospitality	$15,924,543	2.0%	129	$246,892.14	1.86x	12.9%	68.3%	56.3%	BACM 2005-3
15	UBSRES	Patricia & Southway Manor	Various	Various	Multifamily	$15,718,795	2.0%	492	$31,948.77	1.43x	11.7%	72.4%	51.0%	BACM 2005-3
16	UBSRES	Porterwood	Porter	TX	Retail	$12,600,000	1.6%	100,673	$125.16	1.42x	9.6%	64.2%	55.4%	MLCFC 2006-1
17	UBSRES	Chimneys of Oak Creek Apartments	Kettering	OH	Multifamily	$12,467,264	1.5%	388	$32,132.12	1.59x	10.6%	66.7%	53.8%	CSFB 2005-C6; MEZZ 2005-C3
18	MSMCH	Security Public Storage - Herndon, VA	Herndon	VA	Self Storage	$11,969,537	1.5%	82,148	$145.71	1.51x	9.2%	62.7%	50.8%	BSCMS 2005-T20
22	UBSRES	Waterfall Village	Bloomingdale	NJ	Multifamily	$11,000,000	1.4%	153	$71,895.42	1.54x	9.7%	54.2%	49.7%	FN 2011 0002
29	BANA	Sunshine Lake Estates MHC	New Port Richey	FL	Manuf. Housing	$9,075,000	1.1%	248	$36,592.74	1.45x	9.5%	75.0%	63.5%	GCCFC 2007-GG9
32	MSMCH	Lawrenceville Shopping Center	Lawrenceville	GA	Retail	$8,651,651	1.1%	137,674	$62.84	1.42x	10.1%	74.9%	61.3%	WBCMT 2005-C21
36	UBSRES	Chelsea Lane Apartments	Houston	TX	Multifamily	$8,086,617	1.0%	208	$38,877.97	1.58x	12.1%	69.7%	52.6%	BACM 2006-2
37	UBSRES	Charles River Plaza North	Boston	MA	Office	$7,945,877	1.0%	354,594	$591.02	1.85x	11.7%	46.3%	34.6%	CD 2007-CD5; CWCI 2007-C3
45	UBSRES	Crystal Industrial Park	Fort Myers	FL	Industrial	$5,400,000	0.7%	109,500	$49.32	1.75x	12.3%	69.2%	60.2%	JPMCC 2005-CB13
50	BANA	Katy Nottingham	Katy	TX	Retail	$3,844,932	0.5%	34,982	$109.91	2.03x	13.9%	53.4%	43.3%	BACM 2006-3
53	BANA	Garland Firewheel	Garland	TX	Retail	$3,495,509	0.4%	18,570	$188.23	1.67x	11.2%	70.3%	57.3%	BACM 2006-3
54	MSMCH	Deer Hill Industrial	Aspen	CO	Industrial	$2,842,909	0.4%	16,797	$169.25	1.43x	9.4%	64.6%	52.6%	MSC 2006-HQ8
55	UBSRES	CVS - Mobile	Mobile	AL	Retail	$2,342,759	0.3%	13,813	$169.61	1.20x	9.9%	58.1%	36.9%	CWCI 2006-C1
		Total				$410,365,393	51.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

19

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($6,300,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
40	BANA	Lakeview Terrace MHC	MO	Manuf. Housing	$6,600,000	0.8%	$6,288,399	99.8%	541	$12,199.63	1.88x	11.9%	58.0%	55.3%	23	59
		Total/Wtd. Avg.			$6,600,000	0.8%	$6,288,399	99.8%	541	$12,199.63	1.88x	11.9%	58.0%	55.3%	23	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

20

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	32	$347,489,290	43.2%	4.4878%	2.08x	11.0%	60.1%	56.1%
Outlet Center	4	$149,000,000	18.5%	4.2944%	2.66x	12.2%	50.7%	50.7%
Anchored	13	$121,764,134	15.1%	4.7641%	1.56x	9.2%	68.4%	62.9%
Regional Mall	1	$25,000,000	3.1%	4.0153%	2.19x	13.7%	62.5%	52.8%
Single Tenant	6	$19,900,000	2.5%	4.4065%	1.76x	11.7%	63.9%	58.5%
Unanchored	4	$15,686,889	1.9%	4.7570%	1.62x	11.0%	66.8%	54.7%
Shadow Anchored	2	$8,995,509	1.1%	4.6749%	1.61x	10.6%	69.4%	60.9%
Free Standing	2	$7,142,759	0.9%	4.8672%	1.19x	8.3%	68.3%	55.6%
Office	5	$146,227,754	18.2%	4.4989%	1.63x	10.9%	55.9%	48.9%
CBD	2	$77,945,877	9.7%	4.1246%	1.64x	10.4%	45.2%	40.4%
Suburban	3	$68,281,877	8.5%	4.9261%	1.62x	11.5%	68.1%	58.6%
Hospitality	12	$133,303,325	16.6%	4.9821%	1.72x	13.0%	68.2%	54.8%
Limited Service	5	$61,029,353	7.6%	5.1062%	1.72x	12.7%	67.1%	54.9%
Full Service	5	$53,047,209	6.6%	4.8547%	1.72x	13.3%	69.9%	54.0%
Extended Stay	2	$19,226,762	2.4%	4.9399%	1.74x	12.7%	66.9%	56.7%
Multifamily	11	$101,595,415	12.6%	4.6302%	1.54x	10.1%	66.0%	55.8%
Garden	8	$74,095,415	9.2%	4.7208%	1.48x	10.5%	67.3%	54.2%
Low-Rise	2	$16,500,000	2.0%	4.4500%	1.60x	7.3%	61.1%	61.1%
Mid-Rise	1	$11,000,000	1.4%	4.2900%	1.87x	11.5%	64.1%	58.6%
Industrial	5	$30,616,943	3.8%	4.7159%	1.71x	11.5%	64.2%	54.6%
Warehouse	3	$20,400,000	2.5%	4.6511%	1.91x	12.8%	60.4%	52.4%
Flex	1	$7,374,034	0.9%	4.9590%	1.24x	8.6%	74.5%	61.5%
Flex/Warehouse	1	$2,842,909	0.4%	4.5500%	1.43x	9.4%	64.6%	52.6%
Manufactured Housing	5	$30,047,936	3.7%	4.7514%	1.50x	9.6%	70.8%	61.5%
Manufactured Housing	5	$30,047,936	3.7%	4.7514%	1.50x	9.6%	70.8%	61.5%
Self Storage	2	$15,719,537	2.0%	4.4982%	1.69x	9.6%	60.3%	51.2%
Self Storage	2	$15,719,537	2.0%	4.4982%	1.69x	9.6%	60.3%	51.2%
Total/Wtd. Avg.	72	$805,000,200	100.0%	4.6084%	1.83x	11.1%	62.0%	54.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

21

MSCI 2015-UBS8	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Florida	6	$125,002,538	15.5%	4.4727%	2.31x	11.6%	57.0%	53.6%
California	4	$110,708,660	13.8%	4.7801%	1.62x	9.7%	66.4%	61.3%
California – Southern(2)	2	$84,035,000	10.4%	4.6746%	1.59x	8.8%	67.1%	63.7%
California – Northern(2)	2	$26,673,660	3.3%	5.1127%	1.73x	12.6%	64.1%	53.8%
Texas	11	$93,025,729	11.6%	4.6529%	1.73x	12.2%	66.9%	53.6%
New York	3	$86,500,000	10.7%	4.1809%	1.62x	9.6%	48.2%	44.9%
Indiana	1	$52,000,000	6.5%	4.9815%	1.66x	11.3%	68.9%	61.1%
New Jersey	5	$49,197,209	6.1%	4.6929%	1.68x	12.3%	63.6%	51.1%
Pennsylvania	2	$44,489,317	5.5%	4.3561%	2.45x	11.5%	56.6%	55.3%
Illinois	6	$35,176,310	4.4%	4.9646%	1.65x	12.1%	64.8%	53.8%
Ohio	3	$29,453,274	3.7%	4.6183%	1.52x	10.2%	70.2%	58.5%
Mississippi	4	$28,225,121	3.5%	4.4790%	2.55x	12.8%	50.6%	48.7%
Michigan	4	$26,572,740	3.3%	4.4707%	1.65x	10.9%	65.4%	56.8%
Georgia	2	$19,615,068	2.4%	5.0273%	1.55x	11.2%	71.9%	59.5%
Connecticut	2	$15,974,034	2.0%	4.7011%	1.71x	11.7%	70.3%	58.3%
Wisconsin	4	$15,942,235	2.0%	4.4065%	1.76x	11.7%	63.9%	58.5%
Arizona	2	$12,375,000	1.5%	4.4990%	1.35x	8.4%	74.6%	63.8%
Virginia	1	$11,969,537	1.5%	4.4500%	1.51x	9.2%	62.7%	50.8%
Louisiana	1	$8,485,766	1.1%	5.0185%	1.95x	15.1%	66.3%	49.9%
Massachusetts	1	$7,945,877	1.0%	4.1872%	1.85x	11.7%	46.3%	34.6%
Tennessee	1	$7,865,917	1.0%	5.2206%	1.65x	12.2%	74.9%	62.2%
Missouri	1	$6,600,000	0.8%	4.5000%	1.88x	11.9%	58.0%	55.3%
Colorado	2	$6,592,909	0.8%	4.6080%	1.90x	10.3%	57.8%	52.6%
Alabama	3	$5,713,866	0.7%	5.0758%	1.47x	11.3%	68.0%	51.8%
Washington	1	$1,997,936	0.2%	5.8120%	1.34x	9.6%	70.1%	59.3%
North Dakota	1	$1,823,240	0.2%	4.4065%	1.76x	11.7%	63.9%	58.5%
North Carolina	1	$1,747,914	0.2%	5.0442%	1.51x	10.3%	62.4%	51.6%
Total/Wtd. Avg.	72	$805,000,200	100.0%	4.6084%	1.83x	11.1%	62.0%	54.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

22

MSCI 2015-UBS8	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	12	41,924,084	5.2
5,000,001 - 10,000,000	20	155,926,131	19.4
10,000,001 - 15,000,000	10	114,006,515	14.2
15,000,001 - 20,000,000	6	102,143,338	12.7
20,000,001 - 25,000,000	4	94,515,132	11.7
25,000,001 - 50,000,000	1	40,000,000	5.0
50,000,001 - 70,000,000	4	256,485,000	31.9
Total:	57	$805,000,200	100.0%
Min: $1,747,914 Max: $70,000,000 Avg: $14,122,811

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Florida	6	125,002,538	15.5
California	4	110,708,660	13.8
California – Southern(2)	2	84,035,000	10.4
California – Northern(2)	2	26,673,660	3.3
Texas	11	93,025,729	11.6
New York	3	86,500,000	10.7
Indiana	1	52,000,000	6.5
New Jersey	5	49,197,209	6.1
Pennsylvania	2	44,489,317	5.5
Illinois	6	35,176,310	4.4
Ohio	3	29,453,274	3.7
Mississippi	4	28,225,121	3.5
Michigan	4	26,572,740	3.3
Georgia	2	19,615,068	2.4
Connecticut	2	15,974,034	2.0
Wisconsin	4	15,942,235	2.0
Arizona	2	12,375,000	1.5
Virginia	1	11,969,537	1.5
Louisiana	1	8,485,766	1.1
Massachusetts	1	7,945,877	1.0
Tennessee	1	7,865,917	1.0
Missouri	1	6,600,000	0.8
Colorado	2	6,592,909	0.8
Alabama	3	5,713,866	0.7
Washington	1	1,997,936	0.2
North Dakota	1	1,823,240	0.2
North Carolina	1	1,747,914	0.2
Total:	72	$805,000,200	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	32	347,489,290	43.2
Outlet Center	4	149,000,000	18.5
Anchored	13	121,764,134	15.1
Regional Mall	1	25,000,000	3.1
Single Tenant	6	19,900,000	2.5
Unanchored	4	15,686,889	1.9
Shadow Anchored	2	8,995,509	1.1
Free Standing	2	7,142,759	0.9
Office	5	146,227,754	18.2
CBD	2	77,945,877	9.7
Suburban	3	68,281,877	8.5
Hospitality	12	133,303,325	16.6
Limited Service	5	61,029,353	7.6
Full Service	5	53,047,209	6.6
Extended Stay	2	19,226,762	2.4
Multifamily	11	101,595,415	12.6
Garden	8	74,095,415	9.2
Low-Rise	2	16,500,000	2.0
Mid-Rise	1	11,000,000	1.4
Industrial	5	30,616,943	3.8
Warehouse	3	20,400,000	2.5
Flex	1	7,374,034	0.9
Mixed Use	1	2,842,909	0.4
Manufactured Housing	5	30,047,936	3.7
Manufactured Housing	5	30,047,936	3.7
Self Storage	2	15,719,537	2.0
Self Storage	2	15,719,537	2.0
Total/Wtd. Avg.	72	$805,000,200	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.0153 - 4.5000	21	$380,827,362	47.3%
4.5001 - 5.0000	24	$293,332,261	36.4%
5.0001 - 5.5000	11	$128,842,642	16.0%
5.5001 - 5.8120	1	$1,997,936	0.2%
Total:	57	$805,000,200	100.0%
Min: 4.0153% Max: 5.8120% Wtd Avg: 4.6084%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	6,600,000	0.8
120	56	798,400,200	99.2
Total:	57	$805,000,200	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	1	6,600,000	0.8
112 - 120	56	798,400,200	99.2
Total:	57	$805,000,200	100.0%
Min: 59 mos. Max: 120 mos. Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	235,735,000	29.3
240	2	13,315,425	1.7
270	1	15,718,795	2.0
300	4	44,104,260	5.5
315	1	7,945,877	1.0
360	41	488,180,844	60.6
Total:	57	$805,000,200	100.0%
Min: 240 mos. Max: 360 mos. Wtd Avg: 349 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	235,735,000	29.3
237 - 269	3	29,034,219	3.6
299 - 311	5	52,050,137	6.5
356 - 360	41	488,180,844	60.6
Total:	57	$805,000,200	100.0%
Min: 237 mos. Max: 360 mos. Wtd Avg: 349 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
UBS Real Estate Securities Inc.	38	588,878,785	73.2
Bank of America, National Association	12	149,107,317	18.5
Morgan Stanley Mortgage Capital Holdings LLC	7	67,014,098	8.3
Total:	57	$805,000,200	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	19	302,450,000	37.6
Amortizing Balloon	30	266,815,200	33.1
Interest Only	8	235,735,000	29.3
Total:	57	$805,000,200	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
35.2 - 40.0	1	17,000,000	2.1
40.1 - 50.0	4	105,645,877	13.1
50.1 - 60.0	9	150,522,624	18.7
60.1 - 65.0	12	129,536,954	16.1
65.1 - 70.0	15	252,106,155	31.3
70.1 - 75.0	16	150,188,591	18.7
Total:	57	$805,000,200	100.0%
Min: 35.2% Max: 75.0% Wtd Avg: 62.0%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.6 - 40.0	4	30,988,636	3.8
40.1 - 50.0	9	153,399,146	19.1
50.1 - 55.0	13	217,430,657	27.0
55.1 - 60.0	15	159,359,728	19.8
60.1 - 65.1	16	243,822,034	30.3
Total:	57	$805,000,200	100.0%
Min: 34.6% Max: 65.1% Wtd Avg: 54.6%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.19 - 1.30	4	30,566,792	3.8
1.31 - 1.40	3	14,372,936	1.8
1.41 - 1.50	11	93,726,007	11.6
1.51 - 1.60	10	153,788,209	19.1
1.61 - 1.70	7	189,474,058	23.5
1.71 - 1.80	7	69,743,541	8.7
1.81 - 1.90	5	50,947,958	6.3
1.91 - 2.00	1	8,485,766	1.1
2.01 - 3.00	8	176,894,932	22.0
3.01 - 3.84	1	17,000,000	2.1
Total:	57	$805,000,200	100.0%
Min: 1.19x Max: 3.84x Wtd Avg: 1.83x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.3 - 8.0	4	87,785,000	10.9
8.1 - 8.5	3	28,425,000	3.5
8.6 - 9.0	1	7,374,034	0.9
9.1 - 9.5	3	23,887,447	3.0
9.6 - 10.0	6	45,031,430	5.6
10.1 - 10.5	6	96,373,816	12.0
10.6 - 11.0	3	84,217,264	10.5
11.1 - 11.5	3	66,495,509	8.3
11.6 - 12.0	8	134,420,209	16.7
12.1 - 13.0	12	148,599,321	18.5
13.1 - 14.0	3	33,632,739	4.2
14.1 - 15.0	2	19,572,666	2.4
15.1 - 16.0	2	12,185,766	1.5
16.1 - 17.9	1	17,000,000	2.1
Total:	57	$805,000,200	100.0%
Min: 7.3% Max: 17.9% Wtd Avg: 11.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, where the information presented relates to the property, is based on allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of an A/B whole loan, a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

23

MSCI 2015-UBS8	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	December 2015	December 2016	December 2017	December 2018	December 2019
Locked Out	100.0%	98.9%	92.8%	92.9%	93.0%
Yield Maintenance Total	0.0%	1.1%	7.2%	7.1%	7.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$805,000,200	$800,517,747	$795,060,500	$788,136,281	$780,024,911
% Initial Pool Balance	100.0%	99.4%	98.8%	97.9%	96.9%

Prepayment Restrictions	December 2020	December 2021	December 2022	December 2023	December 2024
Locked Out	93.8%	93.9%	93.9%	94.0%	91.5%
Yield Maintenance Total	6.2%	6.1%	6.1%	6.0%	4.9%
Open	0.0%	0.0%	0.0%	0.0%	3.6%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$764,973,792	$754,167,701	$742,834,709	$730,948,959	$718,550,152
% Initial Pool Balance	95.0%	93.7%	92.3%	90.8%	89.3%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 on Appendix I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

24

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25

MSCI 2015-UBS8	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

26

MSCI 2015-UBS8	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

27

MSCI 2015-UBS8	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

525 Seventh Avenue
525 Seventh Avenue
New York, NY 10018
MANHATTAN
Midtown
West Side
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Lincoln Tunnel
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Hudson River
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Bldg.
TIMES SQUARE
Bryant Park
New York Public Library
Lefcourt Manhattan Bldg.
Republic Bank Tower
Macy's
HERALD SQUARE
Empire State Building
LONG ISLAND RAILROAD
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Manhattan Center
One Penn Plaza
General Post Office
Fashion Institute of Technology
Chelsea Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Chelsea Market
Google
Clement Clarke Moore Park
Starrett-Lehigh Building
Rubin Museum of Art
Madison Square Park
Supreme Court-Appellate Division
Metropolitan Life Building
NY Life Insurance Bldg.
Flatiron Building
Theo. Roosevelt Birthplace Nat'l Historic Site
Union Square
The Morgan Library & Museum
Grand Central Terminal (Metro North)
MetLife Building
SUNY College of Optometry
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Viacom Intl.
Imperial Theatre
Morgan Stanley Building
News Corp. Building
ROCKEFELLER CENTER
Radio City Music Hall
GE Building
1 Rockefeller Plaza
Tower 49
45 Rockefeller Plaza
75 Rockefeller Plaza
AXA Center
666 Fifth Avenue
UBS
Time-Life Building
Exxon Building
Gershwin Theatre
One Worldwide Plaza
St. Patrick's Cathedral
Saks Fifth Ave.
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
Mutual of Omaha Building
Park Avenue Plaza
METRO NORTH
Broadway
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
9A
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
West New York
North Bergen
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Williamsburg
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Midtown
Chelsea
East Side
West Side

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

28

MSCI 2015-UBS8	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	New York, NY 10018
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Samuel W. Rosenblatt; MSGT LLC			Year Built/Renovated:	1925/N/A
Mortgage Rate:	4.1175%			Size:	505,273 SF
Note Date:	10/8/2015			Cut-off Date Balance per Unit(1):	$348
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$317
Maturity Date:	11/6/2025			Property Manager:	Olmstead Properties, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$17,873,240
Seasoning:	1 month			UW NOI Debt Yield(1):	10.2%
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	11.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.26x (IO) 1.62x (P&I)
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,547,769 (8/31/2015 TTM)
Additional Debt Balance(3):	$106,000,000			2nd Most Recent NOI:	$14,280,806 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,868,976 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	96.2% (8/14/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$2,313,927	$462,785	N/A	3rd Most Recent Occupancy:	93.9% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$390,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	45.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	41.1%
Other:	$777,924	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	95.4%	Loan Payoff:	$172,000,000	93.3%
Borrower Equity:	$8,423,743	4.6%	Reserves:	$3,091,851	1.7%
			Closing Costs:	$1,657,424	0.9%
			Defeasance Costs:	$7,674,467	4.2%
Total Sources:	$184,423,743	100.0%	Total Uses:	$184,423,743	100.0%

(1)	The 525 Seventh Avenue Mortgage Loan is part of the 525 Seventh Avenue Loan Pair, which is comprised of four pari passu promissory notes with an aggregate principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 525 Seventh Avenue Loan Pair.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 525 Seventh Avenue promissory note to be securitized and (b) December 6, 2018.

(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “525 Seventh Avenue Mortgage Loan”) is part of a loan pair (the “525 Seventh Avenue Loan Pair”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $176,000,000, all of which are secured by a first priority fee mortgage encumbering a 24-story office building totaling 505,273 SF in New York, New York (the “525 Seventh Avenue Property”). Promissory Note A-2, in the original principal amount of $70,000,000, represents the 525 Seventh Avenue Mortgage Loan. Promissory Notes A-1, A-3, and A-4, in the aggregate original principal amount of $106,000,000 (collectively, the “525 Seventh Avenue Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc., or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 525 Seventh Avenue Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 525 Seventh Avenue Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the 525 Seventh Avenue Loan Pair, along with approximately $8.4 million of borrower equity, were used to defease a previous mortgage loan secured by the 525 Seventh Avenue Property, fund reserves and pay closing costs. The previous mortgage loan secured by the 525 Seventh Avenue Property was included in the MSC 2007-HQ11 securitization trust.

The Borrower and the Sponsor. The borrower is 525 Delaware LLC (the “525 Seventh Avenue Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the 525 Seventh Avenue Borrower are Samuel W. Rosenblatt and MSGT LLC. The 525 Seventh Avenue Borrower is wholly owned by 525 Building Co, LLC, a

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

29

MSCI 2015-UBS8	525 Seventh Avenue

New York limited liability company. 525 Building Co, LLC is owned by managing member, Olmstead-Enterprise, LLC (44.8057%), as well as 525 Transactions, LLC (55.1943%).

Samuel W. Rosenblatt is the president of Olmstead Properties, Inc., a full service real estate company established in New York City in 1930. Olmstead Properties, Inc. owns and manages over 30 income-producing properties totaling approximately 3.0 million SF and specializes in the management, leasing and development of New York City office properties.

MSGT LLC is an affiliate of the 525 Seventh Avenue Borrower through Enterprise Asset Management, Inc. (“EAM”). MSGT LLC is owned by four separate sets of trusts each consisting of 10 individual trusts. The 40 total trusts each own a 2.5% stake in the 525 Seventh Avenue Borrower. Each set of trusts has a single beneficiary. MSGT LLC is managed by EAM which is owned by shareholders Robert G. James (20.0%), Lois Zaro (20.0%), Carol S. Weisman (20.0%), Bonnie Englebardt (20.0%), and Susan Z. Green (20.0%). EAM, a privately owned, family-run business, was founded in 1968 and is headquartered in New York City. EAM’s portfolio includes 10 office properties in New York City and a combined office portfolio of approximately 3.4 million SF. In addition, EAM owns and/or manages retail and residential properties in Texas, California, and New York.

The 525 Seventh Avenue Borrower is affiliated with the borrower of one other mortgage loan through partial or complete direct or indirect common ownership, identified as Mall de las Aguilas in Appendix I to the Free Writing Prospectus.

The Property. The 525 Seventh Avenue Property is a 24-story, 505,273 SF Class B office building located at the northeast intersection of Seventh Avenue and West 38th Street. The 525 Seventh Avenue Property consists of 490,896 SF of office space and 14,377 SF of retail space with frontage along both Seventh Avenue and 38th Street. The 525 Seventh Avenue Property is in close proximity to Times Square, the Empire State Building, Bryant Park, Madison Square Garden, Herald Square, and within walking distance to several mass transit options including the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains (all within four blocks). Penn Station, Grand Central, and Port Authority Bus Terminal are also within close proximity to the 525 Seventh Avenue Property providing access to New Jersey Transit, New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North.

The 525 Seventh Avenue property has recently undergone capital improvements totaling approximately $4.4 million between 2009 and 2014, which included a new air-conditioning cooling tower and air-conditioning units, corridor renovations, restoration of all façades, restroom renovations, window replacements, water main work, and new roofing, along with approximately $6.3 million in tenant improvements.

The 525 Seventh Avenue Property is currently 96.2% occupied as of August 14, 2015 by 92 office tenants and four retail tenants. The largest tenant, Jones Apparel Group, occupies 58,729 SF (11.6% NRA; 12.1% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since December 1999, expanding twice in 2000 and 2007, with no termination or renewal options. The second largest tenant, Kobra International Ltd, occupies 29,461 SF (5.8% NRA; 7.0% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since 1991, expanding both in 1993 and 2007. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on December 31, 2017, with one 9.5-year renewal option remaining. The third largest tenant, Fashion Avenue Sweater Knits, occupies 24,473 (4.8% NRA; 4.6% U/W Base Rent) of space expiring June 30, 2024, with one five-year renewal option remaining. No other tenant at the 525 Seventh Avenue Property occupies greater than 4.1% of SF. The retail space is currently 100.0% occupied as of August 14, 2015 by Balarini Restaurant Corp, Duane Reade, Starbucks Corp, and Federal Express Corp. Historical occupancy at the 525 Seventh Avenue Property has averaged 95.9% over the last five years.

Major Tenants.

Jones Apparel Group (58,729 SF, 11.6% of NRA, 12.1% of underwritten rent). Jones Apparel Group, now known as The Jones Group, Inc., is a global designer, marketer and wholesaler of over 35 brands comprised of apparel, footwear, jeans-wear, jewelry and handbags. It markets directly to consumers through its branded specialty retail and outlet stores and through its ecommerce sites. Jones Apparel Group initially leased 9,784 SF at the 525 Seventh Avenue Property in 1999, expanding its space on two separate occasions, and currently occupies 58,729 SF. Jones Apparel Group pays an average current base rent of $51.28 PSF with a lease expiration date of December 31, 2019. Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

Kobra International Ltd (29,461 SF, 5.8% of NRA, 7.0% of underwritten rent). Kobra International Ltd, doing business as Nicole Miller, designs and sells apparel and accessories around the world for women offering bridal gowns, bridesmaid dresses, ready-to-wear apparel, sportswear, day dresses, swimwear, and accessories. The Nicole Miller collection is sold in more than 1,200 independent specialty stores and boutiques in several major U.S. cities as well as department stores such as Neiman Marcus, Saks Fifth Avenue, Bloomingdale’s, and Nordstrom. Kobra International Ltd initially leased 20,661 SF at the 525 Seventh Avenue Property in 1991 and expanded its space to 27,080 SF in 1993 expiring on June 30, 2027. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on December 31, 2017, with one 9.5-year renewal option. Kobra International Ltd pays an average current base rent of $58.78 PSF.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

30

MSCI 2015-UBS8	525 Seventh Avenue

The following table presents certain information relating to the leases at the 525 Seventh Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Jones Apparel Group(4)	NR/NR/NR	58,729	12%	$3,011,785	12%	$51.28	12/31/2019
Kobra International Ltd	NR/NR/NR	29,461	6%	$1,731,709	7%	$58.78	Various(5)
Fashion Avenue Sweater Knits	NR/NR/NR	24,473	5%	$1,131,570	5%	$46.24	6/30/2024
Matague Co Ltd	NR/NR/NR	20,661	4%	$945,973	4%	$45.79	7/31/2016
NYC Knitwear	NR/NR/NR	19,250	4%	$787,194	3%	$40.89	Various(6)
Subtotal/Wtd. Avg.		152,574	30%	$7,608,231	31%	$49.87

Other Tenants		333,536	66%	$17,232,319	69%	$51.67
Vacant Space		19,163	4%	$0	0%	$0.00
Total/Wtd. Avg.		505,273	100%	$24,840,550	100%	$51.10

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

(5)	Kobra International Ltd’s space is leased pursuant to three leases. Two leases totaling 27,080 SF and $1,590,777 of underwritten base rent expire on June 30, 2027 and one lease totaling 2,381 SF and $140,932 of underwritten base rent expires on December 31, 2017.

(6)	NYC Knitwear’s space is leased pursuant to two leases. One lease totaling 13,756 SF and $542,393 of underwritten base rent expires on March 31, 2020 and one lease totaling 5,494 SF and $244,801 of underwritten base rent expires on April 30, 2020.

The following table presents certain information relating to the lease rollover schedule at the 525 Seventh Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	7	14,147	$37.57	3%	3%	$531,506	2%	2%
2015	0	0	$0.00	0%	3%	$0	0%	2%
2016	19	91,156	$48.62	18%	21%	$4,431,850	18%	20%
2017	18	58,917	$48.90	12%	33%	$2,880,955	12%	32%
2018	10	30,605	$49.25	6%	39%	$1,507,357	6%	38%
2019	18	98,709	$50.51	20%	58%	$4,985,719	20%	58%
2020	19	68,180	$47.55	13%	72%	$3,241,791	13%	71%
2021	6	20,750	$67.25	4%	76%	$1,395,493	6%	76%
2022	4	9,288	$54.52	2%	78%	$506,379	2%	78%
2023	2	14,591	$43.59	3%	80%	$636,039	3%	81%
2024	2	41,440	$44.25	8%	89%	$1,833,748	7%	88%
2025	1	5,617	$55.00	1%	90%	$308,935	1%	90%
2026	0	0	$0.00	0%	90%	$0	0%	90%
2027	2	27,080	$58.74	5%	95%	$1,590,777	6%	96%
2028 & Beyond	1	5,630	$175.84	1%	96%	$990,000	4%	100%
Vacant	0	19,163	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	109	505,273	$51.10	100%		$24,840,550	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 525 Seventh Avenue Property is located in the Garment District on 7th Avenue between 38th Street and 39th Street, in Midtown Manhattan. According to the appraiser, Midtown Manhattan is the largest office market in Manhattan, and features a number of signature buildings including the GM building, the Empire State Building and the Bank of America Tower. Traditionally drawing firms such as Donna Karan, Calvin Klein, Liz Claiborne and Jones Apparel, the Garment District has transformed into a diverse commercial district, resulting in the growth of office tenants in the area. New York City’s high concentration of financial services professionals has been a driver of office space. The demand for office space has produced increases in rents for space zoned for office use. In response to these changes, the current mayoral administration and the Fashion District BID have been seeking to rezone this district to allow more garment industry space to be converted into office space. Zoning rules currently in place stipulate that building owners preserve some space for garment-related tenants in order to keep the fashion industry in Manhattan.

The estimated 2015 population within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is 177,762, 1,280,493 and 2,570,714, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase by

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

31

MSCI 2015-UBS8	525 Seventh Avenue

5.43%, 3.55% and 4.04%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is estimated to be to be $145,498, $137,025 and $112,153, respectively.

According to the appraiser, the 525 Seventh Avenue Property is located within the Midtown office submarket of Manhattan in New York, New York which consists of 564 Class B buildings totaling approximately 68.8 million SF of office space. As of 2Q 2015, the Midtown Class B office submarket vacancy rate was 5.5% and the average rental rate was $55.05 PSF. The 525 Seventh Avenue Property has maintained an average occupancy of 95.9% over the past five years with a current occupancy of 96.2% as of August 14, 2015. According to the appraiser, the 525 Seventh Avenue Property’s competitive set, consisting of nine office properties totaling approximately 3.4 million SF, exhibits a vacancy rate of 5.7%.

The following table presents leasing data at certain office competitive properties with respect to the 525 Seventh Avenue Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF	Original Year Built	Size (SF)	Total Occupancy
525 Seventh Avenue Property	525 Seventh Avenue	$51.10(2)	1925	505,273(2)	96.2%(2)
Office Comp 1	1328 Broadway	N/A	1909	219,000	100.0%
Office Comp 2	1333 Broadway	$50.00	1926	276,000	93.3%
Office Comp 3	1372 Broadway	N/A	1914	450,000	100.0%
Office Comp 4	1400 Broadway	$45.00	1939	686,000	94.7%
Office Comp 5	1440 Broadway	$55.00-$58.00	1925	493,000	86.2%
Office Comp 6	499 Seventh Avenue	N/A	1925	160,000	97.0%
Office Comp 7	501 Seventh Avenue	$51.00	1924	400,000	96.1%
Office Comp 8	512 Seventh Avenue	$44.00-$50.00	1930	502,960	92.5%
Office Comp 9	550 Seventh Avenue	N/A	1924	227,700	94.9%
Range/Wtd. Avg./Total(3)		$44.00-$58.00		3,414,660	94.4%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 525 Seventh Avenue Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 525 Seventh Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 525 Seventh Avenue Property:

Cash Flow Analysis
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent(1)	$20,635,898	$20,779,084	$20,593,522	$21,415,695	$26,075,636	$51.61
Total Recoveries	$2,804,323	$3,153,802	$3,076,433	$3,452,879	$3,394,022	$6.72
Other Income	$33,107	$30,838	$51,018	$62,447	$62,447	$0.12
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,467,991)	($2.91)
Effective Gross Income	$23,473,328	$23,963,724	$23,720,973	$24,931,021	$28,064,114	$55.54
Total Operating Expenses	$8,214,402	$9,094,748	$9,440,167	$9,383,252	$10,190,875	$20.17
Net Operating Income	$15,258,926	$14,868,976	$14,280,806	$15,547,769	$17,873,240	$35.37
Capital Expenditures	$0	$0	$0	$0	$101,055	$0.20
TI/LC	$0	$0	$0	$0	$1,190,800	$2.36
Net Cash Flow	$15,258,926	$14,868,976	$14,280,806	$15,547,769	$16,581,385	$32.82

Occupancy %	98.4%	93.9%	95.6%	96.5%	96.2%
NOI DSCR	1.49x	1.45x	1.40x	1.52x	1.75x
NCF DSCR	1.49x	1.45x	1.40x	1.52x	1.62x
NOI Debt Yield	8.7%	8.4%	8.1%	8.8%	10.2%
NCF Debt Yield	8.7%	8.4%	8.1%	8.8%	9.4%

(1)	UW Base Rent is net of actual vacancy and includes approximately $214,603 of straight line rent credit through June 2026 for the Duane Reade space, approximately $24,007 of straight line rent credit through April 2020 for the Federal Express Corp space, and approximately $544,539 of additional contractual rent steps effective April 1, 2016 for non-investment grade tenants and effective October 1, 2016 for investment grade tenants.

Escrows and Reserves. The 525 Seventh Avenue Borrower deposited $2,313,927 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 525 Seventh Avenue Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premium only, the 525 Seventh Avenue Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During the continuance of a Trigger Period (as defined below), the 525 Seventh Avenue Borrower is required to escrow monthly $8,421 for replacement reserves and is required to escrow monthly $42,106 for TI/LC reserves. The 525 Seventh Avenue Borrower deposited $777,924 in escrow at loan origination for outstanding free rent periods ranging from one to nine months, relating to 21 individual tenants. During a Major Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Major Tenant Rollover Reserve”) to be held by the lender as additional security for the 525 Seventh Avenue Loan Pair. So long as no event of default exists, funds held in the Major Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred with respect to the Major Tenant space.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

32

MSCI 2015-UBS8	525 Seventh Avenue

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a Major Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the 525 Seventh Avenue Borrower, the guarantors, or the property manager. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the Major Tenant Trigger Event is cured.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to no later than the earliest Major Tenant’s (as defined below) lease extension date and the date that is six months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or as otherwise acceptable to the lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Tenant’s lease is terminated or no longer in full force or effect, or (v) if a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at more than 25% of its Major Tenant space at the 525 Seventh Avenue Property, provided, however that for so long as such Major Tenant has a rating of at least “BBB-” or the equivalent by two or more of the applicable rating agencies, no Major Tenant Trigger Event will occur under this clause (v) unless and until 18 months or less remain under the term of such Major Tenant’s lease. A Major Tenant Trigger Event will continue until, in regard to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Major Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regard to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises for a period of at least three consecutive calendar months, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means (i) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable SF or (b) 25% or more of the total in-place base rent, (ii) any tenant whose lease contains an option or preferential right to purchase all or any portion of the 525 Seventh Avenue Property, (iii) any tenant that is an affiliate of the 525 Seventh Avenue Borrower, the guarantors, or the property manager (other than Hays Ventures LLC (a borrower affiliate)), or (iv) any tenant that has entered into a lease during an event of default under the 525 Seventh Avenue Mortgage Loan.

Lockbox and Cash Management. The 525 Seventh Avenue Mortgage Loan provides for a springing hard lockbox (i.e., the 525 Seventh Avenue Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period and thereafter maintain such hard lockbox throughout the term of the 525 Seventh Avenue Mortgage Loan). The 525 Seventh Avenue Mortgage Loan has springing cash management (i.e., the 525 Seventh Avenue Mortgage Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the 525 Seventh Avenue Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 525 Seventh Avenue Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 525 Seventh Avenue Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 525 Seventh Avenue Borrower in connection with the operation and maintenance of the 525 Seventh Avenue Property reasonably approved by the lender, and to disburse the remainder to the 525 Seventh Avenue Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the 525 Seventh Avenue Mortgage Loan).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.10x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’ or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than or equal to 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 525 Seventh Avenue Property also secures the 525 Seventh Avenue Serviced Companion Loan, with a Cut-off Date balance of $106,000,000. The 525 Seventh Avenue Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 525 Seventh Avenue Serviced Companion Loan accrue interest at the same rate as the 525 Seventh Avenue Mortgage Loan. The 525 Seventh Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 525 Seventh Avenue Serviced Companion Loan. The holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Seventh Avenue Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 525 Seventh Avenue Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 525 Seventh Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 525 Seventh Avenue Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

33

MSCI 2015-UBS8	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

34

MSCI 2015-UBS8	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

35

MSCI 2015-UBS8	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

TAMPA
MacDill Air Force Base
Hillsborough Bay
St. Pete.-Clearwater Intl. Airport 3 miles
Tampa Intl. Airport 20 miles
Bloomingdale
Pinellas Park
Harbor Isle
PINELLAS COUNTY
ST. PETERSBURG
Al Lang Field
The Pier
Tropicana Field
Univ. of South Florida-St. Petersburg
Albert Whitted Airport
Coquina Key
Eckerd College
Tampa Bay
Gibsonton
Tamiami Trail
Boyette Rd
Boyette
Summerfield Xing Golf Club
Big Bend Rd
Balm Rd
Apollo Beach
Apollo Beach Golf Club
HILLSBOROUGH COUNTY
19th Ave
Ruskin
Sun City Center
Sun City Center Blvd
Kings Inn Golf Course
Wimauma
Little Manatee State Park
Manatee Airport
Sunshine Skyway Bridge
Lake Parrish
Saffold Rd
Terra Ceia
Imperial Lakewoods Golf Club
Buffalo Creek Golf Course
Wauchula Rd
Ellenton Premium Outlets
5461 Factory Shops Boulevard
Ellenton, FL 34222
Ellenton
Memphis
Rutland Rd
River Wilderness Golf and CC
MANATEE COUNTY
Snead Island
Palmetto
Manatee River
Bradenton Area Convention Center
South Florida Museum
Manatee Memorial Hospital
Bradenton
McKechnie Field
Links at Greenfield Plantation
Blake Medical Center
DeSoto Square Mall
South Bradenton
Manatee Community College
Bayshore Gardens Shopping Ctr.
Creekwood Crossing
Longboat Key
Bayshore Gardens
Sarasota/Bradenton Intl. Airport
Sarasota Bay
New College of Florida
John & Mable Ringling Museum of Art
Asolo Repertory Theatre
University Walk
Main Street at Lakewood Ranch
Lakewood Ranch Med. Center
North Sarasota
SARASOTA COUNTY
Gulf of Mexico
Sarasota
Fruitville
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Spring Hill
ORLANDO
Kissimmee
Lakeland
Winter Haven
Melbourne
TAMPA
Brandon
ST. PETERSBURG
Bradenton
Ellenton
Sarasota
Port St. Lucie
Lake Okeechobee
Port Charlotte
Cape Coral
Ft. Myers

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

36

MSCI 2015-UBS8	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$68,000,000			Location:	Ellenton, FL 34222
Cut-off Date Balance(1):	$68,000,000			General Property Type:	Retail
% of Initial Pool Balance:	8.4%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1991/N/A
Mortgage Rate:	4.2985%			Size:	476,487 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$374
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$374
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,300,612
Seasoning:	0 months			UW NOI Debt Yield(1):	10.8%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.40x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$19,799,900 (8/31/2015 TTM)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$19,170,080 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,585,591 (12/31/2013)
Reserves(4)				Most Recent Occupancy(5):	99.9% (9/22/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.8% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.2% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$332,000,000 (10/01/2015)
Recurring Replacements:	$0	Springing	$285,892	Cut-off Date LTV Ratio(1):	53.6%
TI/LC:	$0	Springing	$1,429,461	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$178,000,000	100.0%	Loan Payoff:	$98,694,610	55.4%
			Closing Costs:	$790,233	0.4%
			Return of Equity:	$78,515,157	44.1%
Total Sources:	$178,000,000	100.0%	Total Uses:	$178,000,000	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan is part of the Ellenton Premium Outlets Loan Pair, which is comprised of four pari passu promissory notes with an aggregate principal balance of $178,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Loan Pair.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Ellenton Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Includes approximately 3,000 SF recently leased to BCBG Max Azria and approximately 2,400 SF recently leased to Billabong as occupied space. BCBG Max Azria and Billabong are not yet in occupancy, but are expected to begin paying rent as of February 1, 2016.

The Mortgage Loan. The second largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a loan pair (the “Ellenton Premium Outlets Loan Pair”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $178,000,000, all of which are secured by a first priority fee mortgage encumbering a 476,487 SF outlet center known as Ellenton Premium Outlets in Ellenton, Florida (the “Ellenton Premium Outlets Property”). Promissory Note A-1 in the original principal amount of $58,000,000 and Promissory Note A-3 in the original principal amount of $10,000,000, represent the Ellenton Premium Outlets Mortgage Loan. Promissory Note A-2, in the original principal amount of $38,800,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Promissory Note A-4, in the original principal amount of $71,200,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction (collectively, the “Ellenton Premium Outlets Serviced Companion Loan”), both of which may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Ellenton Premium Outlets Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The Ellenton Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Ellenton Premium Outlets Loan Pair were used to refinance a previous mortgage loan secured by the Ellenton Premium Outlets Property in the original principal amount of approximately $98.7 million, to pay closing costs, and to return equity to the Ellenton Premium Outlets Borrower. The previous mortgage loan secured by the Ellenton Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

37

MSCI 2015-UBS8	Ellenton Premium Outlets

The Borrower and the Sponsor. The borrower is Gulf Coast Factory Shops Limited Partnership (the “Ellenton Premium Outlets Borrower”), a single-purpose Illinois limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Ellenton Premium Outlets Borrower is Simon Properties Group, L.P. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Ellenton Premium Outlets Loan Pair will be recourse to the sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provides that Simon’s liability may not exceed $35.6 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Ellenton Premium Outlets Borrower is affiliated with the borrowers of three other mortgage loans through partial or complete direct or indirect common ownership, identified as Grove City Premium Outlets, Gulfport Premium Outlets and Florida Keys Outlet Center in Appendix I to the Free Writing Prospectus.

The Property. The Ellenton Premium Outlets Property is a single level 476,487 SF open-air outlet center situated on a 61.83-acre site located in Ellenton, Florida with approximately 2,400 surface parking spaces (5.04 per 1,000 SF). The Ellenton Premium Outlets Property is located approximately 19.7 miles north of Sarasota, Florida and 41.6 miles south of Tampa, Florida. Access to the Ellenton Premium Outlets Property is provided by Interstate 75 and U.S. Route 301. Interstate 75, located adjacent to the Ellenton Premium Outlets Property and accessible 0.5 miles to the south, is a major north/south interstate. U.S. Route 301 is a major north/south highway, traveling in an east/west manner in the neighborhood. Traffic counts adjacent to the Ellenton Premium Outlets Property on I-75 and U.S. Route 301 are approximately 86,000 vehicles per day and approximately 30,000 vehicles per day, respectively, according to a third party market research report.

The Ellenton Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 122 tenants, with no tenant contributing more than 4.9% of net rentable area or 3.2% of underwritten base rent. Major tenants at the Ellenton Premium Outlets Property include V.F. Factory Outlet, Saks Fifth Avenue Off 5th, Nike Factory Store, Gap Outlet, Adidas and Brooks Brothers. In-line tenants include vendors such as American Eagle Outfitter, Banana Republic Factory, Calvin Klein, Coach, Columbia Sportswear Company, Dress Barn, Guess, Loft Outlet, Michael Kors and Polo Ralph Lauren. There are also six food court tenants.

As of September 22, 2015, the Ellenton Premium Outlets Property was 99.9% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending August 31, 2015, were approximately $490 PSF with 112 tenants reporting comparable sales. The trailing 12-month weighted average occupancy cost for these tenants was 11.2%. Historical occupancy at the Ellenton Premium Outlets Property has averaged 99.2% from 2011 to 2014.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

38

MSCI 2015-UBS8	Ellenton Premium Outlets

The following table presents certain information relating to the leases at the Ellenton Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 8/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	23,272	5%	$576,215	$24.76	$5,395,000	$232	12.6%	12/31/2018
Saks Fifth Avenue Off 5th	NR/NR/NR	19,804	4%	$222,795	$11.25	$7,206,000	$364	5.0%	10/31/2016
Nike Factory Store	NR/A1/AA-	15,076	3%	$376,900	$25.00	$14,131,000	$937	4.3%	1/31/2020
Gap Outlet	BBB-/Baa2/BBB-	11,429	2%	$241,079	$21.09	$5,975,000	$523	6.7%	11/30/2016
Adidas	NR/NR/NR	10,500	2%	$315,000	$30.00	$3,892,000	$371	11.6%	1/31/2018
Brooks Brothers	NR/NR/NR	10,033	2%	$230,759	$23.00	$2,834,000	$282	9.4%	12/31/2017
Subtotal/Wtd. Avg.		90,114	19%	$1,962,747	$21.78	$39,433,000	$438	7.0%

Top 10 In-Line Tenants(5)
Columbia Sportswear Company	NR/NR/NR	8,889	2%	$450,406	$50.67	$5,858,000	$659	10.3%	1/31/2019
Coach	BBB/Baa2/BBB-	5,864	1%	$381,160	$65.00	$8,615,000	$1,469	5.6%	1/31/2023
Michael Kors	NR/NR/NR	5,000	1%	$350,000	$70.00	$6,381,000	$1,276	7.4%	11/30/2025
Rack Room Shoes	NR/NR/NR	7,137	1%	$343,504	$48.13	$3,787,000	$531	12.7%	8/31/2018
The Children’s Place	NR/NR/NR	5,872	1%	$332,649	$56.65	$1,960,000	$334	22.8%	1/31/2020
Charlotte Russe	NR/NR/NR	6,587	1%	$310,841	$47.19	$1,952,000	$296	21.9%	1/31/2019
Bass Shoes	NR/NR/NR	7,069	1%	$284,951	$40.31	$2,289,000	$324	18.8%	11/30/2018
Dress Barn	NR/NR/NR	8,105	2%	$257,982	$31.83	$1,926,000	$238	21.7%	6/30/2024
Calvin Klein	NR/Baa3/BB+	6,638	1%	$251,912	$37.95	$2,753,000	$415	10.0%	9/30/2016
Sunglass Hut	NR/NR/NR	4,770	1%	$250,158	$52.44	$2,455,000	$515	14.0%	Various(6)
Subtotal/Wtd. Avg.		65,931	14%	$3,213,563	$48.74	$37,976,000	$576	11.5%

Other Tenants		319,750	67%	$12,633,643	$39.51	$147,546,000
Vacant Space		692	0%	$0	$0.00
Total/Wtd. Avg.		476,487	100%	$17,809,953	$37.43	$224,955,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending August 31, 2015 as provided by the sponsor except with respect to Nike Factory Store, which represents trailing 12 months ending July 31, 2015. Sales $ and Sales PSF only include tenants reporting comparable sales.

(5)	Top in-line tenants are ordered by UW Base Rent.

(6)	Sunglass Hut’s space is leased pursuant to three leases. One lease totaling 1,905 SF and $62,789 of underwritten base rent expires on February 28, 2025, one lease totaling 1,794 SF and $80,730 of underwritten base rent expires on May 31, 2017, and one lease totaling 1,071 SF and $106,639 of underwritten base rent expires on August 31, 2022.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

39

MSCI 2015-UBS8	Ellenton Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	2	9,285	$35.65	2%	2%	$331,043	2%	2%
2016	13	60,400	$27.93	13%	15%	$1,687,148	9%	11%
2017	17	50,879	$38.98	11%	25%	$1,983,482	11%	22%
2018	18	92,175	$35.01	19%	45%	$3,226,873	18%	41%
2019	14	55,056	$40.85	12%	56%	$2,249,012	13%	53%
2020(4)	9	39,086	$37.58	8%	64%	$1,468,990	8%	61%
2021	11	33,331	$37.02	7%	71%	$1,234,031	7%	68%
2022(5)	11	39,122	$38.59	8%	80%	$1,509,821	8%	77%
2023	9	30,746	$46.43	6%	86%	$1,427,656	8%	85%
2024	4	16,071	$35.94	3%	89%	$577,515	3%	88%
2025	8	31,979	$41.42	7%	96%	$1,324,629	7%	96%
2026(6)	6	17,665	$44.71	4%	100%	$789,752	4%	100%
2027	0	0	$0.00	0%	100%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	692	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	122	476,487	$37.43	100%		$17,809,953	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Perfumania (1,498 SF) that has a lease out for renewal with a current expiration date of August 2015. Perfumania has a lease renewal expiration date of August 2020. However, the proposed renewal lease has not been signed.

(5)	Includes Easy Spirit (1,985 SF) that has a lease out for renewal with a current expiration date of February 2015. Easy Spirit has a lease renewal expiration date of February 2022. However, the proposed renewal lease has not been signed.

(6)	Includes Guess? (6,125 SF) and White House / Black Market (2,600 SF) which have leases out for renewal with current expiration dates of January 2016 and October 2016, respectively. Guess? and White House / Black Market have lease renewal expiration dates of January 2026 and October 2026, respectively. However, the proposed renewal lease has not been signed.

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Florida adjacent to Interstate 75 and U.S. Route 301. Tourism serves a major role in the economy of the neighborhood, and some of the local attractions include the Siesta Key and Lido Key beaches. Siesta Key was named the best beach in the U.S. by TripAdvisor in 2015 and features six miles of beaches, white sands and clear green waters. Lido Key features tours for deep sea fishing, dolphin watching and sailing. Other leisure attractions in the area include the Ellenton Ice and Sports Complex, the DaySpring Episcopal Conference Center and the Manatee River. The Ellenton Ice and Sports Complex, located directly north of the Ellenton Premium Outlets Property, is comprised of two ice rinks, indoor soccer fields and a fitness center.

The Ellenton Premium Outlets Property is the only comparable outlet center within a 57.0-mile radius. A Tampa Premium Outlets recently opened in October 2015 and is also owned by the sponsor. Intercept studies conducted by the sponsor have revealed that the Ellenton Premium Outlets Property mainly draws its shoppers from vacationers visiting the Siesta Key and Lido Key beaches.

According to a third party market research report, the estimated 2015 population within a three-, five- and 10-mile radius around the Ellenton Premium Outlets Property is 33,381, 100,496 and 314,197, respectively. The estimated 2015 average household income within a three-, five- and 10-mile radius is $60,955, $61,247 and $64,801, respectively.

The Ellenton Premium Outlets Property is located within the Manatee retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 8.0% and an average asking annual lease rate of $13.08 PSF. According to a third party market research report, the submarket contains 1,545 buildings accounting for approximately 18.2 million SF of retail space.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

40

MSCI 2015-UBS8	Ellenton Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Ellenton Premium Outlets Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Ellenton Premium Outlets Property	Outlet Center	1991/N/A	476,487(2)	99.9%(2)	V.F. Factory Outlet, Saks Fifth Avenue Off 5th	N/A
DeSoto Square	Regional Center	1973/N/A	696,000	74.0%	JC Penney, Sears, Hudson’s Furniture	8.5
Mall at University Town Center	Super Regional Center/Mall	2014/N/A	880,000	96.0%	Dillard’s, Macy’s, Saks Fifth Avenue	13.0
Tyrone Square	Super Regional Center/Mall	1972/1998	1,124,600	94.0%	Dillard’s, JC Penney, Macy’s, Sears	30.0
Brandon Town Center	Super Regional Center/Mall	1995/2007	1,151,258	96.0%	Dillard’s, JC Penney, Macy’s, Sears, Dick’s Sporting Goods	34.0
International Plaza	Super Regional Center/Mall	2001/2015	1,295,548	90.0%	Dillard’s, Neiman Marcus, Nordstrom	88.0
Orlando Premium Outlets	Outlet Center	2000/N/A	550,000	99.0%	Polo Ralph Lauren, Nike, Saks Fifth Avenue off 5th	98.0
Gulf Coast Town Center	Regional Center	2005/N/A	1,651,000	94.0%	Bass Pro Outdoor World, Belk, Dick’s Sporting Goods, Costco, Target	99.0
Miromar Outlets	Outlet Center	1998/2015	954,900	99.0%	Bloomingdale’s Outlet, Neiman Marcus Last Call	104.0
Orlando Premium Outlets - Int’l Dr.	Outlet Center	1989/2007	775,000	98.0%	Neiman Marcus Last Call, Nike, Saks Fifth Avenue off 5th, Reebok	105.0
Sanibel Outlet Center	Outlet Center	1993/N/A	177,349	89.0%	Nike, Polo Ralph Lauren	108.0
Total/Wtd. Avg. (3)			9,255,655	94.0%

Source: Appraisal

(1)	Tampa Premium Outlets recently opened in October 2015, after the appraisal was completed, and therefore is not included as a competitive property for the Ellenton Premium Outlets Property.

(2)	Information is based on the underwritten rent roll. Includes approximately 3,000 SF recently leased to BCBG Max Azria and approximately 2,400 SF recently leased to Billabong as occupied space. BCBG Max Azria and Billabong are not yet in occupancy, but are scheduled to begin paying rent as of February 1, 2016.

(3)	Total/Wtd. Avg. excludes the Ellenton Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent	$15,792,937	$16,660,394	$17,590,662	$17,871,069	$18,696,053	$39.24
Total Recoveries	$5,762,640	$6,362,733	$7,068,590	$7,182,569	$7,572,601	$15.89
Other Income	$489,955	$495,302	$599,560	$632,433	$600,000	$1.26
Less Vacancy	$79,744	($15,184)	($32,932)	$582	($1,313,433)	($2.76)
Effective Gross Income	$22,125,276	$23,503,245	$25,225,880	$25,686,653	$25,555,222	$53.63
Total Operating Expenses	$5,603,067	$5,917,654	$6,055,800	$5,886,753	$6,254,610	$13.13
Net Operating Income	$16,522,209	$17,585,591	$19,170,080	$19,799,900	$19,300,612	$40.51
Capital Expenditures	$0	$0	$0	$0	$138,181	$0.29
TI/LC	$0	$0	$0	$0	$507,114	$1.06
Net Cash Flow	$16,522,209	$17,585,591	$19,170,080	$19,799,900	$18,655,317	$39.15

Occupancy %	99.0%	99.2%	98.8%	98.7%	99.9%
NOI DSCR	2.13x	2.27x	2.47x	2.55x	2.49x
NCF DSCR	2.13x	2.27x	2.47x	2.55x	2.40x
NOI Debt Yield	9.3%	9.9%	10.8%	11.1%	10.8%
NCF Debt Yield	9.3%	9.9%	10.8%	11.1%	10.5%

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

41

MSCI 2015-UBS8	Ellenton Premium Outlets

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Ellenton Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $7,941 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $285,892 and (iv) $59,561 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,429,461.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Ellenton Premium Outlets guarantors or property manager, or (iii) the DSCR based on the preceding four calendar quarters falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the filing is discharged, stayed, or dismissed and lender’s determination that such filing does not materially affect the Ellenton Premium Outlets Borrower’s, guarantor’s, or property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the preceding four calendar quarters is greater than or equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan has springing cash management (i.e., the Ellenton Premium Outlets Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Ellenton Premium Outlets Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ellenton Premium Outlets Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Ellenton Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ellenton Premium Outlets Borrower in connection with the operation and maintenance of the Ellenton Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Ellenton Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Ellenton Premium Outlets Mortgage Loan).

Additional Secured Indebtedness (not including trade debts). The Ellenton Premium Outlets Property also secures the Ellenton Premium Outlets Serviced Companion Loan, which has a Cut-off Date principal balance of $110,000,000. The Ellenton Premium Outlets Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. and Bank of America, N.A. or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Ellenton Premium Outlets Serviced Companion Loan accrue interest at the same rate as the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Ellenton Premium Outlets Serviced Companion Loan. The holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ellenton Premium Outlets Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Ellenton Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Ellenton Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Ellenton Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Ellenton Premium Outlets Property, including, without limitation, portions of the Ellenton Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Ellenton Premium Outlets Property, including portions of the Ellenton Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Ellenton Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Ellenton Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Ellenton Premium Outlets Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Ellenton Premium Outlets Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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43

MSCI 2015-UBS8	Camino Village

Mortgage Loan No. 3 – Camino Village

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

44

MSCI 2015-UBS8	Camino Village

Mortgage Loan No. 3 – Camino Village

Camino Village North

THE GOLDEN PAW PET RESORT
CURATED
KIDS KUTS
VACANT
ZIA
DE ROSA OPTOMETRY
SPIN AGAIN
Be HomeGoods Happy
CENTRAL MONTESSORI SCHOOL
VACANT
NAKED CAFE
VACANT
NUAGE SALON
Scottrade
SAN DIEGO HOT SPRING SPAS
MISSION FEDERAL CREDIT UNION
BOUDIN SF
HOSPICE OF NORTH COUNTY
SportClips
WELLS FARGO
Anchor
Major / In-line
Vacant
Not Part of the Collateral

Camino Village South

COASTAL MEDICAL WEIGHT LOSS
E.GREENE GALLERY
HOME LUXE VACUUM & APPLIANCE
ROSANNA'S PASTA
BELLAGIO NAIL SPA
LA COSTA CABINETS & DESIGNS
ENCINITAS TV
UPS
ENCINITAS BALLET ACADEMY
NORTH COUNTY BLINDS
FRAZEE PAINT & WALLCOVERING
VONS
ROBERTO'S MEXICAN RESTAURANT
SURF BROTHERS TERIYAKI
BACK TO BALANCE
STEVE CRAFT, DDS
UNITED STUDIOS OF SELF DEFENSE
unleashed
YOGURTLAND
NAVY FEDERAL CREDIT UNION
NOODLES & COMPANY
Pep Boys
verizon
WINDERMERE REAL ESTATE
H&R BLOCK
THE SPICE WAY
KFC
HOOKED ON SUSHI
SUBWAY
Jamba Juice

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

45

MSCI 2015-UBS8	Camino Village

Mortgage Loan No. 3 – Camino Village

OCEANSIDE
Vista
Escondido
San Marcos
Carlsbad
Lake San Marcos
Encinitas
Rancho Santa Fe
Solana Beach
Fairbanks Ranch
Torrey Highlands
Del Mar
SAN DIEGO
Carmel Valley
Pacific Ocean
SAN DIEGO COUNTY
Camino Village
256-296 North El Camino Real
Encinitas, CA 92024
Pacific Coast Plaza
Tri-City Medical Center
Westfield Plaza Camino Real
National Univ. North County Campus
North County Square
Palomar College
Cal. State University San Marcos
McClellan-Palomar Airport
Carlsbad Premium Outlets
Legoland Family Park
Carlsbad Raceway
Poinsettia Village
SOUTH CARLSBAD STATE BEACH
Batiquitos Lagoon
The Forum Carlsbad
Encinitas Ranch Town Center
San Diego Botanic Gardens
Scripps Mem. Hospital Encinitas
Mira Costa Community College
San Elijo Lagoon County Park
Solana Beach Towne Centre
Del Mar Fairgrounds
Del Mar Race Track
Flower Hill Promenade
Lomas Santa Fe Country Club
Del Mar Highlands Town Center
The Village at Pacific Highlands Ranch
Torrey Pines State Reserve
Los Peñasquitos Canyon Preserve
San Diego Intl. Airport 17 miles
San Diego Fwy
Ted Williams Fwy
El Camino Real
Palomar Airport Rd
La Costa Ave
Leucadia Blvd
Encinitas Blvd
Santa Fe Dr
Rancho Santa Fe Rd
El Camino Del Norte
Del Dios Hwy
Carmel Valley Rd
Del Mar Heights Rd
Camino Del Mar
COASTER COMMUTER RAIL
SPRINTER
Los Angeles
Anaheim
Long Beach
Santa Ana
Riverside
Temecula
Oceanside
Carlsbad
Escondido
Encinitas
Poway
La Jolla
San Diego
Chula Vista

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

46

MSCI 2015-UBS8	Camino Village

Mortgage Loan No. 3 – Camino Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$66,485,000			Location:	Encinitas, CA 92024
Cut-off Date Balance:	$66,485,000			General Property Type:	Retail
% of Initial Pool Balance:	8.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Terramar Retail Centers, LLC			Year Built/Renovated:	1985/N/A
Mortgage Rate:	4.5670%			Size:	237,102 SF
Note Date:	10/29/2015			Cut-off Date Balance per Unit:	$280
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$280
Maturity Date:	11/1/2025			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$5,177,743
Seasoning:	1 month			UW NOI Debt Yield:	7.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	7.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.59x (IO)
Additional Debt Type:	N/A			Most Recent NOI:	$4,947,064 (9/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,695,577 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,595,045 (12/31/2013)
Reserves(1)				Most Recent Occupancy(2):	94.9% (10/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.6% (12/31/2014)
RE Tax:	$164,411	$41,103	N/A	3rd Most Recent Occupancy:	89.2% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$102,200,000 (9/22/2015)
Deferred Maintenance:	$188,715	$0	N/A	Cut-off Date LTV Ratio:	65.1%
Recurring Replacements:	$30,000	$2,964	N/A	Maturity Date LTV Ratio:	65.1%
TI/LC	$0	Springing	$825,000
Other:	$107,986	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$66,485,000	100.0%	Loan Payoff:	$55,800,000	83.9%
			Reserves:	$491,112	0.7%
			Closing Costs:	$786,998	1.2%
			Return of Equity:	$9,406,891	14.1%
Total Sources:	$66,485,000	100.0%	Total Uses:	$66,485,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Camino Village Property was 90.1% physically occupied as of October 31, 2015 and 94.9% leased with tenants Golden Paw and H&R Block commencing rental payments in November and December 2015, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Camino Village Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $66,485,000 secured by a first priority fee mortgage encumbering a 237,102 SF anchored retail center in Encinitas, California (the “Camino Village Property”). The proceeds of the Camino Village Mortgage Loan, were used to refinance a previous loan with an outstanding principal balance of $55,800,000, fund reserves, pay closing costs and return equity to the Camino Village Borrower.

The Borrower and the Sponsor. The borrower is Camino Village, LLC (the “Camino Village Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Camino Village Borrower is owned by Terramar Retail Centers, LLC (“Terramar”), the Camino Village Mortgage Loan sponsor and non-recourse carve out guarantor. Terramar acquires and develops commercial real estate with a portfolio of 32 retail centers in Northern California, San Diego, Los Angeles, Seattle, Portland, Maui and Oahu.

The Property. The Camino Village Property is located at 256-296 North El Camino Real, bisected by Via Montoro into a north portion anchored by HomeGoods and a south portion anchored by a Vons supermarket. The Camino Village Property consists of a total of 11 buildings containing 237,102 SF. There are 1,036 surface parking spaces (4.37 per 1,000 SF).

The Camino Village Property was 90.1% occupied as of October 1, 2015 by 56 various tenants. Other than the anchors, Vons and HomeGoods, no tenant represents more than 5.5% of SF or 4.8% of underwritten base rent.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

47

MSCI 2015-UBS8	Camino Village

Historical occupancy at the Camino Village Property is shown on the table below:

Historical Occupancy
2007	2008	2009	2010	2011	2012	2013	2014	10/31/2015
97.0%	97.5%	95.7%	97.1%	97.1%	93.5%	89.2%	91.6%	94.9%

Source: Borrower rent rolls

(1)	The Camino Village Property was 90.1% physically occupied as of October 31, 2015 and 94.9% leased with tenants Golden Paw and H&R Block commencing rental payments in November and December 2015, respectively.

Anchor/Major Tenants.

Vons (67,000 SF, 28% of NRA, 10% of underwritten base rent). Vons leases 67,000 SF at the Camino Village Property under a lease dated April 1984. Vons recently exercised a renewal option taking the lease expiration to March, 2019, with three remaining 5-year renewal options. At the Camino Village Property, Vons achieved 2014 sales of $371 PSF. Vons is a grocery retailer banner owned by Albertsons. Albertsons is one of the largest food and drug retailers in the United States with over 2,200 stores that in July, 2015 announced its proposed initial public offering. Currently there are 273 Vons stores in Southern California and Nevada.

HomeGoods, Inc. (27,306 SF, 12% of NRA, 7% of underwritten base rent). HomeGoods, Inc. (“HomeGoods”) leases 27,306 SF at the Camino Village Property under a lease dated December 2000 and expiring January 2017, with two five-year renewal options. At the Camino Village Property, HomeGoods achieved 2014 sales of $503 PSF. HomeGoods is a discount home fashions retailer and part of the TJX Companies, Inc. (NYSE: TJX) (“TJX”). TJX is a Fortune 500 company with $29.1 billion in revenues in 2014 and operating more than 3,300 stores in seven countries.

Pep Boys (13,000 SF, 5% of NRA, 5% of underwritten base rent). Pep Boys leases 13,000 SF at the Camino Village Property under a lease dated February 1985 and expiring April 2016, with three five-year renewal options. Pep Boys (NYSE: PBY) is an aftermarket auto service and retail chain operating over 7,000 service bays in more than 800 stores (Supercenters and Service & Tire Centers) in 35 states and Puerto Rico. Pep Boys reported 2014 sales of approximately $2.085 billion. In October, 2015, Bridgestone Americas, Inc. announced the acquisition of Pep Boys which is expected to be completed in early 2016.

Golden Paw (10,000 SF, 4% of NRA, 3% of underwritten base rent). Golden Paw leases 10,000 SF at the Camino Village Property under a lease dated August 2015 and expiring July 2025, with two five-year renewal options. Golden Paw is currently in occupancy and is required to commence rental payments in December 2015, and lender has escrowed one month of free rent. The Golden Paw is a local San Diego premier dog boarding, daycare, grooming and training facility with three locations.

The following table presents a summary regarding the tenants within the Camino Village Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Vons	NR/B2/B	67,000	28%	$535,062	10%	$7.99	3/31/2019	$371
HomeGoods, Inc.	NR/A3/A+	27,306	12%	$354,380	7%	$12.98	1/31/2017	$503
Pep Boys	NR/B1/B+	13,000	5%	$260,499	5%	$20.04	4/30/2016	N/A
Golden Paw(2)	NR/NR/NR	10,000	4%	$162,000	3%	$16.20	7/30/2025	N/A
Subtotal/Wtd. Avg.		117,306	49%	$1,311,941	24%	$11.18

Other Tenants		110,147	46%	$4,125,015	76%	$37.45
Vacant Space		9,649	4%	$0	0%	$0.00
Total/Wtd. Avg.		237,102	100%	$5,436,956	100%	$23.90

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Golden Paw is currently in occupancy but is not required to commence rental payments until December 2015.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

48

MSCI 2015-UBS8	Camino Village

The following table presents certain information relating to the lease rollover at the Camino Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2015	4	3,835	$37.92	2%	2%	$145,439	3%	3%
2016	9	29,626	$32.22	12%	14%	$954,542	18%	20%
2017	11	42,721	$20.49	18%	32%	$875,208	16%	36%
2018	4	12,826	$29.27	5%	38%	$375,426	7%	43%
2019	14	101,228	$17.35	43%	80%	$1,756,656	32%	76%
2020	8	11,225	$41.47	5%	85%	$465,458	9%	84%
2021	0	0	$0.00	0%	85%	$0	0%	84%
2022	1	2,848	$38.40	1%	86%	$109,363	2%	86%
2023	4	13,144	$45.11	6%	92%	$592,865	11%	97%
2024	0	0	$0.00	0%	92%	$0	0%	97%
2025	1	10,000	$16.20	4%	96%	$162,000	3%	100%
Vacant	0	9,649	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	55	237,102	$23.90	100%		$5,436,956	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Camino Village Property is located in Encinitas, California, approximately 25 miles north of downtown San Diego. The City of Encinitas includes approximately seven miles of ocean front property and serves as a coastal bedroom community. The 2014 population and average household income within a three-mile radius was 84,402 and $129,401. In the three-mile radius of the Camino Village Property, there is 3,194,146 SF of retail inventory with a September 2015 vacancy rate of 5.0% and average annual asking rent of $34.56/SF. The three-mile radius trade area compares favorably to the Camino Village Property’s broader San Diego submarket (Northwest County, representing 28.4% of the San Diego market), which as of the second quarter of 2015, contained 11,808,000 SF with a 6.9% vacancy and asking rent of $32.16 PSF.

Comparable properties to the Camino Village Property are presented in the table below:

Competitive Property Summary
Property Name/Location	Property Type	Property Size (SF)	Year Built/ Renovated	Distance (mi.)	Occ.	Anchors
El Camino Promenade Encinitas, CA	Community Center	140,594	1983/1995	0.1	97%	TJ Maxx, BevMo!, Staples, Dollar Tree
Encinitas Village Encinitas, CA	Community Center	183,675	1981/N/A	0.4	100%	Trader Joe’s, CVS, Ralphs
El Camino Real Shopping Center Encinitas, CA	Community Center	96,043	1995/N/A	0.2	98%	Michaels, Big Lots
Encinitas Marketplace Encinitas, CA	Neighborhood Center	124,769	1981/N/A	0.3	99%	Kohl’s
Sprouts Marketplace Center Encinitas, CA	Neighborhood Center	58,310	1974/N/A	0.5	91%	Sprouts
El Camino Commons Encinitas, CA	Neighborhood Center	82,157	1985/2000	0.6	89%	99 Cents Only
Total/Wtd. Avg		922,650			95%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

49

MSCI 2015-UBS8	Camino Village

Comparable leases to those at the Camino Village Property are presented in the table below:

Comparable Lease Summary
Property Name/Address	Tenant	Lease Date	Size (SF)	Term (Yrs.)	Rent	TI PSF
Anchor Rent
730 Turquoise Street San Diego, CA	Haggen	Mar-15	17,148	25	$28.20	$0
The Landing at Liberty Station San Diego, CA	Liberty Station Public Market	Sept-15	21,929	10	$24.36	$47
Del Mar Highlands Town Center San Diego, CA	Ralph’s Grocery	Feb-14	45,000	5	$28.56	N/A
La Jolla Village Center La Jolla, CA	Whole Foods	Nov-11	31,733	10	$23.04	$0
Tri-City Square Vista, CA	Smart and Final	Aug-14	23,172	10	$15.95	$15
Carmel Mountain Plaza San Diego, CA	Saks Fifth Avenue	Jun-14	40,000	10	$23.04	$0
Junior Anchor Rent
La Costa Town Center Carlsbad, CA	Petco	Nov-14	12,500	10	$24.48	N/A
Civic Center Plaza Escondido, CA	99 Cent Only Stores	Oct-14	17,170	5	$16.56	$10
Confidential Neighborhood Center Suburban San Diego submarket	Sporting Goods Retailer	Nov-13	10,000	10	$13.08	$0
Poway Plaza Poway, CA	Grocery Outlet	Jun-13	15,897	10	$15.96	$10
Anchor/Jr Anchor Rent Average			23,455	11	$21.36	$10
In-Line Rent
La Costa Town Center Carlsbad, CA	Color Nails Chipotle Starbucks	Feb-15 Dec-14 Dec-14	1,859 2,529 1,729	10 10 10	$54.00 $49.20 $49.20	N/A N/A N/A
Encinitas Village Encinitas, CA	Citibank Crazy Bowls & Wraps Swirl Great Clips Chirosolutions Discount Tires	Jan-15 Dec-14 Sept-14 May-14 Jan-14 Apr-11	4,672 1,400 1,200 900 1,410 8,670	4 5 5 5 2 10	$42.00 $40.80 $39.00 $45.00 $32.76 $32.40	$0 $15 N/A $10 $0 N/A
Confidential Encinitas submarket	Salon Tenant	May-15	1,100	5	$27.00	$0
Confidential Carlsbad submarket	Fitness Tenant	Mar-15	2,500	5	$29.40	$18
In-Line Rent Average			2,543	6	$40.80	$7

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

50

MSCI 2015-UBS8	Camino Village

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Camino Village Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	9/30/2015 TTM	UW	UW PSF
Base Rent(1)	$4,848,213	$4,995,613	$4,738,986	$4,713,155	$4,916,310	$5,124,642	$5,787,737	$24.41
Total Recoveries	$1,008,816	$997,574	$1,023,109	$1,035,433	$1,001,743	$1,057,785	$1,382,005	$5.83
Other Income(2)	$194,029	$13,235	$14,135	$25,273	$49,398	$70,210	$11,861	$0.05
Less Vacancy & Credit Loss	($37,782)	($78,958)	($36,943)	$68,284	($35,638)	($32,613)	($429,613)	-6.36%
Effective Gross Income	$6,013,276	$5,927,464	$5,739,288	$5,842,145	$5,931,813	$6,220,024	$6,751,991	$28.48
Total Expenses	$1,174,052	$1,168,168	$1,198,775	$1,247,100	$1,236,236	$1,272,960	$1,574,248	$6.64
Net Operating Income	$4,839,224	$4,759,296	$4,540,513	$4,595,045	$4,695,577	$4,947,064	$5,177,743	$21.84
Capital Expenditures	$0	$0	$0	$0	$0	$0	$35,565	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$252,901	$1.07
Net Cash Flow	$4,839,224	$4,759,296	$4,540,513	$4,595,045	$4,695,577	$4,947,064	$4,889,276	$20.62

Occupancy %(3)	97.1%	97.1%	93.5%	89.2%	91.6%	94.9%(4)	94.0%
NOI DSCR	1.57x	1.55x	1.47x	1.49x	1.53x	1.61x	1.68x
NCF DSCR	1.57x	1.55x	1.47x	1.49x	1.53x	1.61x	1.59x
NOI Debt Yield	7.3%	7.2%	6.8%	6.9%	7.1%	7.4%	7.8%
NCF Debt Yield	7.3%	7.2%	6.8%	6.9%	7.1%	7.4%	7.4%

(1)	Underwritten Base Rent includes rent steps through December, 2016.

(2)	Other income includes late fees recycling revenue.

(3)	Occupancy as taken from the borrower-provided rent rolls.

(4)	Occupancy as taken from the borrower-provided rent roll dated October 31, 2015 showing the Camino Village Property as 94.9% leased and 90.1% physically occupied.

Escrows and Reserves. The Camino Village Borrower deposited in escrow $164,411 for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Camino Village Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Camino Village Borrower maintains insurance under an acceptable blanket insurance policy). The Camino Village Borrower deposited $188,715 at origination for immediate repairs. The Camino Village Borrower deposited $30,000 at origination and is required to escrow monthly $2,964 for capital expenditures. The Camino Village Borrower deposited $44,277 at origination for TI/LC work in connection with the leases with Golden Paw, H&R Block and Spin Again, and $63,709 at origination for rent concessions in connection with the leases with Golden Paw and Spin Again. During any period when the DSCR is less than 1.20x for one calendar quarter, the Camino Village Borrower is required to deposit $22,917 monthly as additional TI/LC deposits, capped at $825,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Camino Village Mortgage Loan with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Camino Village Borrower will be required to deposit all excess cash with respect to the Camino Village Mortgage Loan to an account to be held by the lender as additional security for the Camino Village Mortgage Loan.

A “Cash Sweep Period” will commence upon the date upon which the DSCR is less than 1.15x for two consecutive calendar quarters, tested quarterly, and will end upon the date upon which the DSCR equals or exceeds 1.15x for two consecutive calendar quarters, tested quarterly.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Camino Village Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

51

MSCI 2015-UBS8	Meridian Office

Mortgage Loan No. 4 – Meridian Office Complex

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

52

MSCI 2015-UBS8	Meridian Office

Mortgage Loan No. 4 – Meridian Office Complex

NORTH BUILDING
ILLINOIS STREET
103RD STREET
SOUTH BUILDING
MERIDIAN STREET
Additional
land purchased
for parking lot
(approx. 7.3 acres)
N
Part of Collateral

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

53

MSCI 2015-UBS8	Meridian Office

Mortgage Loan No. 4 – Meridian Office Complex

Meridian Office Complex
10330 North Meridian Street & 101 West 103rd Street
Carmel, IN 46290
Westfield
Noblesville
Carmel
Fishers
Zionsville
Williams Creek
Meridian Hills
INDIANAPOLIS
Wynnedale
Speedway
Downtown
Warren Park
HAMILTON COUNTY
BOONE COUNTY
MARION COUNTY
Hanging Tree Golf Club
Bridgewater Club
Village Park Plaza
Clay Terrace
Meridian Village
St. Vincent Carmel Hospital
The Center for the Performing Arts
IU Health North Hospital
Merchant's Square
Brookside Golf Course
Plum Creek Country Club
Prairie View Golf Club
River Glen Golf Course
Woodland Country Club
Crooked Stick Golf Course
Sunrise Golf Course
Twin Lakes Golf Club
Indianapolis Metropolitan Airfield
White River
Traders Point
St. Vincent Hospital and Health Services
College Park Plaza
St. Vincent Women's Hospital
Fashion Mall at Keystone
Castleton Square Mall
Clearwater Crossing Shopping Center
Indiana Heart Hospital
Meridian Hills Country Club
Marott Park
Holliday Park
Broad Ripple Park
Glendale Town Center
Hillcrest Country Club
Fort Harrison State Park
Eagle Creek Park
Eagle Creek Reservoir
Eagle Creek Airpark
North Westway Park
Saddlebrook Golf Course
Broadmoor Country Club
Butler University
Hinkle Fieldhouse
Indiana School for the Deaf
Indianapolis Museum of Art
Lafayette Square Mall
Indiana State Fair Grounds
Marian University
George Washington Park
Indianapolis Motor Speedway
Speedway Supercenter
Brickyard Crossing Golf Course
Country Club of Indianapolis
South Grove Golf Course
Ivy Tech Comm. College Central Indiana
IU Health Methodist Hospital
Brookside Park
IU School of Medicine
Canal Walk
IUPUI at Indianapolis
Indiana State House
Indiana Conv. Ctr.
Lucas Oil Stadium
Bankers Life Fieldhouse
AJ Thatcher Park
Indianapolis Intl. Airport 7 miles
W 146th St
E 146th St
W 131st St
E Main St
W 116th St
E 116th St
W 106th St
E 106th St
W 96th St
E 96th St
W 86th St
E 86th St
E 82nd St
W 79th St
E 75th St
Kessler Blvd East Dr
W 56th St
E 56th St
E 54th St
W 46th St
E 46th St
W 44th St
E 42nd St
W 38th St
E 38th St
E 34th St
W 30th St
E 30th St
E 25th St
W 21st St
E 21st St
W 16th St
E 16th St
W 10th St
E 10th St
Washington St
Brookville Rd
Prospect St
Keystone Pkwy
Fall Creek Pkwy
Fall Creek Rd
Massachusetts Ave
Crawfordsville Rd
Lafayette Rd
Michigan Rd
Meridian St
College Ave
Keystone Ave
Shadeland Ave
Allisonville Rd
Binford Blvd
Hazel Dell Pkwy
Gray Rd
Ditch Rd
Westfield Blvd
Zionsville Rd
Georgetown Rd
Guion Rd
Grandview Dr
High School Rd
Moller Rd
Kessler Blvd N Dr
Capitol Ave
Central Ave
Arlington Ave
Emerson Ave
Sherman Dr
Rural St
Tibbs Ave
Lynhurst Dr
Girls School Rd
Dean Rd
River Rd
31
421
865
465
69
65
74
70
67
40
Lebanon
Westfield
Noblesville
Carmel
Fishers
Zionsville
Lawrence
INDIANAPOLIS
Brownsburg
Speedway
Greenfield
Plainfield
Beech Grove
Mooresville
Greenwood
Franklin
Shelbyville

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

54

MSCI 2015-UBS8	Meridian Office

Mortgage Loan No. 4 – Meridian Office Complex

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$52,000,000			Location:	Carmel, IN 46290
Cut-off Date Balance:	$52,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.5%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Paul Daneshrad			Year Built/Renovated:	1994/N/A
Mortgage Rate:	4.9815%			Size:	569,973 SF
Note Date:	11/16/2015			Cut-off Date Balance per Unit:	$91
First Payment Date:	1/6/2016			Maturity Date Balance per Unit:	$81
Maturity Date:	12/6/2025			Property Manager:	Starpoint Property Management, LLC (borrower-related); Technicolor USA, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$5,863,764
Prepayment Provisions:	LO (24); DEF (90); O (6)			UW NOI Debt Yield:	11.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.11x (IO) 1.66x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$5,933,817 (7/31/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,363,172 (12/31/2014)
Reserves(1)				3rd Most Recent NOI:	$4,875,160 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/31/2015)
RE Tax:	$86,100	$43,050	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$37,743	$3,774	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Deferred Maintenance:	$218,750	$0	N/A	Appraised Value (as of):	$75,500,000 (9/2/2015)
Recurring Replacements:	$1,781,250	$9,500	N/A	Cut-off Date LTV Ratio:	68.9%
TI/LC:	$4,499,300	$47,498	N/A	Maturity Date LTV Ratio:	61.1%
Other:	$3,981,940	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,000,000	92.2%	Loan Payoff:	$43,386,043	76.9%
Borrower Equity:	$4,385,575	7.8%	Reserves:	$10,605,083	18.8%
			Closing Costs:	$2,394,449	4.2%
Total Sources:	$56,385,575	100.0%	Total Uses:	$56,385,575	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Meridian Office Complex Mortgage Loan”) is evidenced by two promissory notes in the aggregate original principal amount of $52,000,000 secured by a first priority fee mortgage encumbering a 569,973 SF suburban office complex in Carmel, Indiana (the “Meridian Office Complex Property”). The Meridian Office Complex Mortgage Loan was originated by Cantor Commercial Real Estate Lending, L.P. and was subsequently purchased by UBS Real Estate Securities Inc. The proceeds of the Meridian Office Complex Mortgage Loan, along with approximately $4.4 million of borrower equity, were used to refinance a previous mortgage loan secured by the Meridian Office Complex Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Carmel Indy Holdings, LLC (the “Meridian Office Complex Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Meridian Office Complex Borrower is owned by 32 various limited liability companies, individuals, revocable and irrevocable trusts. The largest ownership stake is controlled by The Berkovich Family 1997 Irrevocable Trust at 9.875%. The second largest ownership stake is controlled by the Lynch Family Trust dated September 3, 1999 at 8.220% with none of the remaining 30 membership interests controlling more than a 7.179% stake in the Meridian Office Complex Borrower. The sponsor and non-recourse carveout guarantor is Paul Daneshrad, who owns a 7.179% stake in the Meridian Office Complex Borrower.

Paul Daneshrad is the president and chief executive officer of StarPoint Properties, LLC based in Beverly Hills, California. StarPoint Properties, LLC is a real estate investment and operating company focused on acquiring and managing multifamily and commercial properties. Founded in 1995, StarPoint Properties, LLC has completed approximately $0.5 billion in real estate transactions. StarPoint Properties, LLC currently owns and manages a portfolio of approximately 4.0 million SF with a combined value of approximately $800 million.

The Property. The Meridian Office Complex Property consists of a four-story, single-tenant 246,481 SF office building (the “North Building”) and a three-story, multi-tenant 323,492 SF office building (the “South Building”), adjacent to the North Building. The Meridian Office Complex Property is located in Carmel, Indiana, approximately 18 miles north of the Indianapolis central business district, along the U.S. Highway 31 corridor. U.S. Highway

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

55

MSCI 2015-UBS8	Meridian Office

31 corridor consists mainly of commercial and medical office buildings and hotels, and according to the appraiser, has the second largest concentration of office workers in the state of Indiana. Designed by architect Michael Graves, the Meridian Office Complex Property was originally developed as the North American headquarters of Thompson Electronics, containing both corporate offices and a research and development facility. The Meridian Office Complex Property is currently 100.0% occupied as of August 31, 2015 by four tenants. Amenities at the Meridian Office Complex Property include a cafeteria, multiple employee lounges, conference rooms, training rooms, a copy center, dry cleaning services and a fitness center.

The Meridian Office Complex Property is situated on a 32.9-acre site containing 1,453 surface parking spaces (2.5 spaces per 1,000 SF). In 2014, the Meridian Office Complex Borrower purchased an 8.4-acre site of unimproved land adjacent to the South Building for $2.4 million, and is currently constructing 650 parking spaces at a cost of approximately $1.5 million. The parking lot is expected to be completed by November 2015, increasing the total number of parking spaces to 2,103 (3.7 spaces per 1,000 SF). The Meridian Office Complex Property has been 100.0% occupied since completion of the North Building and the South Building in 1994.

Since acquisition, the Meridian Office Complex Borrower has invested approximately $5.0 million ($8.77 PSF) to renovate the Meridian Office Complex Property. The renovations included the replacement of the chiller equipment and energy management system at the North Building and the upgrade of the primary entrance, lobby, gym, food preparation and cafeteria facilities at the South Building.

Major Tenants.

St. Vincent Health (246,481 SF, 43.2% of NRA, 44.3% of underwritten rent). St. Vincent Health leases 100.0% of the net rentable area at the North Building and is the largest tenant at the Meridian Office Complex Property. It is a part of the St. Vincent Hospital and Health Care Center, Inc. (Fitch/Moody’s/S&P: AA+/Aa2/AA+), a hospital and healthcare network system serving 57 counties in Indiana, offering a broad range of general and specialized practices including cardiovascular, women’s and children’s health, neuroscience, cancer care, orthopedics, bariatric, primary care, emergency medicine, imaging, general surgery and long-term acute care. St. Vincent Health utilizes the Meridian Office Complex Property as an administrative office to support approximately 16,000 associates and 3,000 physicians. St. Vincent Health has been in occupancy at the Meridian Office Complex since May 2007 and has a current lease expiration in March 2017 with one five-year renewal option. St. Vincent Health recently submitted an early renewal request for a 12-year and four-month lease term expiring in March 2028 at $10.94 PSF with 2.5% annual rent steps. The terms are currently under negotiation with the Meridian Office Complex Borrower.

Technicolor, Inc. (206,148 SF, 36.2% of NRA, 35.9% of underwritten rent). Technicolor, Inc. (“Technicolor”) (Euronext: TCH) (Fitch/Moody’s/S&P: NR/B1/B+) provides products and services for the communication, media and entertainment industries, with a reported market capitalization of $2.4 billion as of November 2015. The Meridian Office Complex Property was originally constructed for Technicolor’s parent company, Thomson Electronics, which formerly occupied both the North and South Buildings until 2007. Technicolor occupies 63.7% of the net rentable area at the South Building utilizing the Meridian Office Complex Property as executive offices, labs, and research and design areas. Technicolor has been in occupancy at the Meridian Office Complex since March 2000 and has a current lease expiration date of March 14, 2018, with two five-year lease renewal options remaining.

GEICO, Inc. (109,000 SF, 19.1% of NRA, 18.4% of underwritten rent). GEICO, Inc. (“GEICO”) (Fitch/Moody’s/S&P: AA-/Aa2/AA) leases 109,000 SF at the South Building, utilizing the Meridian Office Complex Property as one of its three national customer service call centers. GEICO’s current lease began in November 2014 and has a lease expiration date of April 30, 2022, with two three-year lease renewal options remaining. GEICO has a one-time termination option on May 31, 2020. Since its occupancy, GEICO has invested approximately $1.0 million ($9.17 PSF) of its own funding to build out its space, in addition to its $2.4 million tenant improvement allowance.

The following table presents certain information relating to the leases at the Meridian Office Complex Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
St. Vincent Health	AA+/Aa2/AA+	246,481	43%	$2,695,889	44%	$10.94	3/14/2017
Technicolor, Inc.	NR/B1/B+	206,148	36%	$2,186,301	36%	$10.61	3/14/2018
GEICO, Inc.(3)	AA-/Aa2/AA	109,000	19%	$1,117,250	18%	$10.25	4/30/2022
Flywheel Healthcare	NR/NR/NR	8,344	1%	$87,612	1%	$10.50	MTM(4)
Subtotal/Wtd. Avg.		569,973	100%	$6,087,052	100%	$10.68

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		569,973	100%	$6,087,052	100%	$10.68

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	GEICO has a one-time termination option on May 31, 2020.
(4)	Flywheel Healthcare currently occupies its space on a month to month basis. The tenant’s lease expired in March 2015, and the tenant currently pays monthly rent at $10.50 PSF. The tenant is underwritten based on its previous contractual rent of $10.50 PSF.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

56

MSCI 2015-UBS8	Meridian Office

The following table presents certain information relating to the lease rollover schedule at the Meridian Office Complex Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	8,344	$10.50	1%	1%	$87,612	1%	1%
2015	0	0	$0.00	0%	1%	$0	0%	1%
2016	0	0	$0.00	0%	1%	$0	0%	1%
2017	1	246,481	$10.94	43%	45%	$2,695,889	44%	46%
2018	1	206,148	$10.61	36%	81%	$2,186,301	36%	82%
2019	0	0	$0.00	0%	81%	$0	0%	82%
2020	0	0	$0.00	0%	81%	$0	0%	82%
2021	0	0	$0.00	0%	81%	$0	0%	82%
2022	1	109,000	$10.25	19%	100%	$1,117,250	18%	100%
2023	0	0	$0.00	0%	100%	$0	0%	100%
2024	0	0	$0.00	0%	100%	$0	0%	100%
2025	0	0	$0.00	0%	100%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	4	569,973	$10.68	100%		$6,087,052	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Meridian Office Complex Property is located in the Indianapolis-Carmel-Anderson Metropolitan Statistical Area (“Indianapolis MSA”), within the North County submarket of the Indianapolis office market. Access to the Meridian Office Complex Property is provided by US Highway 31, a regional north/south thoroughfare, and Interstate 465, a beltway bypass thoroughfare circling the Indianapolis MSA. According to the appraisal, U.S. Highway 31 is currently undergoing construction to widen the thoroughfare by adding additional lanes and modernize the junction of US Highway 31 and Interstate 465. The surroundings of the Meridian Office Complex Property include Invision Midwest Eye Institute, Indiana’s largest group of Ophthalmology specialists, to the west, St. Vincent Heart Center to the north, North Meridian Street and a Comfort Inn hotel to the east, and a Marriott Courtyard hotel to the south.

According to the appraiser, the US Highway 31 corridor is home to several corporate headquarters, including Sagamore Health Network, CNO Financial Group, Delta Faucet, and Ingersoll Rand. Additionally, the Meridian Office Complex Property is located in a medical hub with medical centers, professional and medical offices, surgery centers, and pharmaceutical offices in the immediate neighborhood. St. Vincent Hospital and Health Care Center, Inc., the largest employer in the Indianapolis MSA, owns the St. Vincent Heart Center adjacent to the Meridian Office Complex Property as well as the St. Vincent Carmel Hospital, a 124-bed facility located approximately four miles north of the Meridian Office Complex Property. The Indiana University North Hospital is a 56-acre medical campus that includes a six-story 440,000 SF hospital with 189 beds and a five-story 160,000 SF medical office building located approximately two miles north of the Meridian Office Complex Property. Unemployment in the Indianapolis MSA was 5.6% in 2014, a 1.5% reduction from 2013 and continued decline from 9.5% in 2010.

According to a third party research report, the North County office submarket had an overall vacancy rate of 8.5%, a direct average asking annual lease rate of $17.46 PSF and total inventory of approximately 14.5 million SF across 753 buildings. Vacancy within the North County office submarket has decreased by 2.8% from 11.3% in Q3 2011 to 8.5% in Q2 2015. The appraiser reviewed comparable office leases in Indianapolis and concluded annual market rents of $10.50 PSF on a triple net basis for office space.

The estimated 2015 population within a one-, three- and five-mile radius of the Meridian Office Complex Property is 4,048, 54,949 and 160,424, respectively, according to a third party market research report. The estimated 2015 average household income within a one-, three- and five-mile radius of the Meridian Office Complex Property is $99,687, $101,792 and $102,692, respectively. The respective 2015 average household incomes compare favorably to the average household income for the Indianapolis MSA and State of Indiana of $71,461 and $64,249, respectively.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

57

MSCI 2015-UBS8	Meridian Office

The following table presents recent occupancy and leasing data at competitive office buildings with respect to the Meridian Office Complex Property:

Competitive Property Summary
Property Name/Address	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF	Annual NNN Base Rent PSF
Landmark Center 1099 North Meridian Street Indianapolis, IN	1984	95%	304,946	Disciples of Christ Angie’s List	52,464 96,667	Sept 2014 May 2014	15.0 6.0	$17.75 $16.50	$11.25 $10.00
Campus at Westfield 19845 US 31 North Westfield, IN	1981	52%	298,961	Carrington Mortgage	155,000	Jan 2015	7.0	$14.75	$9.75
College Park Plaza 8909 Purdue Road Indianapolis, IN	1998	70%	180,637	Republic Airways	91,048	Sept 2014	12.0	$16.21	$8.21
NextGear Call Center 11799 North College Carmel, IN	1987	100%	93,972	NextGear Capital	93,972	Jan 2013	10.0	$14.64	$8.42
Heritage Park II 6626 East 75th Street Indianapolis, IN	1979	96%	86,495	Community Health Network	61,306	Mar 2014	12.0	$16.50	$10.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meridian Office Complex Property:

Cash Flow Analysis
	2012	2013	2014	7/31/2015 TTM	UW	UW PSF
Base Rent	$4,738,927	$5,125,906	$5,286,851	$5,712,947	$6,087,052	$10.68
Straight Line Rent(1)	$0	$0	$0	$0	$143,582	$0.25
Total Recoveries	$418,208	$1,701,220	$1,754,753	$1,971,165	$2,274,682	$3.99
Total Other Income(2)	$11,120	$9,386	$363,650	$409,299	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($366,871)	($0.64)
Effective Gross Income	$5,168,255	$6,836,512	$7,405,255	$8,093,411	$8,138,446	$14.28
Total Operating Expenses	$857,788	$1,961,353	$2,042,083	$2,159,594	$2,274,682	$3.99
Net Operating Income	$4,310,468	$4,875,160	$5,363,172	$5,933,817	$5,863,764	$10.29
Capital Expenditures	$0	$0	$0	$0	$85,496	$0.15
TI/LC	$0	$0	$0	$0	$239,389	$0.42
Net Cash Flow	$4,310,468	$4,875,160	$5,363,172	$5,933,817	$5,538,879	$9.72

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.7%
NOI DSCR	1.29x	1.46x	1.60x	1.78x	1.75x
NCF DSCR	1.29x	1.46x	1.60x	1.78x	1.66x
NOI Debt Yield	8.3%	9.4%	10.3%	11.4%	11.3%
NCF Debt Yield	8.3%	9.4%	10.3%	11.4%	10.7%

(1)	UW Straight Line Rent is based on GEICO’s current rent PSF and average rent steps through its lease expiration in April 2022.
(2)	Historical Total Other Income included real estate tax refunds, portions of CAM deposit refunds and accounting for sub-leasing income.

Escrows and Reserves. The Meridian Office Complex Borrower is required to escrow 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums monthly. The Meridian Office Complex Borrower deposited in escrow at loan origination (i) $218,750 for required repairs, (ii) $1,781,250 for replacements and repairs to be made to the Meridian Office Complex Property, (iii) $4,499,300 into a TI/LC reserve for approved leasing expenses, and (iv) $3,981,940 into a rollover reserve for outstanding tenant improvement costs and leasing commissions incurred with respect to the St. Vincent Health lease, Technicolor lease, and GEICO lease. On each monthly payment date, the Meridian Office Complex Borrower is required to escrow $9,500 into the replacement reserve and $47,498 into the TI/LC reserve.

On each monthly payment date during a Lease Trigger Period (as defined below), the Meridian Office Complex Borrower is required to deposit with the lender all excess cash in an account (such account, the “Occupancy Reserve Fund”) provided that in the case of any Lease Trigger Period, but only provided St. Vincent Health has renewed its lease for an additional 12 year term pursuant to an acceptable lease extension, the balance of the occupancy reserve funds is equal to or exceeds $7,300,000.

A “Lease Trigger Period” will (x) commence upon the occurrence of, (i) with respect to any Occupancy Reserve Tenant (as defined below), the date which is the earlier to occur of (A) 12 calendar months prior to each expiration date under such tenant’s lease, or (B) the date set forth in such tenant’s lease on or before which such tenant is required to notify the landlord of its intent to either renew or terminate such lease; (ii) with respect to any Occupancy Reserve Tenant: (A) such tenant, or the guarantor of such tenant’s obligations under such tenant’s lease, is the subject of a bankruptcy action, (B) such tenant gives notice of its intent to terminate its lease or to vacate or surrender its demised premises or otherwise vacates or surrenders its demised premises, or (C) such tenant’s lease terminates or expires and/or (iii) with respect to St. Vincent Health, as of the closing date; and (y) terminate, if ever, upon the occurrence of the applicable cure.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

58

MSCI 2015-UBS8	Meridian Office

“Occupancy Reserve Tenant” means each of St. Vincent Health, under the St. Vincent Health lease, Technicolor, under the Technicolor lease, and GEICO, under the GEICO lease.

Lockbox and Cash Management. The Meridian Office Complex Mortgage Loan is structured with a springing lockbox and springing cash management. As of the closing of the Meridian Office Complex Mortgage Loan, because of the occurrence of a Lease Trigger Period, a Cash Management Period (as defined below) is deemed to have commenced, thereby resulting in the pending establishment of the lockbox account and the cash management account. At such time as the lockbox account information is made available by the lockbox bank, the borrower is required to instruct all tenants at the property to direct their rents into the lockbox account. On each business day during the continuance of a Cash Management Period, funds in the lockbox account are required to be transferred to the cash management account and are applied on each monthly payment date to pay debt service on the Meridian Office Complex Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Meridian Office Complex Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Meridian Office Complex Borrower in connection with the operation and maintenance of the Meridian Office Complex Property reasonably approved by the lender, and to disburse the remainder to the Meridian Office Complex Borrower (or, during the continuance of a Lease Trigger Period, to the Occupancy Reserve Fund, or if a Cash Trap Period (as defined below) is continuing but no Lease Trigger Period is then continuing, to an account to be held by the lender as additional security for the Meridian Office Complex Mortgage Loan). Provided a Cash Trap Period is not continuing, on each business day, all available funds in the lockbox will be remitted to a Meridian Office Complex Borrower-specified account.

A “Cash Management Period” (a) will commence upon (i) the commencement of any Cash Trap Period; (ii) the failure by the Meridian Office Complex Borrower, after the end of two consecutive calendar quarters, to maintain the pro forma DSCR of at least 1.20x; or (iii) the occurrence from time to time of a Lease Trigger Period; and (b) shall end upon the lender giving notice to the Meridian Office Complex Borrower and clearing bank that the Cash Management Period has ended, which notice the lender shall only be required to give if: (1) the Meridian Office Complex Mortgage Loan and all other obligations under the loan documents have been repaid in full; or (2) there has been a full defeasance event, or (3) for one calendar quarter since the commencement of the existing Cash Management Period (A) no Cash Trap Period, Lease Trigger Period, default or event of default has occurred or remains in effect during such period, (B) no other Cash Management Period is then in effect and no event that would trigger another Cash Management Period has occurred and (C) the pro forma DSCR at the end of such calendar quarter has been at least equal to 1.25x.

A “Cash Trap Period” will (a) commence upon (i) the occurrence of any event of default; (ii) any bankruptcy action of the Meridian Office Complex Borrower, principal, guarantor or manager has occurred; or (iii) the failure by the Meridian Office Complex Borrower, after the end of two consecutive calendar quarters, to maintain the pro forma DSCR of at least 1.15x; and (b) be terminated, if ever: (i) the Meridian Office Complex Mortgage Loan and all other obligations under the loan documents have been repaid in full, (ii) in the case of the foregoing clause (a)(i), the lender accepts a cure of the event of default giving rise to such Cash Trap Period and no other event of default has occurred and is continuing; (iii) in the case of a bankruptcy action of the manager only, the Meridian Office Complex Borrower replaces the manager with a qualified manager under a replacement management agreement; or (iv) in the case of the foregoing clause (a)(iii), for a period of one calendar quarter subsequent to the commencement of such Cash Trap Period (A) no event of default has occurred or is then in effect during any such calendar quarter, (B) no other Cash Trap Period is then in effect and no event that could trigger another Cash Trap Period has occurred during any such calendar quarter, and (C) the pro forma DSCR at the end of such calendar quarter is at least equal to 1.20x.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Meridian Office Complex Borrower is required to obtain insurance against acts of terrorism or other similar acts or events so long as the lender determines that either (a) prudent owners of real estate comparable to the Meridian Office Complex Property are maintaining same or (b) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

59

MSCI 2015-UBS8	Grove City Premium Outlets

Mortgage Loan No. 5 – Grove City Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

60

MSCI 2015-UBS8	Grove City Premium Outlets

Mortgage Loan No. 5 – Grove City Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

61

MSCI 2015-UBS8	Grove City Premium Outlets

Mortgage Loan No. 5 – Grove City Premium Outlets

Grove City Premium Outlets
1911 Leesburg Grove City Road
Grove City, PA 16127
Erie
67 miles
Pittsburgh
48 miles
Mercer
Mercer Raceway Park
Grove City
Springfield Township
Amsterdam
Liberty Township
Slippery Rock
MERCER COUNTY
LAWRENCE COUNTY
BUTLER COUNTY
Millbrook Rd.
Scrubgrass Rd.
Pizor Rd.
Clintonville Rd.
Springfield Church Rd.
Sandy Lake Rd.
Perry Hwy.
Butler Pike
Cranberry Rd.
Mercer-Grove City Rd.
Old Mercer Rd.
Leesburg-Grove City Rd.
Veterans Rd.
Tower Rd.
Mercer-Butler Pike
Amsterdam Rd.
N. Liberty Rd.
Grove City Rd.
Moores Corner Rd.
New Castle Rd.
Franklin St.
Grove City Airport
GE Transportation
Grove City Medical Center
Pine Grove Golf Course
GE Transportation Remanufacturing
Grove City Mem. Park
Grove City College
Grove City Country Club
State Game Lands No. 284
State Game Lands No. 151
Shamrock Public Golf Course
Slippery Rock University of Pennsylvania
Allegheny Mineral Corp. Quarry
CANADA
BUFFALO
Lake Erie
Erie
NEW YORK
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
MARYLAND
BALTIMORE
NEW JERSEY
Scranton
Allentown
Reading

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

62

MSCI 2015-UBS8	Grove City Premium Outlets

Mortgage Loan No. 5 – Grove City Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Grove City, PA 16127
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/2004
Mortgage Rate:	4.3085%			Size:	531,212 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$264
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$264
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$16,255,477
Seasoning:	0 months			UW NOI Debt Yield(1):	11.6%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.56x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$16,505,683 (8/31/2015 TTM)
Additional Debt Balance(3):	$100,000,000			2nd Most Recent NOI:	$16,145,772 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$15,045,440 (12/31/2013)
Reserves(4)				Most Recent Occupancy(5):	99.0% (9/22/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,000,000 (9/28/2015)
Recurring Replacements:	$0	Springing	$318,727	Cut-off Date LTV Ratio(1):	54.9%
TI/LC:	$0	Springing	$1,593,636	Maturity Date LTV Ratio(1):	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$106,741,610	76.2%
			Closing Costs:	$434,834	0.3%
			Return of Equity:	$32,823,556	23.4%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Grove City Premium Outlets Mortgage Loan is part of the Grove City Premium Outlets Loan Pair, which is comprised of five pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grove City Premium Outlets Loan Pair.
(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grove City Premium Outlets promissory note to be securitized and (b) January 1, 2019.
(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.
(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Includes approximately 4,065 SF recently leased to Michael Kors as occupied space. Michael Kors is not yet in occupancy, but is scheduled to begin paying rent as of January 1, 2016.

The Mortgage Loan. The fifth largest mortgage loan (the “Grove City Premium Outlets Mortgage Loan”) is part of a loan pair (the “Grove City Premium Outlets Loan Pair) evidenced by five pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 531,212 SF outlet center known as Grove City Premium Outlets in Grove City, Pennsylvania (the “Grove City Premium Outlets Property”). Promissory Note A-1, in the original principal amount of $40,000,000, represents the Grove City Premium Outlets Mortgage Loan. Promissory Notes A-2, A-3 and A-4, in the aggregate original principal amount of $44,000,000, are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Promissory Note A-5, in the original principal amount of $56,000,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction (collectively, the “Grove City Premium Outlets Serviced Companion Loan”), all of which may be contributed to future securitization transactions or otherwise transferred at any time. The Grove City Premium Outlets Loan Pair will (i) from and after the Closing Date, but prior to the date that the Grove City Premium Outlets Serviced Companion Loan evidenced by Promissory Note A-2 is included in a securitization trust, be serviced pursuant to the pooling and servicing agreement, and (ii) from and after the securitization date of the Grove City Premium Outlets Serviced Companion Loan evidenced by Promissory Note A-2, the Grove City Premium Outlets Loan Pair will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and The Loan Pairs—The Grove City Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Grove City Premium Outlets Loan Pair were used to refinance a previous mortgage loan secured by the Grove City Premium Outlets Property in the original principal amount of $106,741,610, to pay closing costs, and to return equity to the Grove City Premium Outlets Borrower. The previous mortgage loan secured by the Grove City Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

63

MSCI 2015-UBS8	Grove City Premium Outlets

The Borrower and the Sponsor. The borrower is Grove City Factory Shops Limited Partnership (the “Grove City Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Grove City Premium Outlets Borrower is Simon Properties Group, L.P. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Grove City Premium Outlets Loan Pair will be recourse to the sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provides that Simon’s liability may not exceed $28.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. The Grove City Premium Outlets Borrower is affiliated with the borrowers of three other mortgage loans through partial or complete direct or indirect common ownership, identified as Ellenton Premium Outlets, Gulfport Premium Outlets and Florida Keys Outlet Center in Appendix I to the Free Writing Prospectus.

The Property. The Grove City Premium Outlets Property is a single level 531,212 SF open-air outlet center situated on a 56.64-acre site located in Grove City, Pennsylvania with approximately 2,931 surface parking spaces (5.52 per 1,000 SF). The Grove City Premium Outlets Property is located approximately 54.3 miles north of Pittsburgh, Pennsylvania along Leesburg Grove City Road and Interstate 79, a primary thoroughfare through western Pennsylvania and West Virginia, and makes up part of a corridor to Buffalo, New York, and the Canadian border.

The Grove City Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 128 tenants, with no tenant contributing more than 5.5% of net rentable area or 4.4% of underwritten base rent. Major tenants at the Grove City Premium Outlets Property include V.F. Factory Outlet, Old Navy, Nike Factory Store, Reebok/Rockport Outlet. In-line tenants include American Eagle Outfitters, Ann Taylor Factory Store, Banana Republic Factory Store, Bose, Brooks Brothers, Calvin Klein, Coach, Gap Outlet, Guess, J. Crew Factory Store, Levi’s/Dockers Outlet, Loft Outlet, The North Face, Polo Ralph Lauren, and Adidas. In addition, there are eight food court tenants, one outparcel tenant, and one ATM tenant.

As of September 22, 2015, the Grove City Premium Outlets Property was 99.0% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending August 31, 2015, were approximately $348 PSF with 107 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 11.7%. Historical occupancy at the Grove City Premium Outlets Property has averaged 94.9% over the last four years.

The Grove City Premium Outlets Property has recently undergone capital and tenant improvements totaling approximately $3.1 million between 2010 and 2014, which included new roofing, landscaping, paving, concrete sidewalks, gutters, signage, lighting, and benches. Capital improvements for 2015 were budgeted at $861,000 and include asphalt repair, roof and shingle replacement, entry signage, restrooms, maintenance equipment, and gutters. The capital improvement expenditures exclude land acquisition costs.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

64

MSCI 2015-UBS8	Grove City Premium Outlets

The following table presents certain information relating to the leases at the Grove City Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (8/31/2015 TTM)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	29,224	6%	$362,163	$12.39	$6,428,000	$220	9.2%	Various(5)
Old Navy	BBB-/Baa2/BBB-	20,188	4%	$548,710	$27.18	$4,716,000	$234	12.1%	1/31/2021(6)
Nike Factory Store	NR/A1/AA-	16,475	3%	$345,975	$21.00	$12,301,112	$747	4.1%	6/30/2018
Reebok/Rockport Outlet	NR/NR/NR	11,356	2%	$293,893	$25.88	$1,797,000	$158	16.6%	4/30/2017
Subtotal/Wtd. Avg.		77,243	15%	$1,550,741	$20.08	$25,242,112	$327	7.8%

Top 10 In-Line(7)
Coach	BBB/Baa2/BBB-	7,481	1%	$673,290	$90.00	N/A	N/A	N/A	1/31/2025
Under Armour	NR/NR/NR	7,749	1%	$318,561	$41.11	N/A	N/A	N/A	4/30/2024
Eddie Bauer Outlet	BBB-/Baa2/BBB-	8,395	2%	$302,640	$36.05	$1,915,000	$228	20.4%	4/30/2025
Gap Outlet	BBB-/Baa2/BBB-	9,097	2%	$296,016	$32.54	$3,216,000	$354	10.5%	3/31/2020(8)
Van Heusen Factory Outlet	NR/NR/NR	6,492	1%	$292,140	$45.00	$1,482,000	$228	25.8%	1/31/2021(9)
Brooks Brothers	NR/NR/NR	9,584	2%	$287,520	$30.00	$1,992,000	$208	16.3%	12/31/2019
Columbia Sportswear Company	NR/NR/NR	7,357	1%	$280,522	$38.13	$4,688,000	$637	8.0%	1/31/2020
Bass Shoes	NR/NR/NR	6,886	1%	$274,407	$39.85	$2,216,000	$322	16.6%	1/31/2025
The Children’s Place	NR/NR/NR	7,444	1%	$268,505	$36.07	$1,696,000	$228	21.9%	1/31/2021
Bose	NR/NR/NR	3,715	1%	$261,833	$70.48	$2,037,000	$548	12.9%	5/31/2018
Subtotal/Wtd. Avg.		74,200	14%	$3,255,435	$43.87	$19,242,000	$326	14.6%

Other Tenants		374,202	70%	$10,666,879	$28.51	$117,013,000
Vacant Space		5,567	1%	$0	$0.00
Total/Wtd. Avg.		531,212	100%	$15,473,055	$29.44	$161,497,112

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Sales $ and Sales PSF represent the trailing 12 months ending August 31, 2015 as provided by the sponsor except with respect to Nike Factory Store, for which they represent the trailing 12 months ending July 31, 2015. Sales $ and Sales PSF only include tenants reporting comparable sales.
(5)	V.F. Factory Outlet’s space is leased pursuant to two leases. One lease totaling 26,842 SF and $328,815 of underwritten base rent expires on November 30, 2019 and one lease totaling 2,382 SF and $33,348 of underwritten base rent expires on December 31, 2015.
(6)	Old Navy has a lease out for renewal with a current expiration date of January 2016. Old Navy has a lease renewal expiration date of January 2021. However, the proposed renewal lease has not been signed.
(7)	Top in-line tenants are ordered by Annual UW Rent.
(8)	Gap Outlet has a lease out for renewal with a current expiration date of March 2016. Gap Outlet has a lease renewal expiration date of March 2020. However, the proposed renewal lease has not been signed.
(9)	Van Heusen Factory Outlet has a lease out for renewal with a current expiration date of January 2016. Van Heusen Factory Outlet has a lease renewal expiration date of January 2021. However, the proposed renewal lease has not been signed.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

65

MSCI 2015-UBS8	Grove City Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Grove City Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	8,914	$11.11	2%	2%	$99,000	1%	1%
2015	3	7,794	$11.64	1%	3%	$90,755	1%	1%
2016(4)	20	61,774	$24.79	12%	15%	$1,531,657	10%	11%
2017	22	77,660	$27.86	15%	29%	$2,163,240	14%	25%
2018	9	41,009	$31.07	8%	37%	$1,274,154	8%	33%
2019	14	71,623	$26.40	13%	51%	$1,890,618	12%	46%
2020(5)	14	58,468	$30.53	11%	62%	$1,785,014	12%	57%
2021(6)	9	55,670	$31.40	10%	72%	$1,747,935	11%	68%
2022(7)	9	29,087	$29.69	5%	78%	$863,738	6%	74%
2023	8	30,721	$26.94	6%	83%	$827,647	5%	79%
2024	5	17,847	$34.66	3%	87%	$618,537	4%	83%
2025(8)	8	49,824	$42.47	9%	96%	$2,116,005	14%	97%
2026	5	15,254	$30.47	3%	99%	$464,756	3%	100%
2027	0	0	$0.00	0%	99%	$0	0%	100%
2028 & Beyond	1	0	$0.00	0%	99%	$0	0%	100%
Vacant	0	5,567	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	129	531,212	$29.44	100%		$15,473,055	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Includes Bobba (574 SF) that has a lease out for renewal with a current expiration date of December 2015. Bobba has a lease renewal expiration date of December 2016. However, the proposed renewal lease has not been signed.
(5)	Includes Gap Outlet (9,097 SF) and Tommy Hilfiger (5,269 SF) which have leases out for renewal with current expiration dates of March 2016 and November 2015, respectively. Gap Outlet and Tommy Hilfiger have lease renewal expiration dates of March 2020 and November 2020, respectively. However, the proposed renewal lease has not been signed.
(6)	Includes Old Navy (20,188 SF) and Van Heusen Factory Outlet (6,492 SF) which have leases out for renewal with current expiration dates of January 2016. Old Navy and Van Heusen Factory Outlet have a lease renewal expiration date of January 2021. However, the proposed renewal lease has not been signed.
(7)	Includes Nine West Outlet (2,402 SF) that has a lease out for renewal with a current expiration date of January 2015. Nine West Outlet has a lease renewal expiration date of January 2022. However, the proposed renewal lease has not been signed.
(8)	Includes Dress Barn (8,457 SF) that has a lease out for renewal with a current expiration date of January 2015. Dress Barn has a lease renewal expiration date of January 2025. However, the proposed renewal lease has not been signed.

The Market. The Grove City Premium Outlets Property is located in Grove City, Mercer County, Pennsylvania, along Interstate 79, approximately three miles south of Interstate 80, 30.6 miles east of Youngstown, Ohio, 54.3 miles north of Pittsburgh, Pennsylvania, and 106 miles southeast from Cleveland, Ohio. Grove City is historically a traditional industrial center manufacturing locomotive engines, carriages, gas engines, foundry products, and motor trucks. It is home to Grove City College, General Electric, Instron, USIS and a number of small businesses. Due to its location near the United States / Canadian border, the Grove City Premium Outlets Property draws over 6 million visitors per year from the U.S. and Canada. With the Canadian border just over a three-hour drive from the Grove City Premium Outlets Property, Canadians take advantage of tax-free shopping as well as various shopping bus tours from Toronto, Canada to Grove City Premium Outlets. The Grove City Premium Outlets Property has a shopper population of approximately 8 million people within a 100-mile radius in Pittsburgh and Erie, Pennsylvania, and Akron, Youngstown and Cleveland, Ohio.

The Grove City Premium Outlets Property is located within the Youngstown-Warren retail market. As of June 30, 2015, the retail properties within Mercer County had an overall vacancy rate of 4.6% and an average asking annual lease rate of $7.69 PSF. According to a third party market research report, the Mercer County retail market contains 560 buildings accounting for approximately 4,669,383 SF of retail space.

The Grove City Premium Outlets Property is the 26th largest outlet center in the U.S. with only 31 outlet centers exceeding 500,000 SF. The Grove City Premium Outlets Property is the only outlet center within a 1.15-hour drive.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Grove City Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Grove City Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Grove City Premium Outlets Property	Outlet Center	1994/2004	531,212(1)	99.0%(1)	V.F. Factory Outlet, Old Navy, Nike Factory Outlet	N/A
Shenango Valley Mall	Regional Center	1967/1997	509,000	50.0%	JC Penney, Macy’s, Sears	16.4
Clearview Mall	Regional Center	1981/2000	760,000	70.0%	Boscov’s, Dick’s Sporting Goods, JC Penney, TJ Maxx, Sears	21.4
Southern Park Mall	Super Regional Center/Mall	1970/1997	1,205,000	85.0%	Dillard’s, JC Penney, Macy’s, Sears	27.4
The Streets of Cranbury	Lifestyle Center	2008/N/A	110,000	100.0%	N/A	30.8
Eastwood Mall	Super Regional Center/Mall	1969/2006	1,453,000	87.0%	Dillard’s, JC Penney, Macy’s Sears, Target	31.3
Ross Park Mall	Super Regional Center/Mall	1986/2000	1,246,000	90.0%	JC Penney, Macy’s, Nordstrom, Sears	48.0
Tanger Outlet	Outlet Center	2008/N/A	371,000	100.0%	H&M, Saks Fifth Avenue OFF 5th	71.0
Aurora Farms Premium Outlets	Outlet Center	1987/N/A	285,000	98.0%	Saks Fifth Avenue OFF 5th	79.0
Total/Wtd. Avg.(2)			5,939,000	84.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll. Includes approximately 4,065 SF recently leased to Michael Kors as occupied space. Michael Kors is not yet in occupancy, but is scheduled to begin paying rent as of January 1, 2016.
(2)	Total/Wtd. Avg. excludes the Grove City Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grove City Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent(1)	$14,254,179	$14,403,840	$14,960,111	$15,119,744	$16,102,534	$30.31
Total Recoveries	$5,835,788	$6,230,807	$7,131,019	$7,360,326	$7,364,239	$13.86
Other Income	$512,645	$429,202	$431,067	$490,408	$458,000	$0.86
Less Vacancy & Credit Loss	$40,673	$13,427	$3,930	$3,059	($1,162,543)	($2.19)
Effective Gross Income	$20,643,285	$21,077,276	$22,526,127	$22,973,537	$22,762,230	$42.85
Total Operating Expenses	$5,932,771	$6,031,836	$6,380,355	$6,467,854	$6,506,753	$12.25
Net Operating Income	$14,710,514	$15,045,440	$16,145,772	$16,505,683	$16,255,477	$30.60
Capital Expenditures	$0	$0	$0	$0	$217,797	$0.41
TI/LC	$0	$0	$0	$0	$359,618	$0.68
Net Cash Flow	$14,710,514	$15,045,440	$16,145,772	$16,505,683	$15,678,062	$29.51

Occupancy %	94.1%	96.5%	95.6%	94.0%	99.0%
NOI DSCR	2.41x	2.46x	2.64x	2.70x	2.66x
NCF DSCR	2.41x	2.46x	2.64x	2.70x	2.56x
NOI Debt Yield	10.5%	10.7%	11.5%	11.8%	11.6%
NCF Debt Yield	10.5%	10.7%	11.5%	11.8%	11.2%

(1)	UW Base Rent is net of actual vacancy and includes approximately $44,886 of straight line rent credit through February 2024 for the Coach space, approximately $23,012 of straight line rent credit through August 2022 for The North Face space, approximately $10,148 of straight line rent credit through September 2023 for the Starbucks Coffee Company space, approximately $1,012 of straight line rent credit through March 2018 for the AT&T Wireless space, and approximately $554,412 of additional contractual rent steps effective September 30, 2016.

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Grove City Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $8,854 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $318,727 and (iv) $66,402 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,593,636.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the guarantor or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by lender, or in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Grove City Premium Outlets Mortgage Loan. The Grove City Premium Outlets Mortgage Loan has springing cash management (i.e., the Grove City Premium Outlets Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Grove City Premium Outlets Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Grove City Premium Outlets Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Grove City Premium Outlets

event of default has occurred and is continuing, to the Grove City Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Grove City Premium Outlets Borrower in connection with the operation and maintenance of the Grove City Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Grove City Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Grove City Premium Outlets Mortgage Loan).

Additional Secured Indebtedness (not including trade debts). The Grove City Premium Outlets Property also secures the Grove City Premium Outlets Serviced Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The Grove City Premium Outlets Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. and Bank of America, N.A. or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Grove City Premium Outlets Serviced Companion Loan accrue interest at the same rate as the Grove City Premium Outlets Mortgage Loan. The Grove City Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Grove City Premium Outlets Serviced Companion Loan. The holders of the Grove City Premium Outlets Mortgage Loan and the Grove City Premium Outlets Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grove City Premium Outlets Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Grove City Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Grove City Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Grove City Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Grove City Premium Outlets Property, including, without limitation, portions of the Grove City Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Grove City Premium Outlets Property, including portions of the Grove City Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Grove City Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Grove City Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Grove City Premium Outlets Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Grove City Premium Outlets Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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69

MSCI 2015-UBS8	Mall de las Aguilas

Mortgage Loan No. 6 – Mall de las Aguilas

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Mall de las Aguilas

Mortgage Loan No. 6 – Mall de las Aguilas

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Mall de las Aguilas

Mortgage Loan No. 6 – Mall de las Aguilas

Mall de las Aguilas
455 South Bibb Avenue
Eagle Pass, TX 78852
TEXAS
MEXICO
SAN ANTONIO
San Antonio Intl. Airport
Lackland AFB
CHIHUAHUAN DESERT
Texas Hill Country
Eldorado
Menard
Mason
Llano
Buchanan Lake
El Paso 310 miles
Ozona
Sonora
Junction
S. Llano River State Park
Fredericksburg
Rocksprings
Kerr Wildlife Management Area
Kerrville
Boerne
Kickapoo Cavern State Park
Amistad Reservoir
Del Rio
Laughlin Air Force Base
Brackettville
Uvalde
Ciudad Acuña
Rio Grande
La Pryor
Eagle Pass
Pleasanton
Pearsall
Piedras Negras
Crystal City
Dilley
Carrizo Springs
Zaragoza
Nava
Cotulla
Chaparral Wildlife Management Area
Choke Canyon Reservoir
Freer
Nuevo Laredo
Laredo
Anahuac
Hebbronville
OKLAHOMA CITY
TULSA
ALBUQUERQUE
FT. WORTH
DALLAS
EL PASO
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA
MEXICO
MONTERREY
Gulf of Mexico

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Mall de las Aguilas

Mortgage Loan No. 6 – Mall de las Aguilas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Eagle Pass, TX 78852
Cut-off Date Balance:	$25,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	MSGT LLC			Year Built/Renovated:	1983/2006; 2010-2014
Mortgage Rate:	4.0153%			Size:	356,877 SF
Note Date:	9/10/2015			Cut-off Date Balance per Unit:	$70
First Payment Date:	10/6/2015			Maturity Date Balance per Unit:	$59
Maturity Date:	9/6/2025			Property Manager:	Jones Lang LaSalle Americas, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,413,513
Seasoning:	3 months			UW NOI Debt Yield:	13.7%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	16.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	2.19x (P&I) 3.08x (IO)
Additional Debt Type:	N/A			Most Recent NOI:	$3,292,015 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,187,586 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,487,616 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	91.1% (6/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.3% (12/31/2014)
RE Tax:	$301,502	$31,407	N/A	3rd Most Recent Occupancy:	95.8% (12/31/2013)
Insurance:	$126,872	$13,216	N/A	Appraised Value (as of):	$40,000,000 (5/26/2015)
Deferred Maintenance:	$241,445	$0	N/A	Cut-off Date LTV Ratio:	62.5%
Recurring Replacements:	$0	$8,922	N/A	Maturity Date LTV Ratio:	52.8%
TI/LC:	$0	$22,305	$1,338,326
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$22,931,113	91.7%
			Reserves:	$669,819	2.7%
			Closing Costs:	$516,471	2.1%
			Return of Equity:	$882,597	3.5%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “Mall de las Aguilas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 secured by a first priority fee mortgage encumbering a 356,877 SF regional mall known as Mall de las Aguilas in Eagle Pass, Texas (the “Mall de las Aguilas Property”). The proceeds of the Mall de las Aguilas Mortgage Loan were primarily used to refinance a previous loan secured by the Mall de las Aguilas Property in the original principal amount of $22,931,113, to fund upfront reserves, pay closing costs and return equity to the Mall de las Aguilas Borrower. The previous loan secured by the Mall de las Aguilas Property was included in the MLCFC 2007-5 securitization trust.

The Borrower and the Sponsor. The borrower is Enterprise Eagle Pass Associates L.P. (the “Mall de las Aguilas Borrower”), a single-purpose Texas limited partnership structured to be bankruptcy-remote, with one independent director. The Mall de las Aguilas Borrower is owned by limited partners MSGT LLC (60.0%), Catherine James Paglia (19.8%), Bonnie Englebardt (4.8%), Susan Zises Green (4.8%), Carol S. Weisman (4.8%), Lois R. Zaro (4.8%), and general partner, EDA Eagle Pass Realty, Inc. (1.0%). MSGT LLC, the nonrecourse carve-out guarantor, is owned by Susan Zises Green (25%), Bonnie Englebardt (25%), Carol S. Weisman (25%), and Lois R. Zaro (25%) and is an affiliate of the Mall de las Aguilas Borrower through Enterprise Asset Management, Inc. (“EAM”). EAM manages general partner, EDA Eagle Pass Realty, Inc., which is owned by Robert James (20%), Susan Zises Green (20%), Bonnie Englebardt (20%), Carol S. Weisman (20%) and Lois R. Zaro (20%). EAM is a privately owned, family-run business founded in 1968 and headquartered in New York City. The EAM portfolio consists primarily of two regional malls containing over 1 million SF of space, approximately 3.4 million SF of office buildings, and approximately 2,500 multifamily residential units.

The Mall de las Aguilas Borrower is affiliated with the borrower of one other mortgage loan through partial or complete direct or indirect common ownership, identified as 525 Seventh Avenue in Appendix I to the Free Writing Prospectus.

The Property. The Mall de las Aguilas Property is a single-level 356,877 SF enclosed regional mall situated on a 29.56-acre site located in Eagle Pass, Texas with approximately 1,847 (5.18 per 1,000 SF) parking spaces. The Mall de las Aguilas Property is located along South Bibb Avenue, a major retail

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Mall de las Aguilas

thoroughfare. Traffic counts along South Bibb Avenue are 14,301 vehicles per day. Directly across the street is a Walmart Supercenter, Kohl’s and Lowe’s Home Improvement Center and additional retailers along the thoroughfare include Sally Beauty Supply, GameStop, Sherwin-Williams Paint Store, AT&T, Fuddruckers, Domino’s Pizza and Chili’s. The Mall de las Aguilas Property is also accessible via Highway 57, a two-lane bridge with pedestrian walkways connecting Eagle Pass with Piedras Negras, Mexico. Since constructing the Mall de las Aguilas Property in 1983, the sponsor spent approximately $675,000 in capital improvements from 2010 to 2014, which included landscaping, parking lot repairs, painting, lighting retrofit and HVAC repairs.

The Mall de las Aguilas Property is anchored by JC Penney, Bealls and a seven-screen Cinemark and is leased to 27 in-line tenants, two outparcel tenants, one kiosk tenant and one ATM tenant. From 2011 to 2014, historical occupancy ranged from 95.8% to 99.9%, and in-line occupancy ranged from 92.9% to 99.9% when excluding the outparcels and including kiosk tenants. Excluding the theater and major tenants, 21 of the in-line tenants, representing 65,699 SF, reported June 2015 TTM weighted average comparable sales of approximately $328 PSF.

Major Tenants (by underwritten base rents).

Bealls (62,462 SF, 18% of NRA, 16% of underwritten rent). Bealls offers consumers access to brand name merchandise not typically carried by other retailers in small and mid-sized markets. Bealls stores located in Texas, New Mexico and Alabama are managed and owned by Stage Stores, Inc. (“Stage Stores”), a specialty department store retailer. Stage Stores also operates under Goody’s, Palais Royal, Peebles, and Stage, and offers its products directly to consumers on its eCommerce website. Stage Stores operates approximately 850 stores in 40 states, of which 221 stores were Bealls. Bealls has been in occupancy at the Mall de las Aguilas Property since November 2003 and reported sales of $202 PSF for the June 2015 TTM period. Bealls originally had a 10-year term and executed a five-year extension option, expiring in November 2018. Beall’s has one five-year renewal option remaining and no termination options.

Cinemark (23,173 SF, 6% of NRA, 11% of underwritten rent). Cinemark (NYSE: CNK) (Fitch/Moody’s/S&P: NR/NR/BB-) and its subsidiaries operated 503 theaters and 5,720 screens in the United States and Latin America as of June 30, 2015. Cinemark has been in occupancy at the Mall de las Aguilas Property since September 2005 and reported sales of $442,000 per screen for the June 2015 TTM period. The movie theater is under a 15-year lease, expiring in September 2020 and has four five-year renewal options remaining and no termination options.

JC Penney (80,373 SF, 23% of NRA, 9% of underwritten rent). JC Penney (NYSE: JCP) (Fitch/Moody’s/S&P: CCC/Caa1/CCC+) has been in occupancy at the Mall de las Aguilas Property since November 1982 and reported sales of approximately $193 PSF for the June 2015 TTM period, 70.8% higher than the JC Penney national chain average of approximately $113 PSF in 2014. JC Penney at the Mall de las Aguilas Property includes a “Sephora Inside JC Penney” counter. Sephora is a beauty products retailer that operates boutiques in approximately 386 JC Penney stores with a total of 706 stores in the United States. The typical “Sephora Inside JC Penney” boutique occupies 2,000 SF and generates approximately $600 PSF in sales. JC Penney’s current term will expire in November 2017 with four five-year renewal options remaining and no termination options.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Mall de las Aguilas

The following table presents certain information relating to the leases by SF at the Mall de las Aguilas Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 6/30/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Anchor Tenants
JC Penney	CCC/Caa1/CCC+	80,373	23%	$303,201	$3.77	$15,489,119	$193	2.5%	11/30/2017
Bealls	NR/NR/NR	62,462	18%	$566,671	$9.07	$12,631,736	$202	5.7%	11/30/2018
Cinemark	NR/NR/BB-	23,173	6%	$382,355	$16.50	$3,094,535	$442,076	13.5%	9/30/2020
Subtotal/Wtd. Avg.		166,008	47%	$1,252,227	$7.54	$31,215,390	$197	4.9%

Major Tenants
Ross Dress for Less	NR/A3/A-	30,428	9%	$174,961	$5.75	N/A	N/A	N/A	1/31/2021
Marshalls	NR/A3/A+	22,539	6%	$112,500	$4.99	N/A	N/A	N/A	10/31/2024
Burkes Outlet Stores	NR/NR/NR	22,021	6%	$225,000	$10.22	N/A	N/A	N/A	1/31/2019
The Shoe Dept.	NR/NR/NR	10,430	3%	$130,375	$12.50	$1,317,139	$126	9.9%	1/31/2021
Subtotal/Wtd. Avg.		85,418	24%	$642,836	$7.53	$1,317,139	$126	9.9%

Top 10 In-Line(5)
Rue21	NR/Caa3/CCC	4,723	1%	$110,896	$23.48	$1,145,376	$243	10.8%	12/31/2017
New York & Co	NR/NR/NR	5,490	2%	$109,800	$20.00	$1,938,566	$353	9.0%	1/31/2017
Payless Shoesource	NR/B2/B	3,292	1%	$92,176	$28.00	$988,435	$300	12.8%	11/30/2019
A’gaci	NR/NR/NR	5,980	2%	$89,700	$15.00	$3,071,816	$514	7.3%	1/31/2017
Hibbett Sports	NR/NR/NR	4,967	1%	$86,923	$17.50	$1,323,808	$267	6.6%	11/30/2022
Pizza Hut	NR/Baa3/BBB	6,730	2%	$80,760	$12.00	N/A	N/A	N/A	3/31/2025
Bath & Body Works	BB+/Ba1/BB+	2,755	1%	$80,434	$29.20	$1,149,059	$417	7.0%	3/31/2017
IBC Bank - Eagle Pass	NR/NR/NR	2,330	1%	$74,560	$32.00	N/A	N/A	N/A	11/30/2017
Kays Jewelers	NR/NR/NR	1,586	0%	$69,784	$44.00	$1,101,078	$694	8.1%	12/31/2023
Footlocker	NR/NR/NR	3,050	1%	$67,100	$22.00	$797,988	$262	12.4%	7/31/2022
Subtotal/Wtd. Avg.		40,903	11%	$862,133	$21.08	$11,516,126	$362	8.7%

Other Tenants		32,685	9%	$729,191	$22.31	$9,602,283
Vacant Space		31,863	9%	$0	$0.00
Total/Wtd. Avg.		356,877	100%	$3,486,386	$10.73	$53,650,938

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending June 30, 2015 as provided by the sponsor except with respect to Cinemark, which represent 2014 year-end sales. Sales PSF for Cinemark is calculated based on seven screens. Wtd. Avg. Sales PSF excludes Cinemark.

(5)	Top in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

75

MSCI 2015-UBS8	Mall de las Aguilas

The following table presents certain information relating to the lease rollover schedule at the Mall de las Aguilas Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	5	7,023	$23.63	2%	2%	$165,975	5%	5%
2017	7	103,626	$7.82	29%	31%	$809,967	23%	28%
2018	4	65,438	$10.52	18%	49%	$688,458	20%	48%
2019	5	29,220	$12.96	8%	58%	$378,779	11%	59%
2020	3	25,212	$18.17	7%	65%	$458,183	13%	72%
2021	2	40,858	$7.47	11%	76%	$305,336	9%	81%
2022	5	15,450	$17.63	4%	80%	$272,406	8%	88%
2023	2	4,369	$27.34	1%	82%	$119,433	3%	92%
2024	1	22,539	$4.99	6%	88%	$112,500	3%	95%
2025	3	11,279	$15.55	3%	91%	$175,351	5%	100%
2026	0	0	$0.00	0%	91%	$0	0%	100%
2027	0	0	$0.00	0%	91%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	91%	$0	0%	100%
Vacant	0	31,863	$0.00	9%	100%	$0	0%	100%
Total/Wtd. Avg.	37	356,877	$10.73	100%		$3,486,386	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Mall de las Aguilas Property is located in Eagle Pass, Texas, approximately 55 miles south of Del Rio, Texas and where Fort Duncan is located. Eagle Pass is a port city and features international railway, highway, and port shipping and offers a route between San Antonio and Mexico. Due to its location on the United States / Mexico border, Eagle Pass businesses receive revenue from residents of the city of Piedras Negras, Mexico, an industrial and transportation hub with a population of 139,169. International travel is facilitated via two vehicular / pedestrian border crossing points. Piedras Negras is located directly across the Rio Grande River from Eagle Pass and is the main port of entry into the United States from the “5 Springs” region of Mexico, as well as Monclova, which is approximately a two-hour drive south. Mexican nationals routinely cross the border into Eagle Pass, Texas to shop in retail establishments and other businesses. The Port of Eagle Pass/Piedras Negras provides the intersection of two major arterials and weekly border crossings average 72,900, of which 61,000 are vehicles, adding an estimated approximately 150,000 people to the potential customers of businesses in Eagle Pass. The 11,900 average weekly pedestrian crossings can utilize a local shuttle service to access the Mall de las Aguilas Property’s shopping destination.

The estimated 2015 population within a one-, three- and five-mile radius of the Mall de las Aguilas Property is 12,531, 40,651 and 49,763, respectively. This population count only applies to the United States of America side of the border. According to the 2012 INEGI Mexican census, the city of Piedras Negras, Mexico had a population of 139,169. The populations of both Eagle Pass and Piedras Negras are expected to grow by approximately 10% over the next five years, according to a third party market research report.

The Mall de las Aguilas Property is located in the Eagle Pass, Texas retail submarket. As of March 31, 2015, the Eagle Pass retail submarket had an overall vacancy rate of 3.3% and an average asking annual lease rate of $7.20 PSF. According to a third party market research report, the three-mile radius contains 87 buildings accounting for approximately 1,360,647 SF of retail space.

The Mall de las Aguilas Property is the only enclosed shopping center within approximately 116 miles or a 2.5-hour drive south of the Mall de las Aguilas Property in the United States market and within approximately 249 miles or a 4.5-hour drive south of the Mall de las Aguilas Property within the Mexican market.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

76

MSCI 2015-UBS8	Mall de las Aguilas

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mall de las Aguilas Property:

Cash Flow Analysis
	2012	2013	2014(1)	6/30/2015 TTM	UW	UW PSF
Base Rent	$3,350,227	$3,569,442	$3,447,832	$3,546,621	$4,463,200	$12.51
Total Recoveries	$1,071,843	$913,454	$963,982	$1,021,419	$1,027,080	$2.88
Other Income	$908,785	$891,995	$871,778	$831,512	$831,512	$2.33
Less Vacancy & Credit Loss	$0	$0	$0	$0	($827,280)	($2.32)
Effective Gross Income	$5,330,855	$5,374,891	$5,283,592	$5,399,552	$5,494,512	$15.40
Total Operating Expenses	$1,908,557	$1,887,275	$2,096,006	$2,107,537	$2,081,000	$5.83
Net Operating Income	$3,422,298	$3,487,616	$3,187,586	$3,292,015	$3,413,513	$9.56
Capital Expenditures	$0	$0	$0	$0	$107,063	$0.30
TI/LC	$0	$0	$0	$0	$168,773	$0.47
Net Cash Flow	$3,422,298	$3,487,616	$3,187,586	$3,292,015	$3,137,677	$8.79

Occupancy %	96.1%	95.8%	97.3%	97.0%	91.1%
NOI DSCR	2.39x	2.43x	2.22x	2.29x	2.38x
NCF DSCR	2.39x	2.43x	2.22x	2.29x	2.19x
NOI Debt Yield	13.7%	14.0%	12.8%	13.2%	13.7%
NCF Debt Yield	13.7%	14.0%	12.8%	13.2%	12.6%

(1)	The decline in Net Cash Flow is primarily due to increases in CAM and real estate expenses and a decrease in specialty tenants.

Escrows and Reserves. The Mall de las Aguilas Borrower deposited $301,502 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Mall de las Aguilas Borrower deposited $126,872 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums. The Mall de las Aguilas Borrower deposited $241,445 in escrow for deferred maintenance at loan origination, is required to escrow monthly $8,922 for replacement reserves, and is required to escrow monthly $22,305 for TI/LC reserves, provided, that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $1,338,326. During a Major Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Major Tenant Funds Reserve”) to be held by the lender as additional security for the Mall de las Aguilas Mortgage Loan. So long as no event of default exists, funds held in the Major Tenant Funds Reserve are required to be used in connection with tenant improvements and leasing commissions incurred.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to the date that is six months prior to the then-applicable expiration date of any Major Tenant’s (as defined below) lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or as otherwise acceptable to the lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Tenant’s lease is terminated, or (v) if a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the Mall de las Aguilas Property. A Major Tenant Trigger Event will continue until, in regard to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Major Tenant’s lease is affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regard to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means (i) JC Penney, (ii) Bealls or (iii) any tenant or replacement that together with its affiliates, leases space comprising either equal to or greater than 20% of (a) the total rentable SF or (b) the total in-place base rent.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Mall de las Aguilas Mortgage Loan. The Mall de las Aguilas Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Mall de las Aguilas Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Mall de las Aguilas Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Mall de las Aguilas Borrower in connection with the operation and maintenance of the Mall de las Aguilas Property reasonably approved by the lender, and to disburse the remainder to the Mall de las Aguilas Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the Mall de las Aguilas Mortgage Loan, or in the case of a Cash Sweep Period caused by a Major Tenant Trigger Event, to the Major Tenant Funds Reserve, to be applied as described above).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Mall de las Aguilas Borrower or guarantor, (iii) the DSCR based on the trailing 12-month period falling below 1.25x, or (iv) a Major Tenant Trigger Event. A Cash Sweep Period will continue until, in regard to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Mall de las Aguilas Borrower or guarantors and lender’s determination that such filing does not materially affect the Mall de las Aguilas Borrower’s or the guarantor’s monetary obligations, in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.30x for two consecutive calendar quarters, or in regard to clause (iv) above, the Major Tenant Trigger Event is cured.

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

77

MSCI 2015-UBS8	Mall de las Aguilas

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Mall de las Aguilas Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Mall de las Aguilas Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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79

MSCI 2015-UBS8	Gulfport Premium Outlets

Mortgage Loan No. 7 – Gulfport Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

80

MSCI 2015-UBS8	Gulfport Premium Outlets

Mortgage Loan No. 7 – Gulfport Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

81

MSCI 2015-UBS8	Gulfport Premium Outlets

Mortgage Loan No. 7 – Gulfport Premium Outlets

Gulfport Premium Outlets
10000 Factory Shops Boulevard
Gulfport, MS 39501
STONE COUNTY
HARRISON COUNTY
JACKSON COUNTY
DE SOTO NATIONAL FOREST
Airey
Success
Lyman
Latimer
GULFPORT
Biloxi
D'Iberville
St. Martin
Ocean Springs
Diamondhead
Cuevas
De Lisle
Long Beach
Pass Christian
Bay St. Louis
Bethel Rd.
Larue Rd.
Old Biloxi Rd.
Success Rd.
Jordon Rd.
Wolf River Rd.
Vidalia Rd.
Firetower Rd.
Landon Rd.
Dedeaux Rd.
Kiln Delisle Rd.
Menge Ave.
Red Creek Rd.
Canal Rd.
25th Ave.
28th St.
Beatline Rd.
Pass Rd.
Beach Blvd.
Windance Country Club
Gulf Islands Waterpark
Crossroads Shopping Ctr.
Gulfport Sportplex
Gulfport-Biloxi Intl. Airport
Naval Construction Battalion Ctr.
Miss. Gulf Coast Comm. College-West Harrison Campus
Univ. of Southern Mississippi Gulf Park Campus
Port of Gulfport
Edgewater Mall
MS Coast Coliseum and Convention Ctr.
Keesler Air Force Base
Mississippi Gulf Coast Comm. College
The Promenade
Lakeview Village
Mobile, AL 55 miles
New Orleans 60 miles
Deer Island
Cat Island
Ship Island
Gulf of Mexico
15
67
49
53
605
10
110
90
MEMPHIS
TENNESSEE
LITTLE ROCK
ARKANSAS
MISSISSIPPI
ALABAMA
LOUISIANA
JACKSON
BIRMINGHAM
MOBILE
BATON ROUGE
NEW ORLEANS
Huntsville
Tupelo
Oxford
Tuscaloosa
Meridian
Hattiesburg
Biloxi
Gulfport
Pascagoula
Pensacola
Lafayette
Alexandria
Greenville
Greenwood
Columbus
Montgomery
Laurel
Picayune
Slidell

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

82

MSCI 2015-UBS8	Gulfport Premium Outlets

Mortgage Loan No. 7 – Gulfport Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$24,000,000			Location:	Gulfport, MS 39501
Cut-off Date Balance(1):	$24,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1995/2006
Mortgage Rate:	4.3485%			Size:	300,238 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$167
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$167
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$6,456,015
Seasoning:	0 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.71x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,882,564 (8/31/2015 TTM)
Additional Debt Balance(3):	$26,000,000			2nd Most Recent NOI:	$6,514,192 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,994,143 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	97.6% (9/22/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$108,000,000 (9/29/2015)
Recurring Replacements:	$0	Springing	$180,423	Cut-off Date LTV Ratio(1):	46.3%
TI/LC:	$0	Springing	$900,714	Maturity Date LTV Ratio(1):	46.3%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$50,000,000	100.0%	Loan Payoff:	$23,771,226	47.5%
			Closing Costs:	$257,746	0.5%
			Return of Equity:	$25,971,027	51.9%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	The Gulfport Premium Outlets Mortgage Loan is part of the Gulfport Premium Outlets Loan Pair, which is comprised of three pari passu promissory notes with an aggregate principal balance of $50,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gulfport Premium Outlets Loan Pair.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Gulfport Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Gulfport Premium Outlets Mortgage Loan”) is part of a loan pair (the “Gulfport Premium Outlets Loan Pair) evidenced by three pari passu promissory notes in the aggregate original principal amount of $50,000,000, all of which are secured by a first priority leasehold mortgage encumbering a 300,238 SF outlet center known as Gulfport Premium Outlets in Gulfport, Mississippi (the “Gulfport Premium Outlets Property”). Promissory Note A-2 in the original principal amount of $24,000,000, represents the Gulfport Premium Outlets Mortgage Loan. Promissory Note A-1, in the original principal amount of $16,670,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction, and Promissory Note A-3, in the original principal amount of $9,330,000, is expected to be held by UBS Real Estate Services Inc. or an affiliate thereof on the closing date of this transaction (collectively, the “Gulfport Premium Outlets Serviced Companion Loan”), both of which may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Gulfport Premium Outlets Loan Pair will (i) from and after the Closing Date, but prior to the date that the Gulfport Premium Outlets Serviced Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the pooling and servicing agreement, and (ii) from and after the securitization date of the Gulfport Premium Outlets Serviced Companion Loan evidenced by Promissory Note A-1, the Gulfport Premium Outlets Loan Pair will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The Gulfport Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Gulfport Premium Outlets Loan Pair were used to refinance a previous mortgage loan secured by the Gulfport Premium Outlets Property in the original principal amount of $23,771,226, to pay closing costs, and to return equity to the Gulfport Premium Outlets Borrower. The

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

83

MSCI 2015-UBS8	Gulfport Premium Outlets

previous mortgage loan secured by the Gulfport Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

The Borrower and the Sponsor. The borrower is Gulfport Factory Shops Limited Partnership (the “Gulfport Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Gulfport Premium Outlets Borrower is Simon Properties Group, L.P. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Gulfport Premium Outlets Loan Pair will be recourse to the sponsor pursuant to standard carve-outs; however, the guaranty and the environmental indemnity agreement provides that Simon’s liability may not exceed $10.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. The Gulfport Premium Outlets Borrower is affiliated with the borrowers of three other mortgage loans through partial or complete direct or indirect common ownership, identified as Ellenton Premium Outlets, Grove City Premium Outlets and Florida Keys Outlet Center in Appendix I to the Free Writing Prospectus.

The Property. The Gulfport Premium Outlets Property is a 300,238 SF open-air outlet center comprised of five, single-story buildings situated on a 45.4-acre site located in Gulfport, Mississippi with approximately 1,893 surface parking spaces (6.30 per 1,000 SF). The Gulfport Premium Outlets Property is located approximately 74.3 miles east of New Orleans, Louisiana. Access to the Gulfport Premium Outlets Property is provided by Interstate 10 and U.S. Route 49. Interstate 10, located directly north of the Gulfport Premium Outlets Property, is a major east-west thoroughfare. U.S. Route 49 is a regional north/south highway. Traffic counts adjacent to the Gulfport Premium Outlets Property on Interstate 10 and U.S. Route 49 are 62,269 vehicles per day and approximately 66,467 vehicles per day, respectively, according to a third party market research report.

The Gulfport Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 65 tenants with no tenant contributing more than 7.4% of net rentable area or 4.7% of underwritten base rent. Major tenants at the Gulfport Premium Outlets Property include V.F. Factory Outlet, Gap Outlet, Nike Factory Store and Polo Ralph Lauren. In-line tenants include vendors such as American Eagle Outfitters, Banana Republic Factory, Bass, Coach, Disney Store Outlet, J. Crew Factory Store, Rue 21, Reebok/Rockport Outlet, Tommy Hilfiger and Under Armour.

As of September 22, 2015, the Gulfport Premium Outlets Property was 97.6% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending August 31, 2015, were approximately $313 PSF with 54 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 10.4%. Historical occupancy at the Gulfport Premium Outlets Property has averaged 95.4% over the last three years.

The Gulfport Premium Outlets Property is leased to the Gulfport Premium Outlets Borrower pursuant to a 40-year ground lease with the Board of Education of Harrison County School District, expiring on December 31, 2034, with one 25-year extension option. The ground lease also allows the lender to exercise the renewal option. The Gulfport Premium Outlet Property was developed on a previous location that was deemed a wetlands designated area. Given that the development of the Gulfport Premium Outlet Property would have had an adverse effect on the wetlands area, the Gulfport Premium Outlets Borrower was required to also ground lease (and not develop) a non-contiguous 121-acre parcel of land that was also in a wetlands area from the Board of Education of Harrison County School District in order to develop the parcel on which the improvements are located (the additional parcel is part of the collateral, but has not been included in the underwriting or appraised value of the Gulfport Premium Outlets Property). The annual ground rent payment for both parcels is $167,470 with 5% annual escalations.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Gulfport Premium Outlets

The following table presents certain information relating to the leases at the Gulfport Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 8/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	22,161	7%	$264,602	$11.94	$2,995,000	$135	10.9%	4/30/2021(5)
Gap Outlet	BBB-/Baa2/BBB-	14,611	5%	$300,440	$20.56	$3,778,000	$259	8.7%	9/30/2017
Nike Factory Store	NR/A1/AA-	13,452	4%	$223,976	$16.65	$8,380,000	$623	4.4%	1/31/2019
Polo Ralph Lauren	NR/A2/A	10,534	4%	$118,508	$11.25	$8,091,000	$768	1.5%	1/31/2021
Subtotal/Wtd. Avg.		60,758	20%	$907,526	$14.94	$23,244,000	$383	4.9%

Top 10 In-Line(6)
Banana Republic Factory	BBB-/Baa2/BBB-	9,977	3%	$205,626	$20.61	$2,664,000	$267	8.4%	11/30/2017
Coach	BBB/Baa2/BBB-	6,127	2%	$183,810	$30.00	$4,055,000	$662	6.4%	1/31/2024
Carter’s	NR/NR/NR	5,007	2%	$164,680	$32.89	$2,034,000	$406	11.7%	1/31/2024
American Eagle Outfitters	NR/NR/NR	6,170	2%	$160,420	$26.00	$2,874,000	$466	8.3%	1/31/2019
Disney Store Outlet	NR/NR/NR	6,470	2%	$151,592	$23.43	$2,514,000	$389	7.6%	1/31/2018
The Children’s Place	NR/NR/NR	5,522	2%	$149,972	$27.16	$1,403,000	$254	16.4%	1/31/2021
Reebok/Rockport Outlet	NR/NR/NR	7,035	2%	$141,805	$20.16	$1,309,000	$186	17.4%	2/28/2019
Tommy Hilfiger	NR/NR/NR	7,017	2%	$140,340	$20.00	$1,226,000	$175	11.4%	9/30/2016
Guess?	NR/NR/NR	5,305	2%	$136,657	$25.76	$974,000	$184	22.1%	1/31/2021
J. Crew Factory Store	NR/NR/NR	4,936	2%	$136,086	$27.57	$1,891,000	$383	14.5%	1/31/2020
Subtotal/Wtd. Avg.		63,566	21%	$1,570,988	$24.71	$20,944,000	$329	10.7%

Other Tenants		168,747	56%	$3,859,732	$22.87	$45,182,500
Vacant Space		7,167	2%	$0	$0.00
Total/Wtd. Avg.		300,238	100%	$6,338,247	$21.63	$89,370,500

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting comparable sales.

(5)	V.F. Factory Outlet has a lease out for renewal with a current expiration date of April 2016. V.F. Factory Outlet has a lease renewal expiration date of April 2021.

(6)	Top in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Gulfport Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Gulfport Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,955	$15.35	1%	1%	$30,000	1%	1%
2015	2	7,295	$23.96	2%	3%	$174,765	3%	3%
2016(4)	10	36,766	$15.69	12%	15%	$576,971	9%	12%
2017	8	41,099	$24.07	14%	29%	$989,086	16%	28%
2018	8	28,406	$25.49	9%	38%	$723,984	11%	39%
2019	8	46,473	$19.62	15%	54%	$911,623	14%	54%
2020	4	16,127	$24.16	5%	59%	$389,631	6%	60%
2021(5)	8	58,705	$18.71	20%	79%	$1,098,485	17%	77%
2022(6)	7	23,312	$26.31	8%	87%	$613,225	10%	87%
2023	2	5,340	$24.87	2%	88%	$132,805	2%	89%
2024	6	22,693	$28.15	8%	96%	$638,872	10%	99%
2025(7)	1	4,900	$12.00	2%	98%	$58,800	1%	100%
2026	0	0	$0.00	0%	98%	$0	0%	100%
2027	0	0	$0.00	0%	98%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant	0	7,167	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	65	300,238	$21.63	100%		$6,338,247	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Handbags and More (4,000 SF) that has a lease out for renewal with a current expiration date of December 2015. Handbags and More has a lease renewal expiration date of June 2016. However, the proposed renewal lease has not been signed.

(5)	Includes V.F. Factory Outlet (22,161 SF) that has a lease out for renewal with a current expiration date of April 2016. V.F. Factory Outlet has a lease renewal expiration date of April 2021. However, the proposed renewal lease has not been signed.

(6)	Includes Sunglass Hut (810 SF) that has a lease out for renewal with a current expiration date of October 2015. Sunglass Hut has a lease renewal expiration date of October 2022. However, the proposed renewal lease has not been signed.

(7)	Includes L’eggs Hanes Bali Play (4,900 SF) that has a lease out for renewal with a current expiration date of December 2015. L’eggs Hanes Bali Play has a lease renewal expiration date of December 2025. However, the proposed renewal lease has not been signed.

The Market. The Gulfport Premium Outlets Property is located in Gulfport, Mississippi adjacent to Interstate 10 and U.S. Route 49. Gulfport, Mississippi is a destination for visitors, with 6.7 miles of white-sand beaches along the Gulf of Mexico, 62 miles of scenic shorelines as well as casino resorts along the water front. The Gulfport-Biloxi International Airport (“GBIA”) is located 2.3 miles southeast and is a joint civil-military public-use airport. American Airlines, Delta, Sun Country Airlines and United fly out of GBIA and the airport serves approximately 800,000 passengers per year. The Naval Construction Battalion Center Gulfport is located 6.1 miles southwest of the Gulfport Premium Outlets Property and is home to the U.S. Naval Construction Forces. The Gulfport Premium Outlets Property is the only comparable outlet center within a 66.6-mile radius.

According to a third party market research report, the estimated 2015 population within a 10-, 20- and 40-mile radius around the Gulfport Premium Outlets Property is 148,402, 268,428 and 480,450 respectively. The estimated 2015 average household income within a 10-, 20- and 40-mile radius is $58,183, $59,858 and $60,311, respectively.

The Gulfport Premium Outlets Property is located within the Gulfport retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 12.3% and an average asking annual lease rate of $8.03 PSF. According to a third party market research report, the submarket contains 906 buildings accounting for approximately 20.9 million SF of retail space.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Gulfport Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Gulfport Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Gulfport Premium Outlets Property	Outlet Center	1995/2006	300,238(1)	97.6%(1)	V.F. Factory Outlet, Gap Outlet, Nike Factory Store, Polo Ralph Lauren	N/A
Crossroads Center	Regional Center	1999/N/A	554,683	99.0%	Cinemark, Belk, Academy	0.8
Edgewater Mall	Super Regional Center/Mall	1963/2007	843,652	95.0%	Dillard’s, JC Penney, Sears, Belk	11.0
The Promenade	Regional Center	2009/N/A	700,000	99.0%	Target, Kohl’s, Dick’s Sporting Goods, Marshalls	14.2
North Shore Square Mall	Regional Center	1986/N/A	622,211	87.0%	Dillard’s, JC Penney, Burlington Coat Factory	47.6
Outlet Collection at Riverwalk	Outlet Center	2014/N/A	250,000	100.0%	Neiman Marcus Last Call Studio, Coach, Forever 21	66.6
Lakeside Mall	Super Regional Center/Mall	1960/1997	1,154,000	98.0%	Dillard’s, JC Penney, Macy’s	78.4
Eastern Shore Centre	Regional Center	2004/N/A	560,350	84.0%	Barnes & Noble, Belk, Dillard’s, Premiere Cinemas, Shoe Station, Publix	83.1
Tanger Outlet Center - Foley, LA	Outlet Center	1988/2008	557,014	94.0%	Old Navy Outlet, Polo Ralph Lauren, Hanes Brands, T.J. Maxx, Gap Outlet, VF Outlet	84.7
Tanger Outlet Center - Gonzales, LA	Outlet Center	1992/2013	318,666	98.0%	Polo Ralph Lauren, Old Navy Outlet, Gap Outlet, Nike Factory Store, VF Outlet	111.6
Total/Wtd. Avg.(2)			5,560,576	95.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Gulfport Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gulfport Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent(1)	$5,840,273	$6,094,875	$6,366,062	$6,551,170	$6,830,009	$22.75
Total Recoveries	$2,055,241	$2,262,357	$2,640,765	$2,844,287	$2,644,391	$8.81
Other Income	$255,354	$256,248	$238,972	$223,109	$249,000	$0.83
Less Vacancy & Credit Loss	$14,552	($88)	($18,486)	($8,783)	($473,720)	($1.58)
Effective Gross Income	$8,165,420	$8,613,392	$9,227,313	$9,609,783	$9,249,680	$30.81
Total Operating Expenses	$2,534,858	$2,619,249	$2,713,121	$2,727,219	$2,793,665	$9.30
Net Operating Income	$5,630,562	$5,994,143	$6,514,192	$6,882,564	$6,456,015	$21.50
Capital Expenditures	$0	$0	$0	$0	$60,048	$0.20
TI/LC	$0	$0	$0	$0	$419,323	$1.40
Net Cash Flow	$5,630,562	$5,994,143	$6,514,192	$6,882,564	$5,976,645	$19.91

Occupancy %	94.1%	96.5%	95.6%	N/A	97.6%
NOI DSCR	2.55x	2.72x	2.96x	3.12x	2.93x
NCF DSCR	2.55x	2.72x	2.96x	3.12x	2.71x
NOI Debt Yield	11.3%	12.0%	13.0%	13.8%	12.9%
NCF Debt Yield	11.3%	12.0%	13.0%	13.8%	12.0%

(1)	UW Base Rent is net of actual vacancy and includes approximately $43,864 of straight line rent credit through November 2023 for the Coach space, approximately $6,745 of straight line rent credit through December 2018 for the Nike Factory Store space, approximately $5,991 of straight line rent credit through October 2016 for the Gap Outlet space, approximately $2,281 of straight line rent credit through February 2017 for the Disney Store Outlet space, approximately $2,263 of straight line rent credit through February 2017 for the Fossil space, and approximately $217,469 of additional contractual rent steps effective September 30, 2016.

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Gulfport Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $5,004 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $180,423, (iv) $37,530 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $900,714 and (v) $18,274 for ground rent reserves.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the guarantor or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by lender, or in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.40x for two consecutive calendar quarters.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Gulfport Premium Outlets

Lockbox and Cash Management. A hard lockbox is in place with respect to the Gulfport Premium Outlets Mortgage Loan. The Gulfport Premium Outlets Mortgage Loan has springing cash management (i.e., the Gulfport Premium Outlets Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Gulfport Premium Outlets Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Gulfport Premium Outlets Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Gulfport Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Gulfport Premium Outlets Borrower in connection with the operation and maintenance of the Gulfport Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Gulfport Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Gulfport Premium Outlets Mortgage Loan).

Additional Secured Indebtedness (not including trade debts). The Gulfport Premium Outlets Property also secures the Gulfport Premium Outlets Serviced Companion Loan, which has a Cut-off Date principal balance of $26,000,000. The Gulfport Premium Outlets Serviced Companion Loan is expected to be held by Bank of America, N.A. and UBS Real Estate Securities Inc. or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory note evidencing the Gulfport Premium Outlets Serviced Companion Loan accrues interest at the same rate as the Gulfport Premium Outlets Mortgage Loan. The Gulfport Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gulfport Premium Outlets Serviced Companion Loan. The holders of the Gulfport Premium Outlets Mortgage Loan and the Gulfport Premium Outlets Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Gulfport Premium Outlets Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Gulfport Premium Outlets Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Gulfport Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Gulfport Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Gulfport Premium Outlets Property, including, without limitation, portions of the Gulfport Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Gulfport Premium Outlets Property, including portions of the Gulfport Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Gulfport Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Gulfport Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Gulfport Premium Outlets Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Gulfport Premium Outlets Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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89

MSCI 2015-UBS8	Holiday Inn Express - SFO

Mortgage Loan No. 8 – Holiday Inn Express - SFO

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Holiday Inn Express - SFO

Mortgage Loan No. 8 – Holiday Inn Express - SFO

Holiday Inn Express - SFO
1250 Bayshore Highway
Burlingame, CA 94010
San Francisco Bay
San Francisco International Airport
SFO AIRPORT
SAN FRANCISCO
SAN FRANCISCO COUNTY
SAN MATEO COUNTY
Ocean View
BALBOA PARK
Hunters Point
Bayview
PAUL AVE.
Geneva Ave.
BAYSHORE
Cow Palace
Daly City
San Bruno Mountain State Park
Brisbane
Bayshore Fwy
Bayshore Blvd.
CALTRAIN
Cypress Hills Golf Course
Hillside Blvd.
BART
Colma
SOUTH SF BART
Sisters Cities Blvd.
Sign Hill Park
Amgen
Monogram Biosciences
Oyster Point
South San Francisco
SOUTH SF CALTRAIN
Onyx Pharmaceuticals
Genentech
Stem Centrx
Junipero Serra Blvd.
Junipero Serra Fwy
California Golf Club
San Mateo Ave.
Oakmont Dr.
SAN BRUNO BART
The Shops at Tanforan
Bay Hill Office Park
SAN BRUNO CALTRAIN
Skyline Blvd.
San Bruno
GOLDEN GATE NATIONAL RECR. AREA
Junipero Serra County Park
Green Hills Country Club
Old Bayshore Hwy
MILLBRAE CALTRAIN/BART
San Andreas Lake
Millbrae
BROADWAY
Bayshore Fwy
Poplar Creek Golf Course
Burlingame
BURLINGAME
El Camino Real
S. Delaware St
S. Norfolk St
E. 3rd Ave
San Mateo Bridge
Foster City Blvd
Bridgepointe Shopping Center
Foster City
Burlingame Country Club
Mills-Peninsula Health Services
SAN MATEO
San Mateo Public Library
Chateau Dr
Hillsborough
HAYWARD PARK
Borel Square
San Mateo City Hall
San Francisco State Fish and Game Refuge
Crystal Springs Golf Course
San Mateo Co. Events Ctr.
Bay Meadows Race Track
Los Prados Shopping Ctr.
Hillsdale Shopping Center
HILLSDALE
College of San Mateo
San Mateo
Oracle Headquarters
Crystal Springs Rd
Parrott Rd
Polhemus Rd
Lower Crystal Springs Reservoir
Laurelwood Shopping Center
San Mateo Medical Center
Laurelwood Park
Redwood City
BELMONT
Highlands-Baywood Park
Notre Dame de Namur University
San Jose 32 miles
280
101
82
380
35
92
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Pleasant Hill
Mill Valley
Corte Madera
El Cerrito
Orinda
Walnut Creek
Tiburon
Berkeley
Lafayette
Sausalito
Emeryville
Moraga
Piedmont
Alamo
OAKLAND
Danville
SAN FRANCISCO
Alameda
San Ramon
Castro Valley
San Leandro
Dublin
Daly City
Brisbane
San Francisco Bay
South San Francisco
Pleasanton
Hayward
Pacifica
San Bruno
Union City
Burlingame
Sunol
Pacific Ocean
San Mateo
Foster City
Fremont
Moss Beach
Redwood City
Newark
Belmont
San Carlos
Half Moon Bay
Menlo Park
Milpitas
Palo Alto
Mtn. View
Woodside
Santa Clara
SAN JOSE
Portola Valley
Sunnyvale

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

91

MSCI 2015-UBS8	Holiday Inn Express - SFO

Mortgage Loan No. 8 – Holiday Inn Express - SFO

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	Burlingame, CA 94010
Cut-off Date Balance:	$22,973,660			General Property Type:	Hospitality
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Limited Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Anthony Jon Sherman; Anthony Jon Sherman and Rachel A. Sherman, as trustees of the Sherman Family Trust, dated April 22, 2003			Year Built/Renovated:	1968/2009; 2012-2014
				Size:	146 Rooms
				Cut-off Date Balance per Unit:	$157,354
Mortgage Rate:	5.2586%			Maturity Date Balance per Unit:	$130,888
Note Date:	11/5/2015			Property Manager:	Terrapin Management Corporation (borrower-related)
First Payment Date:	12/6/2015
Maturity Date:	11/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,758,664
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	14.4%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR:	1.61x
Additional Debt Balance(1):	$4,000,000			Most Recent NOI:	$3,025,904 (9/30/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,402,056 (12/31/2014)
Reserves(2)				3rd Most Recent NOI:	$1,613,798 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.8% (9/30/2015)
RE Tax:	$33,672	$12,439	N/A	2nd Most Recent Occupancy:	80.7% (12/31/2014)
Insurance:	$14,960	Springing	N/A	3rd Most Recent Occupancy:	81.8% (12/31/2013)
Deferred Maintenance:	$4,750	$0	N/A	Appraised Value (as of):	$33,800,000 (9/21/2015)
FF&E:	$0	$25,448	N/A	Cut-off Date LTV Ratio:	68.0%
Other:	$740,000	$0	$65,000	Maturity Date LTV Ratio:	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	72.2%	Purchase Price:	$30,550,000	95.9%
Mezzanine Loan:	$4,000,000	12.6%	Reserves:	$793,381	2.5%
Borrower Equity:	$4,863,829	15.3%	Closing Costs:	$520,447	1.6%
Total Sources:	$31,863,829	100.0%	Total Uses:	$31,863,829	100.0%

(1)	See “—Mezzanine Loan” below for further discussion of additional debt.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Holiday Inn Express - SFO Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 secured by a first priority fee mortgage encumbering a 146-room limited service hospitality property in Burlingame, California (the “Holiday Inn Express - SFO Property”). The proceeds of the Holiday Inn Express - SFO Mortgage Loan, together with a mezzanine loan (the “Holiday Inn Express - SFO Mezzanine Loan”), were primarily used to acquire the Holiday Inn Express - SFO Property for a purchase price of $30,550,000, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Terrapin 1250 Bayshore Property Owner, LLC (the “Holiday Inn Express - SFO Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The Holiday Inn Express - SFO Borrower is 13.2% indirectly owned by the Sherman Family Trust and 86.8% indirectly owned by various members (with none of the members controlling more than 19.9% ownership). Anthony Jon Sherman and Rachel A. Sherman, as trustees of the Sherman Family Trust, dated April 22, 2003, and Mr. Sherman, as an individual, are the nonrecourse carve-out guarantors of the Holiday Inn Express - SFO Mortgage Loan.

Mr. Sherman, founder and principal of Terrapin Investments & Management Corporation (“Terrapin Investments”), began operating in the hospitality industry in 2003 with the acquisition of a Ramada Limited hotel in Tucson, Arizona. Since then, Terrapin Investments has shifted its focus towards owning and operating Marriott, Hilton, and InterContinental hotels, and continues to expand its portfolio, which now includes nine hotels encompassing 975 guestrooms. All nine hotels, including the Holiday Inn Express - SFO Property, are managed by Terrapin Management Corporation (“Terrapin Management”), an affiliate of the sponsor.

The Property. The Holiday Inn Express - SFO Property is a three-story, 146-room limited service hotel adjacent to the San Francisco Bay located approximately 2.0 miles southeast from San Francisco International Airport. Hotel amenities include an outdoor pool, exercise room, business center, approximately 425 SF indoor meeting space with views of the San Francisco Bay, a guest laundry room, complimentary breakfast, complimentary

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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parking, vending areas, a convenience store, a gift shop and complimentary airport shuttle service. Room amenities include complimentary internet, complimentary Wi-Fi, as well as a workspace area, a mini refrigerator, a microwave oven and a coffee maker. Room service is also available for dinner. The guestroom mix includes 80 king rooms, 59 double/double rooms and seven suites. The parcel adjacent to the Holiday Inn Express - SFO Property is owned by an affiliate of Terrapin Investments and is currently occupied by a 7,345 SF restaurant currently leased to Max’s Restaurant and is not part of the Holiday Inn Express - SFO Property. The Holiday Inn Express - SFO Borrower owns certain mechanical equipment located within an easement on the adjacent parcel. The Holiday Inn Express - SFO Property is situated on a 2.78-acre site with 186 surface level parking spaces (2.5 spaces per 1,000 SF).

San Francisco International Airport (“SFO”) is one of the busiest airports in the United States with four terminals, providing flights to destinations throughout North America, Asia, Europe, and Australia. Major commercial airlines, such as United, American, Frontier, Southwest and Alaska, serve the airport. In 2013, SFO announced a 10-year, $4.3 billion capital improvement plan for airport facility upgrades including a complete renovation of Terminal 1’s boarding area B and a new Air Traffic Control Tower, which replaced a control tower located atop Terminal 2, was completed in January 2014. According to the appraisal, SFO’s passenger traffic has grown over 26% over the past six years, at a compounded annual growth rate of 4.0%, with record traffic of approximately 47.2 million passengers in 2014. Passenger traffic count for the year-to-date period through July 2015 increased by 5.1% over the same period last year.

Originally built in 1968, the Holiday Inn Express - SFO Property has operated as a Holiday Inn Express hotel since 2003 and was recently renovated in 2009 and 2012-2014. The renovation from 2012-2014 consisted of property improvement plan (“PIP”) renovations totaling $5.0 million ($34,000 per room). PIP upgrades included new hard goods and soft goods in the guestrooms and bathrooms, and upgrades to the breakfast dining area, the corridors, the lobby, the front desk, the fitness room, the guest laundry facility, the meeting room, the parking lot, the swimming pool, administrative offices, as well as exterior upgrades.

The Holiday Inn Express - SFO Property operates under a franchise agreement with Holiday Hospitality Franchising, Inc. (the “Franchisor”) as a Holiday Inn Express expiring in November 2025. The Holiday Inn Express brand is owned by InterContinental Hotels Group (“IHG”), a global hospitality group with over $23 billion in gross revenue as of year-end 2014. The majority of IHG’s upper-midscale, full service hotels feature a restaurant and lounge, an exercise room, business services, and meeting facilities. According to the appraisal, as of year-end 2014, there were 2,060 Holiday Inn Express properties (182,601 rooms) in the Americas, which operated at an average occupancy level of 65.8%, with an ADR of $108.48, and an average RevPAR of $74.26. The Holiday Inn Express - SFO Property had a year-end 2014 average occupancy level of 80.7%, with an ADR of $158.59, and an average RevPAR of $127.93, a 22.6%, 46.2%, and 72.3% increase, respectively, over Holiday Inn Express hotels average occupancy level, ADR and average RevPAR.

More specific information about the Holiday Inn Express - SFO Property and the related competitive set is set forth in the following table:

Holiday Inn Express - SFO Historical Occupancy, ADR, RevPAR
	Competitive Set			Holiday Inn Express - SFO			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$132.56	$103.90	85.5%	$110.94	$94.89	109.1%	83.7%	91.3%
2013	80.7%	$143.25	$115.57	81.8%	$130.01	$106.34	101.4%	90.8%	92.0%
2014	81.4%	$160.20	$130.41	80.7%	$158.59	$127.93	99.1%	99.0%	98.1%
9/30/2015 TTM	81.7%	$168.89	$138.03	84.8%	$168.40	$142.88	103.8%	99.7%	103.5%

Source: Industry Report

The Market. The Holiday Inn Express - SFO Property is located within the San Francisco-Oakland-Hayward, California metropolitan statistical area (“San Francisco MSA”), encompassing the Marin, Alameda, San Mateo, Contra Costa and San Francisco counties. The San Francisco MSA’s economy is based on technology, education, healthcare, and tourism. The Holiday Inn Express - SFO Property is located in Burlingame, California, adjacent to the US Route 101, a coastal north-south link providing access to Olympia, Washington to the north and Los Angeles, California to the south. Access to the neighborhood is provided by Interstate 280, US Route 101, and California Routes 82 and 92. Interstate 280 and California Route 82 are north-south interstates that connect San Francisco to the north and San Jose to the south. California Route 92 provides access to Interstate 880 across San Francisco Bay in Hayward, California to the west.

According to the appraisal, the Bay Area has the second-densest concentration of Fortune 500 companies in the nation representing the technology, education, and healthcare industries. Some major companies headquartered in the San Francisco MSA include Apple, Google, Facebook, Uber, Twitter, Dropbox, AirBnB, and Salesforce. In 2014, approximately $11.0 billion of venture capital was invested in companies and start-ups in the San Francisco MSA. Among the largest employers of the San Francisco MSA economy contribute to the healthcare, education and financial services sectors such as Kaiser Permanente, University of California, Berkeley, Stanford University and Wells Fargo.

Demand at the Holiday Inn Express - SFO Property in 2014 was approximately 43% commercial, 9% meeting and group, 45% leisure, and 3% contract. In the subject market area, commercial demand is generated by a variety of corporations, including Genentech Industries, Onyx Pharmaceuticals, Amgen, Kaiser, Acutate, Rigel Pharmaceuticals, Federal Express and United Postal Service. In addition, the Moscone Center, located approximately 15.0 miles north in downtown San Francisco, hosts San Francisco MSA’s larger conventions and the South San Francisco Conference Center, located approximately six miles north, has 20,500 SF of meeting space. Leisure guests utilize the neighborhood’s hotels as a price alternative to the hotels in San Francisco and San Jose, especially during the peak season for tourism in the San Francisco MSA from May to September. The number of visitors to the San Francisco MSA increased 6.5% from 2013 to a record 18 million in 2014. According to the San Francisco Travel Association, these visitors injected $10.7 billion into the San Francisco MSA economy in 2014, up 13.7% from the previous year and the number of jobs supported by tourism rose 13.2% to 87,005 jobs in 2014.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Competitive properties to the Holiday Inn Express - SFO Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)

Property Name	Rooms	2013 Occupancy	2013 Average Rate	2013 RevPAR	2014 Occupancy	2014 Average Rate	2014 RevPAR	Occupancy Penetration		Yield Penetration
Holiday Inn Express - SFO Property(1)	146	81.8%	$130.13	$106.45	80.7%	$158.55	$127.95	99.1%	(2)	98.1%	(2)
Bay Landing Hotel	130	85.0%	$150.00	$127.50	88.0%	$160.00	$140.80	108.4%		112.1%
Hampton Inn & Suites San Francisco Burlingame Airport South	77	86.0%	$166.00	$142.76	86.0%	$190.00	$163.40	106.0%		130.1%
Hilton Garden Inn Airport Burlingame	132	62.0%	$174.00	$107.88	64.0%	$194.00	$124.16	78.9%		98.8%
Holiday Inn Express San Francisco Airport North	89	82.0%	$146.00	$119.72	84.0%	$161.00	$135.24	103.5%		107.7%
Holiday Inn San Francisco International Airport	224	87.0%	$130.00	$113.10	83.0%	$146.00	$121.18	102.3%		96.5%

Source: Appraisal

(1)	Based on Holiday Inn Express - SFO Borrower-provided historical operating statements.

(2)	Holiday Inn Express - SFO Occupancy and Yield Penetration based on an Industry Report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn Express - SFO Property:

Cash Flow Analysis
	2012(1)(2)	2013	2014	9/30/2015 TTM	UW	UW per Room
Occupancy	85.5%	81.8%	80.7%	84.8%	84.8%
ADR	$111.06	$130.13	$158.55	$168.37	$168.37
RevPAR	$94.95	$106.45	$127.95	$142.78	$142.78

Rooms Revenue	$5,073,966	$5,672,498	$6,818,266	$7,608,677	$7,608,677	$52,114
Food & Beverage	$0	$0	$0	$0	$0	$0
Other Income	$2,571	$94,296	$71,204	$63,860	$63,860	$437
Total Revenue	$5,076,537	$5,766,794	$6,889,470	$7,672,537	$7,672,537	$52,552
Total Expenses	$3,776,930	$4,152,996	$4,487,414	$4,646,633	$4,913,873	$33,657
Net Operating Income	$1,299,607	$1,613,798	$2,402,056	$3,025,904	$2,758,664	$18,895
FF&E	$203,061	$230,672	$275,579	$306,901	$306,901	$2,102
Net Cash Flow	$1,096,546	$1,383,126	$2,126,478	$2,719,003	$2,451,762	$16,793

NOI DSCR	0.85x	1.06x	1.57x	1.98x	1.81x
NCF DSCR	0.72x	0.91x	1.39x	1.78x	1.61x
NOI Debt Yield	5.7%	7.0%	10.5%	13.2%	12.0%
NCF Debt Yield	4.8%	6.0%	9.3%	11.8%	10.7%

(1)	The Holiday Inn Express - SFO Property underwent renovations in 2012.

(2)	The 2012 borrower reported operating statement has been adjusted to exclude the restaurant lease payment which was included as a lump sum on the borrower provided operating statement.

Escrows and Reserves. The Holiday Inn Express - SFO Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of 125% of the annual estimated insurance premiums (unless with respect to insurance premiums only, the Holiday Inn Express - SFO Borrower maintains insurance under an acceptable blanket insurance policy). The Holiday Inn Express - SFO Borrower is also required to make monthly deposits into a reserve for FF&E reasonably approved by the lender equal to the greater of (i) the amount required to be reserved for FF&E pursuant to the management agreement, if any, or (ii) 1/12 of 4% of gross income for the Holiday Inn Express - SFO Property for the calendar year immediately preceding the applicable monthly payment date. At loan origination, $4,750 was escrowed for required repairs to comply with ADA regulations, $500,000 was escrowed for replacements and repairs required by the current PIP, $175,000 was escrowed for the MOU Section 10 reserve with respect to Unite Here Local 2, and $65,000 was escrowed into a seasonality reserve.

The MOU Section 10 reserve represents payments of pension credits payable by the Holiday Inn Express - SFO Borrower to Unite Here Local 2 in the amounts of up to $87,500 on December 31, 2015 and up to $43,750 on April 30, 2016 and October 31, 2016, respectively.

On each monthly payment date in which the balance in the seasonality reserve is less than $65,000, the Holiday Inn Express - SFO Borrower is required to deposit all available cash flow (determined after payment of the distribution on account of the Holiday Inn Express - SFO Mezzanine Loan debt service) into the seasonality reserve until the balance in the seasonality reserve equals $65,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Holiday Inn Express - SFO Mortgage Loan. The Holiday Inn
Express - SFO Mortgage Loan has springing cash management commencing upon the occurrence of a Cash Management Trigger Event (as defined below). Upon the occurrence of a Cash Management Trigger Event, funds in the lockbox account are required to be disbursed on each business day to

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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the cash management account, and funds on deposit in the cash management account are required to be applied on each monthly payment date to pay debt service on the Holiday Inn Express - SFO Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Holiday Inn Express - SFO Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Holiday Inn Express - SFO Borrower in connection with the operation and maintenance of the Holiday Inn Express - SFO Property reasonably approved by the lender, provided no event of default is continuing, to pay debt service on the Holiday Inn Express - SFO Mezzanine Loan, to make any required deposit into the seasonality reserve and to disburse the remainder to the Holiday Inn Express - SFO Borrower.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default under the Holiday Inn Express - SFO Mortgage Loan, (ii) the bankruptcy action of the Holiday Inn Express - SFO Borrower, the guarantor, the manager, or the Holiday Inn Express - SFO Mezzanine Borrower, (iii) a Cash Management DSCR Trigger Event (as defined below), (iv) a felony or fraud indictment of the property manager, or (v) a Future PIP Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means (i) while the Holiday Inn Express - SFO Mezzanine Loan is outstanding, as of any date on which the lender determines the combined DSCR, based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x, and (ii) if the Holiday Inn Express - SFO Mezzanine Loan is not outstanding as of any date on which the lender determines the DSCR, based on the trailing 12-month period immediately preceding the date of such determination is less than 1.30x.

A “Future PIP Trigger Event” means (i) the date upon which the Franchisor or Holiday Inn Express - SFO Borrower gives notice of its intention to terminate or cancel or not to extend or renew the franchise agreement, (ii) the date that is 24 months prior to the then applicable expiration date of the franchise agreement, (iii) an event of default under the franchise agreement occurs and remains outstanding beyond any applicable notice and cure period, or (iv) any bankruptcy action by the Franchisor.

Mezzanine Loan. The Holiday Inn Express - SFO Mezzanine Loan refers to a loan in the principal amount of $4,000,000 made by MSC-1250 Bayshore Holdco, LLC to Terrapin 1250 Bayshore Holdings, LLC (“Holiday Inn Express - SFO Mezzanine Borrower”), secured by 100% of the direct or indirect equity interest in the Holiday Inn Express - SFO Borrower and put in place simultaneously with the origination of the Holiday Inn Express - SFO Mortgage Loan. The Holiday Inn Express - SFO Mezzanine Loan and the Holiday Inn Express - SFO Mortgage Loan are subject to an intercreditor agreement between the Holiday Inn Express - SFO Mortgage Loan lender and MSC-1250 Bayshore Holdco, LLC, as mezzanine lender. The Holiday Inn Express - SFO Mezzanine Loan may be transferred at any time.

Release of Property. Not permitted.

Terrorism Insurance. The Holiday Inn Express - SFO Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Holiday Inn Express - SFO Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Action Properties Portfolio

Mortgage Loan No. 9 – Action Properties Portfolio

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Action Properties Portfolio

Mortgage Loan No. 9 – Action Properties Portfolio

MEMPHIS
TENNESSEE
LITTLE ROCK
Southaven
Huntsville
Florence
Madison
Decatur
Pine Bluff
ARKANSAS
Oxford
Tupelo
Hamilton
Cullman
Jasper
BIRMINGHAM
Bessemer
Hoover
Greenwood
Winona
Columbus
El Dorado
Greenville
Louisville
Tuscaloosa
MISSISSIPPI
Demopolis
Claiborne
JACKSON
Forest
Meridian
Pearl
LOUISIANA
ALABAMA
Greenville
Laurel
Waynesboro
Monroeville
Alexandria
Hattiesburg
Prichard
Atmore
BATON ROUGE
MOBILE
Milton
Picayune
Biloxi
Pensacola
Lafayette
Slidell
Gulfport
Pascagoula
NEW ORLEANS
Abbeville
Gulf of Mexico
Eglin Air Force Base

Waterloo
WISCONSIN
Kenosha
Lake Michigan
Dubuque
Rockford
Marshalltown
Cedar Rapids
CHICAGO
MI
Davenport
Aurora
IOWA
Iowa City
Rock Island
Joliet
Gary
South Bend
Ottumwa
ILLINOIS
INDIANA
Burlington
Peoria
Bloomington
Kirksville
Keokuk
Lafayette
Champaign
Springfield
INDIANAPOLIS
Hannibal
Decatur
Terre Haute
Moberly
MISSOURI
Litchfield
Effingham
Bloomington
Columbia
O'Fallon
Bedford
Jefferson City
ST. LOUIS
Vincennes
Mount Vernon
Benton
Rolla
Evansville
Lebanon
Park Hills
Carbondale
Marion
Owensboro
KY
Springfield
Cape Girardeau
Paducah
Bowling Green

Action Properties Portfolio

1	Dyersburg Mall	Dyersburg, TN
2	Center Marketplace	Center, TX
3	Breckenridge Marketplace	Breckenridge, TX
4	Hamilton Heights	Hamilton, AL
5	Rend Lake Plaza	Benton, IL
6	Haleyville Marketplace	Haleyville, AL
7	Pearl Marketplace	Pearl, MS
8	Lucedale Center	Lucedale, MS
9	Memorial Plaza	Kosciusko, MS

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Denton
Las Cruces
Breckenridge
FT. WORTH
Plano
Shreveport
Arlington
DALLAS
EL PASO
Abilene
Midland
Center
Odessa
TEXAS
Waco
LA
San Angelo
AUSTIN
Beaumont
SAN ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Victoria
Rio Grande
Laredo
Corpus Christi
Gulf of Mexico
MEXICO
McAllen
MONTERREY
Brownsville

MISSOURI
Cape Girardeau
Madisonville
Paducah
KENTUCKY
Bowling Green
Sikeston
Hopkinsville
Mayfield
Poplar Bluff
Murray
Clarksville
Portland
Union City
Kennett
Martin
Paris
NASHVILLE
Paragould
Dyersburg
Brentwood
Franklin
ARKANSAS
Murfreesboro
Jonesboro
Jackson
TENNESSEE
Columbia
West Memphis
Savannah
Shelbyville
MEMPHIS
Germantown
Selmer
Southaven
Corinth
Athens
Florence
Huntsville
Madison
Decatur
Oxford
ALABAMA
Tupelo
Cullman
Clarksdale
MISSISSIPPI
Hamilton
Jasper
Greenwood
Winona
Columbus
BIRMINGHAM
Bessemer
Starkville
Tuscaloosa
Hoover

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Action Properties Portfolio

Mortgage Loan No. 9 – Action Properties Portfolio

Mortgage Loan Information				Property Information(2)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance:	$22,567,500			Location:	Various
Cut-off Date Balance:	$22,541,472			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Archie Graham Helton			Year Built/Renovated:	Various
Mortgage Rate:	5.2206%			Size:	492,986 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit:	$46
First Payment Date:	12/6/2015			Maturity Date Balance per Unit:	$38
Maturity Date:	11/6/2025			Property Manager:	Action Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	0 months			UW NOI:	$2,749,222
Seasoning:	1 month			UW NOI Debt Yield:	12.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	14.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.65x
Additional Debt Type:	N/A			Most Recent NOI(3):	$2,580,437 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$2,422,156 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$2,156,211 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	99.4% (10/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$54,245	$27,123	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$83,914	Springing	N/A	Appraised Value (as of):	$30,090,000
Deferred Maintenance:	$288,163	$0	N/A	Cut-off Date LTV Ratio:	74.9%
Recurring Replacements:	$0	$7,395	$295,792	Maturity Date LTV Ratio:	62.2%
TI/LC:	$0	$17,255	$739,479
Other:	$11,150	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,567,500	96.3%	Loan Payoff:	$21,011,257	89.7%
Borrower Equity:	$862,208	3.7%	Reserves:	$437,471	1.9%
			Closing Costs:	$1,980,980	8.5%
Total Sources:	$23,429,708	100.0%	Total Uses:	$23,429,708	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Property Information and Underwriting and Financial Information are based on a combination or sum of all nine retail centers that comprise the Action Properties Portfolio.

(3)	The Action Properties Portfolio Borrower added two new shopping centers to the Action Properties Portfolio during 2012, three new shopping centers to the Action Properties Portfolio during 2013, and one new shopping center to the Action Properties Portfolio in 2015. 2nd Most Recent Occupancy and 3rd Most Recent Occupancy do not materially reflect the operations of the complete Action Properties Portfolio. Most Recent NOI, 2nd Most Recent NOI, and 3rd Most Recent NOI presented above do not include the Breckenridge Marketplace shopping center comprising part of the Action Properties Portfolio as it was not acquired until January 2015.

The Mortgage Loan. The ninth largest mortgage loan (the “Action Properties Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,567,500 that is secured by a first priority fee mortgage encumbering nine anchored shopping centers in Tennessee, Mississippi, Texas, Alabama and Illinois (collectively, the “Action Properties Portfolio”). The proceeds of the Action Properties Portfolio Mortgage Loan were used to refinance nine previous loans secured by nine shopping centers comprising the Action Properties Portfolio, which loans totaled approximately $21,011,257 at the time of payoff, inclusive of defeasance costs. The shopping centers were purchased by the Action Properties Portfolio Borrower, or its affiliates, on various dates from May 2005 to January 2015, for a total purchase price of approximately $12,053,425.

The Borrower and the Sponsor. The borrower is Action 49 Junction I, LLC (the “Action Properties Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The sponsor and the nonrecourse carve-out guarantor of the Action Properties Portfolio Borrower is Archie Graham Helton. Mr. Helton founded Action Properties, LLC in 2002, offering development and redevelopment of retail business properties with a portfolio including retail centers, professional office spaces, and entertainment facilities. Action Properties, LLC’s portfolio includes approximately 35 commercial retail properties comprised of 1.2 million SF across nine states. Mr. Helton controls the investment properties of Action Properties, LLC through Action Management, LLC a sponsor-related company formed in 2009 to manage the redevelopment, leasing and management of Action Properties, LLC’s investment properties. Action Management, LLC is owned and operated by Mr. Helton and Olen C. Bryant, Jr.

The Property. The Action Properties Portfolio consists of nine anchored neighborhood shopping centers located across five states and nine different markets. The top three state concentrations based on allocated Cut-off Date loan amount are Tennessee at approximately 35%, Texas at approximately 24%, and Mississippi at approximately 19%. The Action Properties Portfolio totals approximately 492,986 SF and is leased to over 52 separate tenants

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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pursuant to approximately 73 different leases. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations. There are no collateral partial release provisions within the terms of the Action Properties Portfolio Mortgage Loan documents.

The following table presents each property comprising the Action Properties Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value
Dyersburg Mall	Dyersburg, TN	162,285	98.1%	$7,865,917	35%	1985/2014	$10,500,000
Center Marketplace	Center, TX	40,200	100.0%	$3,221,280	14%	2008/N/A	$4,300,000
Breckenridge Marketplace	Breckenridge, TX	38,865	100.0%	$2,097,578	9%	1984/2015	$2,800,000
Hamilton Heights	Hamilton, AL	37,022	100.0%	$1,797,924	8%	1992/N/A	$2,400,000
Rend Lake Plaza	Benton, IL	49,570	100.0%	$1,760,467	8%	1986/2011	$2,350,000
Haleyville Marketplace	Haleyville, AL	31,914	100.0%	$1,573,183	7%	1981/2011-2012	$2,100,000
Pearl Marketplace	Pearl, MS	57,400	100.0%	$1,528,235	7%	1970/2012	$2,040,000
Lucedale Centre	Lucedale, MS	52,707	100.0%	$1,423,356	6%	1989/2013	$1,900,000
Memorial Plaza	Kosciusko, MS	23,023	100.0%	$1,273,529	6%	2007/N/A	$1,700,000
Total/Wtd. Avg.		492,986	99.4%	$22,541,472	100%		$30,090,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants (by underwritten base rents).

Dollar Tree (51,312 SF, 10% of portfolio NRA, 13% of portfolio underwritten base rent). Dollar Tree (NASDAQ: DLTR) leases a total of 51,312 SF at six shopping centers within the Action Properties Portfolio. The six leases have various start and end dates. On July 28, 2014, Dollar Tree announced its intended merger with Family Dollar Stores, Inc. (“Family Dollar”) (NYSE: FDO). Dollar Tree completed the merger with Family Dollar on July 6, 2015. At the time of the merger, Family Dollar operated 8,284 stores in 46 states. As of August 1, 2015, Dollar Tree operated 13,864 stores in 48 states and five Canadian provinces with annual sales of approximately $19.0 billion. Dollar Tree’s locations within the Action Properties Portfolio include Breckenridge Marketplace (9,312 SF), Pearl Marketplace (9,000 SF), Lucedale Centre (9,000 SF), Hamilton Heights (8,000 SF), Rend Lake Plaza (8,000 SF), and Haleyville Marketplace (8,000 SF).

Hibbett Sports (38,468 SF, 8% of portfolio NRA, 12% of portfolio underwritten base rent). Hibbett Sports operates sporting goods stores in small and mid-sized markets, predominantly in the south, southwest, mid-Atlantic and Midwest regions of the U.S. Hibbett Sports offers an assortment of branded athletic footwear, apparel and equipment. As of January 31, 2015, Hibbett Sports operated a total of 988 retail stores composed of 969 Hibbett Sports stores and 19 Sports Additions athletic shoe stores in 31 states. Hibbett Sports’ locations within the Action Properties Portfolio are Dyersburg Mall (8,304 SF), Center Marketplace (5,364 SF), Breckenridge Marketplace (5,000 SF); Hamilton Heights Shopping Center (5,000 SF), Haleyville Marketplace (5,000 SF), Memorial Plaza (5,000 SF), and Rend Lake Plaza (4,800 SF).

Peebles (53,005 SF, 11% of portfolio NRA, 8% of portfolio underwritten base rent). Peebles offers consumers access to brand name merchandise, predominately in the eastern and upper-midwestern regions of the U.S. Peebles stores are located across 25 states and are managed and owned by Stage Stores, Inc. (“Stage Stores”), a specialty department store retailer. Stage Stores also operates under Goody’s, Palais Royal, Peebles, Bealls, and Stage, and offers its products directly to consumers on its eCommerce website. Stage Stores operates approximately 855 stores in 40 states, of which 197 stores are Peebles. Peebles’ locations within the Action Properties Portfolio are Dyersburg Mall (38,010 SF) and Memorial Plaza (14,995 SF).

Bealls (23,793 SF, 5% of portfolio NRA, 6% of portfolio underwritten base rent). Bealls offers consumers access to brand name apparel, accessories, cosmetics, footwear and housewares. Bealls stores located in Texas, New Mexico and Alabama are managed and owned by Stage Stores. Stage Stores operates approximately 855 stores in 40 states, of which 221 stores are Bealls. Bealls’ location within the Action Properties Portfolio is Center Marketplace (23,793 SF).

Goody’s (24,030 SF, 5% of portfolio NRA, 4% of portfolio underwritten base rent). Goody’s offers consumers access to brand name apparel, accessories, cosmetics, footwear and housewares. Goody’s stores are managed and owned by Stage Stores. Stage Stores operates approximately 855 stores in 40 states, of which 262 stores are Goody’s. Goody’s locations within the Action Properties Portfolio are Haleyville Marketplace (12,030 SF) and Hamilton Heights (12,000 SF).

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents a summary regarding the 10 largest tenants by SF within the Action Properties Portfolio:

Action Properties Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Center/2014 Comparable Sales PSF
Top 10 Portfolio Tenants
Peebles	NR/NR/NR	53,005	11%	$285,513	8%	$5.39	1/31/2023 1/31/2018	Dyersburg Mall: $88 Memorial Plaza: $91
Dollar Tree	NR/BB/NR	51,312	10%	$449,512	13%	$8.76	7/31/2020 3/31/2018 3/31/2017 3/31/2019 1/31/2018 8/31/2018	Breckenridge Marketplace: N/A Hamilton Heights: N/A Rend Lake Plaza: N/A Haleyville Heights: N/A Pearl Marketplace: N/A Lucedale Centre: N/A
Hibbett Sports	NR/NR/NR	38,468	8%	$394,394	12%	$10.25	9/30/2020 10/31/2018 10/31/2025 2/28/2023 3/31/2022 2/29/2024 10/31/2017	Dyersburg Mall: $174 Center Marketplace: $168 Breckenridge Marketplace: N/A Hamilton Heights: N/A Rend Lake Plaza: N/A Haleyville Marketplace: N/A Memorial Plaza: N/A
JC Penney	CCC/Caa1/CCC+	33,796	7%	$121,666	4%	$3.60	10/31/2020	Dyersburg Mall: $98
Dirt Cheap, LLC	NR/NR/NR	29,500	6%	$132,750	4%	$4.50	8/28/2017	Pearl Marketplace: N/A
Goody’s	NR/NR/NR	24,030	5%	$144,210	4%	$6.00	12/31/2022 12/31/2023	Hamilton Heights: $78 Haleyville Marketplace: N/A
Bealls	NR/NR/NR	23,793	5%	$202,241	6%	$8.50	12/31/2018	Center Marketplace: $95
Tractor Supply	NR/NR/NR	19,578	4%	$110,000	3%	$5.62	8/31/2025	Breckenridge Marketplace: N/A
Burke’s Outlet	NR/NR/NR	19,244	4%	$125,086	4%	$6.50	1/31/2017	Dyersburg Mall: N/A
Aaron’s	NR/NR/NR	18,070	4%	$111,385	3%	$6.16	12/31/2020 1/31/2019	Rend Lake Plaza: N/A Lucedale Centre: N/A
Subtotal/Wtd. Avg.		310,796	63%	$2,076,757	61%	$6.68

Other Tenants		179,159	36%	$1,349,425	39%	$7.53
Vacant Space		3,031	1%	$0	0%	$0.00
Total/Wtd. Avg.		492,986	100%	$3,426,181	100%	$6.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the aggregate lease rollover at the Action Properties Portfolio and is based on the underwritten rent rolls of each property comprising the Action Properties Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	4,080	$15.00	1%	1%	$61,200	2%	2%
2015	0	0	$0.00	0%	1%	$0	0%	2%
2016	4	8,823	$10.24	2%	3%	$90,313	3%	4%
2017	14	81,611	$7.17	17%	19%	$584,936	17%	21%
2018	14	103,636	$7.61	21%	40%	$788,652	23%	45%
2019	9	29,924	$9.12	6%	46%	$272,970	8%	52%
2020	10	86,571	$6.75	18%	64%	$584,013	17%	70%
2021	5	15,410	$8.26	3%	67%	$127,357	4%	73%
2022	5	44,076	$5.75	9%	76%	$253,485	7%	81%
2023	4	70,040	$4.62	14%	90%	$323,508	9%	90%
2024	2	6,520	$9.55	1%	91%	$62,260	2%	92%
2025	3	39,264	$7.07	8%	99%	$277,488	8%	100%
2026	0	0	$0.00	0%	99%	$0	0%	100%
2027	0	0	$0.00	0%	99%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	99%	$0	0%	100%
Vacant	0	3,031	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	73	492,986	$6.99	100%		$3,426,181	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The Action Properties Portfolio is comprised of nine retail centers in five states and nine different markets, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property Name	Address	Allocated Cut-off Date Loan Amount	Estimated 2015 Population (five-mile radius)(1)	Estimated Average 2015 Household Income (five-mile radius)(1)	Average Submarket Retail Vacancy(1)
Dyersburg Mall	2700 Lake Road, Dyersburg, TN	$7,865,917	23,108	$58,270	1.0%	(2)
Center Marketplace	639-677 Hurst Street, Center, TX	$3,221,280	9,383	$55,878	6.8%
Breckenridge Marketplace	3732 West Walker Street, Breckenridge, TX	$2,097,578	7,482	$59,931	1.3%
Hamilton Heights	1500 Military Street South, Hamilton, AL	$1,797,924	7,762	$42,933	8.0%
Rend Lake Plaza	NWC of Washington Street and Central Street, Benton, IL	$1,760,467	10,788	$54,203	3.7%
Haleyville Marketplace	42417 Highway 195, Haleyville, AL	$1,573,183	9,359	$44,862	4.3%
Pearl Marketplace	3111 US Highway 80 East, Pearl, MS	$1,528,235	53,557	$66,122	10.0%
Lucedale Centre	12114 Old Highway 63, Lucedale, MS	$1,423,356	8,406	$50,757	3.0%	(2)
Memorial Plaza	200 Veterans Memorial Drive, Kosciusko, MS	$1,273,529	10,108	$49,563	3.0%

(1)	Source: Industry Report

(2)	Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Action Properties Portfolio:

Cash Flow Analysis(1)
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,591,523	$3,038,418	$3,071,476	$3,494,236	$7.09
Total Recoveries	N/A	$356,686	$409,289	$454,556	$491,269	$1.00
Other Income	N/A	$54,964	$53,946	$70,606	$48,318	$0.10
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($215,387)	($0.44)
Effective Gross Income	N/A	$3,003,173	$3,501,652	$3,596,639	$3,818,437	$7.75
Total Operating Expenses	N/A	$846,962	$1,079,497	$1,016,202	$1,069,215	$2.17
Net Operating Income	N/A	$2,156,211	$2,422,156	$2,580,437	$2,749,222	$5.58
Capital Expenditures	N/A	$0	$0	$0	$86,812	$0.18
TI/LC	N/A	$0	$0	$0	$200,664	$0.41
Net Cash Flow	N/A	$2,156,211	$2,422,156	$2,580,437	$2,461,747	$4.99

Occupancy %	N/A	N/A	N/A	99.4%	99.4%
NOI DSCR	N/A	1.45x	1.63x	1.73x	1.84x
NCF DSCR	N/A	1.45x	1.63x	1.73x	1.65x
NOI Debt Yield	N/A	9.6%	10.7%	11.4%	12.2%
NCF Debt Yield	N/A	9.6%	10.7%	11.4%	10.9%

(1)	The Action Properties Portfolio Borrower added two new shopping centers to the Action Properties Portfolio during 2012, three new shopping centers to the Action Properties Portfolio in 2013, and one new shopping center to the Action Properties Portfolio in 2015. Historical financial statements prior to 2013 do not materially reflect the operations of the complete Action Properties Portfolio. The 2013, 2014, and 8/31/2015 TTM financial information presented above do not include the Breckenridge Marketplace shopping center comprising part of the Action Properties Portfolio as it was not acquired until January 2015.

(2)	UW Base Rent is net of actual vacancy and includes approximately $20,844 of additional contractual rent steps effective March 31, 2016 for non-investment grade tenants and effective September 30, 2016 for investment grade tenants.

Escrows and Reserves. The Action Properties Portfolio Borrower deposited $54,245 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Action Properties Portfolio Borrower deposited $83,914 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Action Properties Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Action Properties Portfolio Borrower is required to make monthly deposits of $7,395 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $295,792, and is required to escrow monthly $17,255 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $739,479. The Action Properties Portfolio Borrower deposited $288,163 in escrow at loan origination for deferred maintenance and $11,150 for outstanding free rent allowances attributed to Shoe Show at Lucedale Centre ($8,000), 1st Franklin Financial Corporation at Hamilton Heights ($2,550), and Edward Jones at Hamilton Heights ($600).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Action Properties Portfolio Mortgage Loan. The Action Properties Portfolio Mortgage Loan has springing cash management (i.e., the Action Properties Portfolio Mortgage Loan has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the Action Properties Portfolio Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Action Properties Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Action Properties Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Action Properties Portfolio Borrower in connection with the operation and maintenance of the Action Properties Portfolio reasonably approved by the lender, and to disburse the remainder to the Action Properties Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the Action Properties Portfolio Mortgage Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Action Properties Portfolio Borrower, the guarantor, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.25x, (iv) a Specified Tenant Trigger Event (as defined below), or (v) any indictment for fraud or misappropriation of funds by the guarantor or the property manager. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the Action Properties Portfolio Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Action Properties Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.30x for two consecutive calendar quarters, or in regard to clause (iv) above, the Specified Tenant Trigger Event is cured.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to no later than the earliest Specified Tenant’s (as defined below) lease extension date and the date that is six months prior to the then-applicable expiration date of any Specified Tenant’s lease, such Specified Tenant fails to extend or renew such lease upon terms and conditions set forth in such Specified Tenant’s lease (or otherwise as acceptable to the lender), (ii) if an event of default under any Specified Tenant’s lease has occurred, (iii) a Specified Tenant or lease guarantor of a Specified Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Specified Tenant’s lease is terminated or no longer in full force or effect, or (v) if a Specified Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at all of its Specified Tenant space at the Action Properties Portfolio. A Specified Tenant Trigger Event will continue until, in regard to clause (i) above, the Specified Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Specified Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Specified Tenant is paying full unabated rent or, if applicable, the guarantor’s bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regard to clause (iv)

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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above, certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, or in regard to clause (v) above, the applicable Specified Tenant re-commences its operations at its leased premises for a period of at least three consecutive calendar months, or certain re-leasing conditions have been satisfied with respect to the Specified Tenant space.

“Specified Tenant” means (i) Save-A-Lot at Pearl Marketplace, (ii) Peebles at Dyersburg Mall, (iii) Peebles at Memorial Plaza, (iv) JC Penney at Dyersburg Mall, (v) Dirt Cheap, LLC at Pearl Marketplace, or (vi) any tenant, guarantor, or replacement that together with its affiliates, leases space comprising either (a) greater than 15% of the total rentable SF or (b) 15% or more of the total in-place base rent.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Action Properties Portfolio Borrower, the guarantor, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.20x, (iv) a Specified Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the guarantor or the property manager. A Cash Sweep Period will continue until, in regard to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the Action Properties Portfolio Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Action Properties Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, or in regard to clause (iv) above, the Specified Tenant Trigger Event is cured.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Action Properties Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and twelve months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Action Properties Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	WPC Department Store Portfolio

Mortgage Loan No. 10 – WPC Department Store Portfolio

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 10 – WPC Department Store Portfolio

WPC Department Store Portfolio
1 Brookfield Brookfield, WI
2 Mayfair Wauwatosa, WI
3 Southridge Greendale, WI
4 Bay Park Ashwaubenon, WI
5 Joliet Joliet, IL
6 West Acres Fargo, ND
MANITOBA
CANADA
Winnipeg
Lake Nipigon
ONTARIO
Lake of the Woods
International Falls
Beltrami Island State Forest
VOYAGEURS NATIONAL PARK
SUPERIOR NATIONAL FOREST
Thunder Bay
Lake Superior
Grand Forks
Grand Marais
NORTH DAKOTA
Bemidji
Hibbing
Fargo
Duluth
Superior
OTTAWA NATIONAL FOREST
Marquette
MINNESOTA
CHEQUAMEGON NATIONAL FOREST
MICHIGAN
Rhinelander
Escanaba
WISCONSIN
St. Cloud
Marinette
Wausau
Traverse City
Saint Paul
Green Bay
Watertown
MINNEAPOLIS
Eau Claire
SOUTH DAKOTA
Ashwaubenon
Appleton
Mankato
Rochester
Oshkosh
Sioux Falls
Grand Rapids
MILWAUKEE
Madison
Janesville
Lake Michigan
IOWA
Waterloo
Dubuque
Rockford
CHICAGO
Cedar Rapids
South Bend
Davenport
Iowa City
Joliet
INDIANA
Ottumwa
ILLINOIS
Peoria
Lafayette
Normal
INDIANAPOLIS
Decatur
Springfield
MISSOURI
Bloomington
Columbia
St. Peters
ST. LOUIS
Jefferson City
29
94
35
90
39
43
41
196
380
80
74
65
57
70
55
64
Jackson
Cedarburg
Richfield
Germantown
Mequon
Brown Deer
Menomonee Falls
Merton
Hartland
MILWAUKEE
Wauwatosa
Brookfield
Downtown
Waukesha
West Allis
New Berlin
Greendale
Muskego
Franklin
Oak Creek
South Milwaukee
Cudahy
Wind Lake
Caledonia
Big Bend
Mukwonago
East Troy
Waterford
Lake Michigan

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 10 – WPC Department Store Portfolio

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$19,900,000			Location:	Various
Cut-off Date Balance(1):	$19,900,000			General Property Type:	Retail
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Single Tenant
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Corporate Property Associates 17 - Global Incorporated			Year Built/Renovated:	Various
				Size:	1,002,731 SF
Mortgage Rate:	4.4065%			Cut-off Date Balance per Unit(1):	$57
Note Date:	6/26/2015			Maturity Date Balance per Unit(1):	$52
First Payment Date:	8/6/2015			Property Manager:	Self-managed
Maturity Date:	7/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	60 months			UW NOI:	$6,664,368
Seasoning:	5 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(1):	12.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.36x (IO) 1.76x (P&I)
Additional Debt Type(2):	Pari Passu			Most Recent NOI(5):	N/A
Additional Debt Balance(2):	$37,270,000			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(3)				Most Recent Occupancy(6):	100.0% (12/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$89,500,000
Deferred Maintenance:	$512,738	$0	N/A	Cut-off Date LTV Ratio(1):	63.9%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	58.5%
TI/LC:	$0	Springing	Go Dark Cap

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,170,000	65.7%	Purchase Price:	$84,000,000	96.6%
Borrower Equity:	$29,819,528	34.3%	Acquisition Fee:	$2,198,953	2.5%
			Reserves:	$512,738	0.6%
			Closing Costs:	$277,838	0.3%
Total Sources:	$86,989,528	100.0%	Total Uses:	$86,989,528	100.0%

(1)	The WPC Department Store Portfolio Mortgage Loan is part of the WPC Department Store Non-Serviced Loan Combination, which is comprised of three pari passu promissory notes with an aggregate principal balance of $57,170,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the WPC Department Store Portfolio Non-Serviced Loan Combination.

(2)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of all six properties that comprise the WPC Department Store Portfolio.

(5)	The WPC Department Store Portfolio Borrower acquired the WPC Department Store Portfolio in 2014, and therefore historical financial statements are unavailable.

(6)	A single lease, which covers all six properties in the WPC Department Store Portfolio, was signed in June 2015.

The Mortgage Loan. The tenth largest mortgage loan (the “WPC Department Store Portfolio Mortgage Loan”) is part of a non-serviced loan combination (the “WPC Department Store Portfolio Non-Serviced Loan Combination”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $57,170,000, all of which are secured by a first priority fee mortgage encumbering six single-tenant Bon-Ton stores in Wisconsin, Illinois and North Dakota (collectively, the “WPC Department Store Portfolio”). Promissory Note A-1 in the original principal amount of $19,900,000, represents the WPC Department Store Portfolio Mortgage Loan. Promissory Note A-2, in the original principal amount of $20,100,000, is currently held by the BACM 2015-UBS7 securitization trust, and Promissory Note A-3, in the original principal amount of $17,170,000, is currently held by the CSAIL 2015-C3 securitization trust (collectively, the “WPC Department Store Portfolio Non-Serviced Companion Loan”). The WPC Department Store Portfolio Non-Serviced Loan Combination is being serviced pursuant to the pooling and servicing agreement for the BACM 2015-UBS7 transaction. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The WPC Department Store Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. The proceeds of the WPC Department Store Portfolio Non-Serviced Loan Combination were primarily used to acquire the WPC Department Store Portfolio for a purchase price of $84,000,000, fund reserves, and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The Borrower and the Sponsor. The borrower is BT (Multi) LLC (the “WPC Department Store Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the WPC Department Store Portfolio Borrower is Corporate Property Associates 17 - Global Incorporated. Corporate Property Associates 17 - Global Incorporated is a publicly registered non-traded real estate investment trust formed in 2007, to acquire, own, and manage a portfolio of commercial properties leased to a diverse group of companies. The sponsor’s 2014 annual report had total assets of $4.6 billion and reported annual net income of $74.2 million. The sponsor is managed by W. P. Carey Inc. through Carey Asset Management Corp. W. P. Carey Inc. (NYSE: WPC, “WPC”) is an owner and manager of commercial properties net leased to companies on a long-term basis. WPC owns and manages a diversified investment portfolio of 783 properties with an average occupancy of 98.6%. As of December 31, 2014, it was reported that WPC had total assets of approximately $8.6 billion.

The Property. The WPC Department Store Portfolio consists of six single-tenant retail properties located across three states and four different markets. The WPC Department Store Portfolio totals approximately 1,002,731 SF and is 100% leased and occupied by The Bon-Ton Stores, Inc. The WPC Department Store Portfolio properties are operated under several different brands owned by The Bon-Ton Stores, Inc., including Boston Store, Carson’s, Herberger’s, and Younkers. The WPC Department Store Portfolio properties are located in three states: Wisconsin (76.5% of NRA), Illinois (12.6% of NRA) and North Dakota (10.9% of NRA).

The following table presents each property comprising the WPC Department Store Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount(2)	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value
Brookfield	Brookfield, WI	211,253	100%	$13,605,821	24%	1967/2011	$21,300,000
Mayfair	Wauwatosa, WI	206,681	100%	$12,583,788	22%	1957/2011	$19,700,000
Southridge	Greendale, WI	217,434	100%	$11,497,877	20%	1970/2012	$18,000,000
Bay Park	Ashwaubenon, WI	132,195	100%	$8,112,391	14%	2002/N/A	$12,700,000
Joliet	Joliet, IL	126,365	100%	$6,132,201	11%	1978/1998	$9,600,000
West Acres	Fargo, ND	108,803	100%	$5,237,922	9%	1972/1998	$8,200,000
Total/Wtd. Avg.		1,002,731	100%	$57,170,000	100%		$89,500,000

(1)	Information is based on the underwritten rent roll.

(2)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire WPC Department Store Portfolio Non-Serviced Loan Combination balance.

The WPC Department Store Portfolio is 100% leased and occupied by MCRIL, LLC also known as The Bon-Ton Stores, Inc. The Bon-Ton Stores, Inc. (“Bon-Ton”) (NASDAQ: BONT) is a regional department store operator in the United States, offering an assortment of brand-name fashion apparel and accessories for women, men, and children, in addition to cosmetics, home furnishings, and other goods. As of December 31, 2014, Bon-Ton operated 270 stores in 26 states in the northeast, midwest, and upper great plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s, and Younkers nameplates, encompassing a total of approximately 25 million SF. At origination, a single, long-term lease was signed. This unitary lease covers all of the WPC Department Store Portfolio properties with a single rent payment. The initial lease term is for 20 years with three 10-year renewal options for a fully extended term of 50 years and no provisions for termination options. Bon Ton has a right of first offer to purchase its leased premises within 30 days’ notice from the landlord of intent to sell. If Bon Ton does not exercise the right, the landlord may sell the leased premises at terms which are greater than or equal to 95% of the sales price set forth in the sale notice. If the landlord intends to sell at less than 95%, then the landlord must first reoffer the leased premises to Bon Ton together with a copy of the third party offer at which Bon Ton will have 15 days in which to accept the sales price set forth in the new sale notice.

According to a third party report, each of the six stores are ranked in the top 25% in terms of sales of the 270 stores in the Bon-Ton chain, and five of the six are ranked in the top 25% in terms of sales PSF. All of the department stores are anchor boxes located within malls operated by national mall operators, including Simon, Macerich Property Management Company, Starwood Capital Group, General Growth Properties and CBL & Associates Properties.

The following table presents certain information relating to the lease at the WPC Department Store Portfolio:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
The Bon-Ton Stores, Inc.	NR/Caa2/B-	1,002,731	100%	$7,025,760	100%	$7.01	6/30/2035
Total/Wtd. Avg.		1,002,731	100%	$7,025,760	100%	$7.01

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the lease rollover schedule at the WPC Department Store Portfolio:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	0	0	$0.00	0%	0%	$0	0%	0%
2019	0	0	$0.00	0%	0%	$0	0%	0%
2020	0	0	$0.00	0%	0%	$0	0%	0%
2021	0	0	$0.00	0%	0%	$0	0%	0%
2022	0	0	$0.00	0%	0%	$0	0%	0%
2023	0	0	$0.00	0%	0%	$0	0%	0%
2024	0	0	$0.00	0%	0%	$0	0%	0%
2025	0	0	$0.00	0%	0%	$0	0%	0%
2026	0	0	$0.00	0%	0%	$0	0%	0%
2027	0	0	$0.00	0%	0%	$0	0%	0%
2028 & Beyond	1	1,002,731	$7.01	100%	100%	$7,025,760	100%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	1	1,002,731	$7.01	100%		$7,025,760	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The WPC Department Store Portfolio is comprised of six single-tenant retail properties located across three states and four different markets, which are listed below by descending Allocated Cut-off Date Loan Amount:

Market Summaries
Property Name	Address	Allocated Cut-off Date Loan Amount(1)	Estimated 2015 Population (five-mile radius)(2)	Estimated Average 2015 Household Income (five-mile radius)(2)	Average Submarket Retail Vacancy(2)
Brookfield	95 North Moorland Road, Brookfield, WI	$13,605,821	146,800	$83,878	5.7%
Mayfair	2400 North Mayfair Road, Wauwatosa, WI	$12,583,788	317,794	$61,542	7.0%
Southridge	5300 South 76th Street, Greendale, WI	$11,497,877	261,282	$64,547	7.0%
Bay Park	303 Bay Park Square, Ashwaubenon, WI	$8,112,391	151,025	$63,836	7.2%
Joliet	3340 Mall Loop Drive, Joliet, IL	$6,132,201	193,116	$81,643	9.1%
West Acres	3902 13th Avenue South, Fargo, ND	$5,237,922	178,279	$73,043	7.3%(3)

(1)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire WPC Department Store Portfolio Non-Serviced Loan Combination balance.

(2)	Source: Industry Report

(3)	Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the WPC Department Store Portfolio:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	N/A	$7,025,760	$7.01
Total Recoveries	N/A	N/A	N/A	N/A	$202,072	$0.20
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($361,392)	($0.36)
Effective Gross Income	N/A	N/A	N/A	N/A	$6,866,440	$6.85
Total Operating Expenses	N/A	N/A	N/A	N/A	$202,072	$0.20
Net Operating Income	N/A	N/A	N/A	N/A	$6,664,368	$6.65
Capital Expenditures	N/A	N/A	N/A	N/A	$250,683	$0.25
TI/LC	N/A	N/A	N/A	N/A	$376,224	$0.38
Net Cash Flow	N/A	N/A	N/A	N/A	$6,037,461	$6.02

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.94x
NCF DSCR	N/A	N/A	N/A	N/A	1.76x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.7%
NCF Debt Yield	N/A	N/A	N/A	N/A	10.6%

(1)	The WPC Department Store Portfolio Borrower acquired the WPC Department Store Portfolio in 2014, and therefore historical financial statements are unavailable.

(2)	UW Base Rent is net of actual vacancy and includes approximately $137,760 of additional contractual rent steps effective July 1, 2016.

Escrows and Reserves. During the continuance of a Springing Reserve Period (as defined below), the WPC Department Store Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $20,890 for replacement reserves, and (iv) $83,561 for TI/LC reserves provided that during the continuance of a Go Dark Event Period (as defined below), such monthly deposits are not required if the funds on deposit in such TI/LC reserve account are equal to or exceed the Go Dark Cap (as defined below). The WPC Department Store Portfolio Borrower deposited $512,738 in escrow at loan origination for deferred maintenance.

A “Springing Reserve Period” will occur (i) upon an event of default, (ii) if an event of default under the Bon-Ton lease or replacement tenant lease has occurred, (iii) if Bon-Ton or any replacement tenant’s lease is terminated or no longer in full force or effect, (iv) if Bon-Ton or any replacement tenant becomes insolvent or a debtor in any bankruptcy action, or (v) if a Springing Reserve Period is caused solely by clause (iii) above, if the DSCR based on the trailing 12-month period falling below 1.40x. A Springing Reserve Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the cure of such event of default under the Bon-Ton lease or replacement tenant lease, in regard to clause (iii) above, certain re-leasing conditions have been satisfied with respect to one or more replacement triple net leases and upon such replacement tenant(s) having taken occupancy and commenced the payment of rent and the DSCR as of the most recent payment date after such cure is greater than or equal to 1.40x, in regard to clause (iv) above, Bon-Ton or the replacement tenant(s) lease are unconditionally affirmed in the applicable bankruptcy and Bon-Ton or the replacement tenant(s) are paying full unabated rent, or in regard to clause (v) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.40x for two consecutive calendar quarters.

A “Go Dark Event Period” will occur upon (i) Bon-Ton vacating or abandoning or ceasing operations at such property or (ii) with respect to any property subject to a Go Dark Event Period, if clause (i) above is cured, and any acceptable sublease expires before July 6, 2024, the date of such expiration, provided that if the acceptable sublease expires on or after July 6, 2024, and prior to the maturity of the WPC Department Store Portfolio Mortgage Loan, July 6, 2024. A Go Dark Event Period will continue with respect to (i) or (ii) above, until (a) the replacement tenant(s) have taken occupancy and commenced the payment of rent under the replacement lease, (b) if three or fewer properties have a Go Dark Event Period, the date on which the applicable Go Dark Cap applicable to such property has been deposited in the TI/LC reserve account, (c) the execution of an acceptable sublease, (d) the execution of an acceptable sublease pursuant to which the term of the applicable sublease extends beyond the maturity of the WPC Department Store Portfolio Mortgage Loan, or (e) upon Bon-Ton resuming its operations at such property substantially in the same manner as existed prior to its cessation of operations.

“Go Dark Cap” means (i) if a Go Dark Event Period occurs with respect to two or less properties, comprising less than 37% of the WPC Department Store Portfolio square footage, $15 PSF for such applicable property or properties, or (ii) if a Go Dark Event Period occurs with respect to three properties, comprising less than 37% of the WPC Department Store Portfolio square footage, $15 PSF for the first and second property, and $20 PSF with respect to the third property.

Lockbox and Cash Management. The WPC Department Store Portfolio Non-Serviced Loan Combination provides for a springing lockbox (i.e., the WPC Department Store Portfolio Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period and thereafter maintain such hard lockbox throughout the term of the WPC Department Store Portfolio Non-Serviced Loan Combination). The WPC Department Store Portfolio Non-Serviced Loan Combination WPC Department Store Portfolio Non-Serviced Loan Combination has springing cash management (i.e., the WPC Department Store Portfolio Non-Serviced Loan Combination has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the WPC Department Store Portfolio Non-Serviced Loan Combination, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the WPC Department Store Portfolio Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the WPC Department Store Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the WPC Department Store Portfolio Borrower in connection with the operation and maintenance of the WPC Department Store Portfolio reasonably approved by the lender, and to disburse the remainder to the WPC Department Store Portfolio Borrower (or, during the continuance

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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of a Trigger Period (as defined below), to an account to be held by the lender as additional security for the WPC Department Store Portfolio Non-Serviced Loan Combination).

A “Trigger Period” will occur (i) upon an event of default, (ii) upon any permitted transfer or other event which results in the WPC Department Store Portfolio Borrower no longer being controlled by the guarantor or an affiliate of the guarantor, (iii) upon the commencement of a Springing Reserve Period, (iv) if an event of default under the Bon-Ton lease has occurred or Bon-Ton has surrendered, cancelled, or terminated its lease prior to its then current expiration date, or (v) upon the commencement of a Go Dark Event Period. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the Springing Reserve Period is cured, in regard to clause (iv) above, the applicable event of default has been cured and the replacement tenant(s) have taken occupancy at the property and commenced payment of rent and sufficient funds have been accumulated in the TI/LC reserve account to pay for all costs and expenses in connection with the re-tenanting of the space, or in regard to clause (v) above, the Go Dark Event Period has ended.

Additional Secured Indebtedness (not including trade debts). The WPC Department Store Portfolio Property also secures the WPC Department Store Portfolio Non-Serviced Companion Loan, with a Cut-off Date balance of $37,270,000. The WPC Department Store Portfolio Non-Serviced Companion Loan is included in the BACM 2015-UBS7 and CSAIL 2015-C3 securitization transactions. The promissory notes evidencing the WPC Department Store Portfolio Non-Serviced Companion Loan accrue interest at the same rate as the WPC Department Store Portfolio Mortgage Loan. The WPC Department Store Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the WPC Department Store Portfolio Non-Serviced Companion Loan. The holders of the WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the WPC Department Store Portfolio Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The WPC Department Store Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The WPC Department Store Portfolio Borrower may obtain the release of a property or properties from the lien of the mortgage after the expiration of the lockout period so long as among other requirements (i) the aggregate allocated loan amounts for the released property or properties does not exceed $28,585,000; (ii) the DSCR and debt yield for the remaining property or properties is not less than the greater of (a) the closing date DSCR and debt yield and (b) the DSCR and debt yield immediately prior to such release; (iii) the LTV for the remaining property or properties is not greater than the lesser of (a) the closing date LTV and (b) the LTV immediately prior to such release; and (iv) the WPC Department Store Portfolio Non-Serviced Loan Combination is partially defeased in the amount equal to the greater of (1) the product of the (x) allocated loan amount and (y) the Release Price Percentage (as defined below) for each such property and (2) 100% of the net sales proceeds with respect to such property.

“Release Price Percentage” means with respect to any property to be released, (i) if such property’s allocated loan amount when added to the aggregate allocated loan amounts of all properties theretofore released, is less than or equal to $14,292,500, 110%, and (ii) if such property’s allocated loan amount when added to the aggregate allocated loan amounts of all properties theretofore released, is greater than $14,292,500, 120%.

The WPC Department Store Portfolio Borrower may obtain a release of a property or properties by simultaneously substituting another property or properties, provided that after giving effect to such substitution, (i) the rent payable under the Bon-Ton lease shall be no less than the rent that was payable thereunder immediately prior to such substitution, (ii) the DSCR for all the individual properties shall not be less than the greater of the DSCR (a) immediately preceding such substitution and (b) as of the closing date, and (iii) the allocated loan amounts for all the released properties shall not exceed 50% of the original principal amount.

Terrorism Insurance. The WPC Department Store Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the WPC Department Store Portfolio Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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111

MSCI 2015-UBS8	Radisson - Buena Park, CA

Mortgage Loan No. 11 – Radisson - Buena Park, CA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$17,550,000			Location:	Buena Park, CA 90620
Cut-off Date Balance:	$17,550,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Hieu Minh Bui			Year Built/Renovated:	1982/2007
Mortgage Rate:	5.0820%			Size:	200 Rooms
Note Date:	11/5/2015			Cut-off Date Balance per Unit:	$87,750
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$68,761
Maturity Date:	12/1/2025			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$2,195,714
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	16.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	N/A			Most Recent NOI:	$2,617,554 (7/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,444,024 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(1):	$2,023,848 (12/31/2013)
Reserves				Most Recent Occupancy:	82.4% (9/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.9% (12/31/2014)
RE Tax:	$71,848	$17,962	N/A	3rd Most Recent Occupancy:	78.4% (12/31/2013)
Insurance:	$58,444	$14,611	N/A	Appraised Value (as of):	$23,500,000 (7/28/2015)
Recurring Replacements:	$0	$70,675	N/A	Cut-off Date LTV Ratio:	74.7%
PIP Reserve(2):	$400,000	$0	N/A	Maturity Date LTV Ratio:	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,550,000	71.8%	Purchase Price:	$23,400,000	95.8%
Borrower Equity:	$6,876,710	28.2%	Reserves:	$530,292	2.2%
			Closing Costs:	$496,418	2.0%
Total Sources:	$24,426,710	100.0%	Total Uses:	$24,426,710	100.0%

(1)	The 3rd Most Recent NOI includes June 2013 through December 2013 annualized expenses and FF&E.

(2)	The Radisson - Buena Park, CA Property is slated to undergo significant capital improvements as part of a chain-mandated property improvement plan that will be completed in three phases by January 31, 2018. Key upgrades are expected to include guestrooms, guest bathrooms, exterior and grounds, guestroom corridors, elevator foyers, ball room, guest elevators, lobby area and lounge.

The Mortgage Loan. The eleventh largest mortgage loan (the “Radisson - Buena Park, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,550,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Radisson - Buena Park, CA in Buena Park, California (the “Radisson - Buena Park, CA Property”). The proceeds of the Radisson - Buena Park, CA Mortgage Loan in addition to equity from the Radisson - Buena Park, CA Borrower were used to acquire the Radisson - Buena Park, CA Property for a purchase price of $23,400,000, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrowers are Golden Hotel LLC and Golden Capital Venture LLC (together, the “Radisson - Buena Park, CA Borrower”), each a special-purpose California limited liability company with no independent directors. The Radisson - Buena Park, CA Borrower is owned and controlled by Invobal Corporation. Invobal Corporation owns several office, apartment, hotel and land holdings with an estimated market value of approximately $206 million. Hieu Minh Bui, the sponsor and nonrecourse carve-out guarantor of the Radisson - Buena Park, CA Mortgage Loan, is the co-founder and a partial owner of Invobal Corporation.

The Property. The Radisson - Buena Park, CA Property is a four-story, 200-room, full-service hotel located on 3.51 acres in Buena Park, California. The Radisson - Buena Park, CA Property was originally constructed in 1982 as a Granada Royale Hotel and was subsequently converted to an Embassy Suites. The Radisson - Buena Park, CA Property operated as an Embassy Suites through 2007 when it was converted to its current branding as a Radisson Suites Hotel. Over the past three years, approximately $346,322 has been spent on capital improvements at the property including parking lot resurfacing, mattresses, televisions, beds and washer/dryers. The Radisson - Buena Park, CA Property operates under a franchise agreement that expires on June 30, 2033.

The guestroom configuration at the Radisson - Buena Park, CA Property comprises 145 double/double rooms, 53 king rooms and two executive suites. Guestrooms average 500 SF of living space and include a bedroom and a separate living room, a work desk with chair, two flat screen televisions, wireless high-speed internet access, room safe, coffee maker and a wet bar. Facilities and amenities at the Radisson - Buena Park, CA Property include Flora’s Restaurant & Lounge, a fitness center, an outdoor heated swimming pool, a business center, 3,663 SF of meeting space, a shuttle service to

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

112

MSCI 2015-UBS8	Radisson - Buena Park, CA

Disneyland and Knott’s Berry Farm and 202 surface parking spaces. As of 2014, demand at the Radisson - Buena Park, CA Property is approximately 55% meeting and group, 35% leisure and 10% commercial.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Radisson - Buena Park, CA Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	65.9%	$90.35	$59.53	74.6%	$76.35	$56.96	113.2%	84.5%	95.7%
2012	66.7%	$93.80	$62.56	78.1%	$78.73	$61.51	117.1%	83.9%	98.3%
2013	72.9%	$98.28	$71.67	78.8%	$84.59	$66.62	108.0%	86.1%	92.9%
2014	74.9%	$99.14	$74.22	82.9%	$89.41	$74.14	110.8%	90.2%	99.9%
9/30/2015 TTM	77.3%	$105.91	$81.89	82.4%	$93.88	$77.36	106.6%	88.6%	94.5%

Source: Industry Report

The Market. The Radisson - Buena Park, CA Property is located on Beach Boulevard (Highway 39), less than one-half mile south of Interstate 5 and approximately 24.6 miles southeast of downtown Los Angeles. Beach Boulevard is a major thoroughfare connecting Buena Park to southern California beaches with access to Interstate 5 and Highway 91. Buena Park is served by John Wayne Airport and Los Angeles International Airport located approximately 18 miles southeast and 30 miles northwest of the Radisson - Buena Park, CA Property, respectively.

The Radisson - Buena Park, CA Property is located in the Orange County market and proximate to key demand generators including Knott’s Berry Farm (0.5 miles), Disneyland Park (7.4 miles), Anaheim Convention Center (7.3 miles) and Orange County Beaches (14.0 miles). According to the appraisal, estimated 2014 population within a one-, three-, and five-mile radius of the Radisson - Buena Park, CA Property was 21,977, 260,873 and 650,065. Average household income within a five-mile radius is $83,442.

Competitive properties to the Radisson - Buena Park, CA Property are shown in the table below:

Competitive Property Summary
Property Name	Rooms	Year Opened	Commercial %	Meeting & Group %	Leisure %	Est. 2014 Occupancy	Est. 2014 ADR	Est. 2014 RevPAR
Radisson - Buena Park, CA Property	200	1982	10%	55%	35%	83%	$89	$74
Courtyard Anaheim Buena Park	145	1986	74%	10%	16%	79%	$111	$88
Knott’s Berry Farm Resort	320	1974	5%	35%	60%	76%	$96	$73
Holiday Inn Buena Park	249	1973	35%	45%	20%	81%	$84	$68
Fairfield Inn & Suites Buena Park	137	1986	45%	15%	40%	81%	$103	$83
Holiday Inn La Mirada	292	1983	45%	25%	30%	83%	$82	$68
The Hotel Fullerton	252	1967	15%	50%	35%	49%	$88	$43
Total/Weighted Average	1,595					75%	$92	$69

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Radisson - Buena Park, CA Property:

Cash Flow Analysis
	2011(1)	2012(1)	2013(2)	2014	7/31/2015 TTM	UW	UW per Room
Occupancy	N/A	N/A	78.4%	82.9%	81.8%	78.0%
ADR	N/A	N/A	$84.77	$89.23	$93.32	$93.32
RevPAR	N/A	N/A	$66.46	$74.00	$76.30	$72.79

Rooms Revenue	N/A	N/A	$4,862,985	$5,401,543	$5,569,600	$5,313,535	$26,568
Food & Beverage	N/A	N/A	$628,679	$701,760	$780,295	$744,420	$3,722
Other Income(3)	N/A	N/A	$80,124	$139,984	$151,761	$144,784	$724
Total Revenue	N/A	N/A	$5,571,787	$6,243,287	$6,501,656	$6,202,739	$31,014
Total Expenses	N/A	N/A	$3,547,939	$3,799,263	$3,884,102	$4,007,025	$20,035
Net Op. Income	N/A	N/A	$2,023,848	$2,444,024	$2,617,554	$2,195,714	$10,979
FF&E	N/A	N/A	$240,103	$249,731	$260,056	$248,110	$1,241
Net Cash Flow	N/A	N/A	$1,783,745	$2,194,293	$2,357,498	$1,947,604	$9,738

NOI DSCR	N/A	N/A	1.63x	1.97x	2.11x	1.77x
NCF DSCR	N/A	N/A	1.44x	1.77x	1.90x	1.57x
NOI Debt Yield	N/A	N/A	11.5%	13.9%	14.9%	12.5%
NCF Debt Yield	N/A	N/A	10.2%	12.5%	13.4%	11.1%

(1)	The previous seller acquired the Radisson - Buena Park, CA Property in May 2013, therefore historical financials are not available prior to that date.
(2)	2013 Total Expenses and FF&E represent June 2013 through December 2013 annualized.
(3)	Other Income includes telephone revenue, smoking fees, room damage fees, guest laundry, gift shop sales and other miscellaneous income.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

113

MSCI 2015-UBS8	Florida Keys Outlet Center

Mortgage Loan No. 12 – Florida Keys Outlet Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(1):	Single Asset
Original Balance:	$17,000,000			Location:	Florida City, FL 33034
Cut-off Date Balance:	$17,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/N/A
Mortgage Rate:	4.1685%			Size:	206,340 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit:	$82
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$82
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,040,210
Seasoning:	0 months			UW NOI Debt Yield:	17.9%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	17.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.84x
Additional Debt Type:	N/A			Most Recent NOI:	$2,749,515 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,354,551 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,969,114 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	95.2% (9/22/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.4% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	76.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$48,300,000 (10/2/2015)
Recurring Replacements:	$0	Springing	$123,804	Cut-off Date LTV Ratio:	35.2%
TI/LC:	$0	Springing	$619,020	Maturity Date LTV Ratio:	35.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,000,000	100.0%	Loan Payoff:	$10,071,957	59.2%
			Closing Costs:	$244,675	1.4%
			Return of Equity:	$6,683,368	39.3%
Total Sources:	$17,000,000	100.0%	Total Uses:	$17,000,000	100.0%

(1)	The Florida Keys Outlet Center Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Florida Keys Outlet Center Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Florida Keys Outlet Center Property, including, without limitation, portions of the Florida Keys Outlet Center Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Florida Keys Outlet Center Property, including portions of the Florida Keys Outlet Center Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Florida Keys Outlet Center Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Florida Keys Outlet Center Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

The Mortgage Loan. The twelfth largest mortgage loan (the “Florida Keys Outlet Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,000,000 and is secured by a first priority fee mortgage encumbering a 206,340 SF outlet center known as Florida Keys Outlet Center in Florida City, Florida (the “Florida Keys Outlet Center Property”). The proceeds of the Florida Keys Outlet Center Mortgage Loan were primarily used to refinance a previous mortgage loan secured by the Florida Keys Outlet Center Property in the original principal amount of approximately $10.1 million, to pay closing costs, and to return equity to the Florida Keys Outlet Center Borrower. The previous mortgage loan secured by the Florida Keys Outlet Center Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

When analyzed on a stand-alone basis, KBRA has indicated that the Florida Keys Outlet Center Mortgage Loan has credit characteristics commensurate with a “BBB” rated obligation, and Morningstar has indicated that the Florida Keys Outlet Center Mortgage Loan has credit characteristics commensurate with an “AAA” rated obligation.

The Borrower and the Sponsor. The borrower is Florida Keys Factory Shops Limited Partnership (the “Florida Keys Outlet Center Borrower”), a single-purpose Illinois limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Florida Keys Outlet Center Borrower is Simon Properties Group, L.P. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

114

MSCI 2015-UBS8	Florida Keys Outlet Center

The Florida Keys Outlet Center Mortgage Loan will be recourse to the sponsor pursuant to standard carve-outs; however, the guaranty and the environmental indemnity provide that Simon’s liability may not exceed $3.4 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and environmental indemnity or the preservation of the lender’s rights thereunder.

The Florida Keys Outlet Center Borrower is affiliated with the borrowers of three other mortgage loans through partial or complete direct or indirect common ownership, identified as Ellenton Premium Outlets, Grove City Premium Outlets and Gulfport Premium Outlets in Appendix I to the Free Writing Prospectus.

The Property. The Florida Keys Outlet Center Property is a single level 206,340 SF open-air outlet center situated on a 23.34-acre site located in Florida City, Florida with approximately 1,199 surface parking spaces (5.81 per 1,000 SF). The Florida Keys Outlet Center Property is located approximately 33.7 miles southwest of Miami, Florida and 21.6 miles north of the start of the Florida Keys. Access to the Florida Keys Outlet Center Property is provided by U.S. Route 1 and the Florida Turnpike Extension. U.S. Route 1, located adjacent to the Florida Keys Outlet Center Property and accessible 0.6 miles to the south, is a major north/south highway running along the entire east coast of Florida. The Florida Turnpike Extension connects with the Florida Turnpike, a major north/south toll road that runs through Miami, Fort Lauderdale, West Palm Beach, and Orlando, Florida. Traffic counts adjacent to the Florida Keys Outlet Center Property on U.S. Route 1 and the Florida Turnpike Extension are approximately 30,367 vehicles per day and approximately 17,852 vehicles per day, respectively, according to a third party market research report.

The Florida Keys Outlet Center Property includes a diverse mix of nationally recognized retailers consisting of 44 tenants, with no tenant contributing more than 7.5% of net rentable area or 7.8% of underwritten base rent. Major tenants at the Florida Keys Outlet Center Property include Nike Factory Store and Beall’s Outlet Store. In-line tenants include vendors such as Aeropostale, American Eagle Outfitter, Bass, Calvin Klein, Coach, Gap Outlet, Guess?, Levi’s Outlet, Nine West Outlet, OshKosh B’gosh, Sunglass Hut, and Tommy Hilfiger. There are also three food court tenants.

As of September 22, 2015, the Florida Keys Outlet Center Property was 95.2% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending August 31, 2015, were approximately $357 PSF with 26 tenants reporting comparable sales. The trailing 12-month weighted average occupancy cost for these tenants was 7.3%.

The following table presents certain information relating to the leases at the Florida Keys Outlet Center Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 8/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
Nike Factory Store	NR/A1/AA-	15,497	8%	$205,490	$13.26	$10,628,293	$686	3.8%	3/31/2025
Beall’s Outlet Store	NR/NR/NR	13,996	7%	$150,037	$10.72	$2,053,000	$147	9.8%	11/30/2019
Subtotal/Wtd. Avg.		29,493	14%	$355,527	$12.05	$12,681,293	$430	4.7%

Top 10 In-Line(5)
Levi’s Outlet	BB-/Ba2/BB	8,871	4%	$259,033	$29.20	$2,160,000	$243	12.9%	1/31/2020
OshKosh B’gosh	NR/NR/NR	5,095	2%	$172,007	$33.76	$1,358,000	$267	12.7%	1/31/2022
Carter’s	NR/NR/NR	5,009	2%	$165,297	$33.00	$1,699,000	$339	9.7%	1/31/2017
Tommy Hilfiger	NR/Ba2/BB+	8,307	4%	$156,502	$18.84	$4,652,000	$560	6.1%	11/30/2020
Under Armour Clearance	NR/NR/NR	8,440	4%	$150,000	$17.77	N/A	N/A	N/A	5/31/2026(6)
American Eagle Outfit	NR/NR/NR	6,500	3%	$125,970	$19.38	$1,984,000	$305	11.3%	1/31/2024
adidas Clearance	NR/NR/NR	7,499	4%	$119,984	$16.00	N/A	N/A	N/A	11/30/2019
Calvin Klein	NR/Ba2/BB+	4,496	2%	$112,400	$25.00	$1,256,000	$279	9.4%	11/30/2015
Guess?	NR/NR/NR	5,013	2%	$111,840	$22.31	$3,575,000	$713	7.6%	1/31/2020
Rack Room Shoes	NR/NR/NR	6,501	3%	$106,551	$16.39	$1,772,000	$273	13.3%	1/31/2024
Subtotal/Wtd. Avg.		65,731	32%	$1,479,585	$22.51	$18,456,000	$371	9.5%

Other Tenants		101,295	49%	$1,502,208	$14.83	$17,682,000
Vacant Space		9,821	5%	$0	$0.00	$0
Total/Wtd. Avg.		206,340	100%	$3,337,320	$16.98	$48,819,293

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting comparable sales.

(5)	Top in-line tenants are ordered by UW Base Rent.

(6)	Under Armour Clearance has a lease out for renewal with a current expiration date of May 2016. Under Armour Clearance has a lease renewal expiration date of May 2026. However, the proposed renewal lease has not been signed.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

115

MSCI 2015-UBS8	Florida Keys Outlet Center

The following table presents certain information relating to the lease rollover schedule at the Florida Keys Outlet Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	5,002	$25.35	2%	2%	$126,800	4%	4%
2015	0	0	$0.00	0%	2%	$0	0%	4%
2016	11	34,772	$9.65	17%	19%	$335,597	10%	14%
2017	6	14,802	$22.43	7%	26%	$332,036	10%	24%
2018	2	13,793	$10.52	7%	33%	$145,041	4%	28%
2019	5	29,703	$17.04	14%	48%	$505,993	15%	43%
2020	6	31,552	$22.84	15%	63%	$720,530	22%	65%
2021	2	4,799	$19.46	2%	65%	$93,390	3%	68%
2022	3	11,682	$23.87	6%	71%	$278,884	8%	76%
2023	0	0	$0.00	0%	71%	$0	0%	76%
2024	2	13,001	$17.88	6%	77%	$232,521	7%	83%
2025	3	23,997	$13.63	12%	89%	$326,960	10%	93%
2026(4)	2	13,416	$17.86	7%	95%	$239,568	7%	100%
2027	0	0	$0.00	0%	95%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	95%	$0	0%	100%
Vacant	0	9,821	$0.00	5%	100%	$0	0%	100%
Total/Wtd. Avg.	44	206,340	$16.98	100%		$3,337,320	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Under Armour Clearance (8,440 SF) that has a lease out for renewal with a current expiration date of May 2016. Under Armour Clearance has a lease renewal expiration date of May 2026. However, the proposed renewal lease has not been signed.

The Market. The Florida Keys Outlet Center Property is located in Florida City, Florida adjacent to U.S. Route 1 and the Florida Turnpike Extension and just north of the entrance to the Florida Keys. Tourism serves a major role in the economy of the neighborhood, and some of the local attractions include the Everglades National Park and Homestead-Miami Speedway. The Everglades National Park, approximately 10 miles from Florida City, is a World Heritage Site and home to endangered species such as the manatee, the American crocodile, and the Florida panther, with approximately 275 million visitors each year. Homestead-Miami Speedway, 4.7 miles east of the Florida Keys Outlet Center Property, is a motor racing track that has promoted several series of racing, including NASCAR, the Verizon IndyCar Series, and the Grand-Am Rolex Sports Car Series. Since 2002, the Homestead-Miami Speedway has hosted the final race of the season in all three of NASCAR’s series, generating more than $250 million annually for the region.

According to a third party market research report, the estimated 2015 population within a one-, three- and five-mile radius of the Florida Keys Outlet Center Property is 8,847, 76,805 and 122,194, respectively. The estimated 2015 average household income within a one-, three- and five-mile radius is $47,259, $47,160 and $52,331, respectively.

The Florida Keys Outlet Center Property is located within the South Dade retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 3.5% and an average asking annual lease rate of $18.28 PSF. According to a third party market research report, the submarket contains 793 buildings accounting for approximately 11.1 million SF of retail space.

The following table presents leasing data at certain competitive retail properties with respect to the Florida Keys Outlet Center Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Florida Keys Outlet Center Property	Outlet Center	1994/N/A	206,340(1)	95.2%(1)	Nike Factory Store, Beall’s Outlet Store	N/A
Southland Mall	Super Regional Center/Mall	1972/2005	985,123	93.0%	Sears, Macy’s, JC Penney, Regal Cinemas	12.0
The Falls	Regional Center	1980/1996	822,978	94.0%	Bloomingdale’s, Macy’s, Regal Cinemas	18.0
Dadeland Mall	Super Regional Center/Mall	1962/2013	1,488,000	96.0%	Macy’s, Nordstrom, Saks Fifth Avenue, JC Penney	21.0
Dolphin Mall	Outlet Center	2001/2010	1,403,169	98.0%	Cobb Theatre, Burlington Coat, Bass Pro, Bloomingdale’s, Dave & Buster’s	28.0
Sawgrass Mills	Outlet Center	1990/2013	2,275,000	99.0%	SuperTarget, Nordstrom Rack, Bed, Bath & Beyond, Marshalls, JC Penney	57.0
Total/Wtd. Avg.(2)			6,974,270	96.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. excludes the Florida Keys Outlet Center Property.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

116

MSCI 2015-UBS8	Florida Keys Outlet Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Florida Keys Outlet Center Property:

Cash Flow Analysis
	2012	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent	$2,548,691	$2,761,638	$3,020,157	$3,253,229	$3,830,901	$18.57
Total Recoveries	$479,558	$605,672	$864,539	$951,123	$1,093,273	$5.30
Other Income	$73,640	$106,740	$123,671	$189,111	$123,000	$0.60
Less Vacancy	($3,223)	$14,343	($51,997)	($30,483)	($246,209)	($1.19)
Effective Gross Income	$3,098,666	$3,488,393	$3,956,370	$4,362,980	$4,800,965	$23.27
Total Operating Expenses	$1,551,251	$1,519,279	$1,601,819	$1,613,465	$1,760,755	$8.53
Net Operating Income	$1,547,415	$1,969,114	$2,354,551	$2,749,515	$3,040,210	$14.73
Capital Expenditures	$0	$0	$0	$0	$63,965	$0.31
TI/LC	$0	$0	$0	$0	$217,364	$1.05
Net Cash Flow	$1,547,415	$1,969,114	$2,354,551	$2,749,515	$2,758,881	$13.37

Occupancy %	68.3%	76.7%	74.4%	91.0%	95.2%
NOI DSCR	2.15x	2.74x	3.27x	3.82x	4.23x
NCF DSCR	2.15x	2.74x	3.27x	3.82x	3.84x
NOI Debt Yield	9.1%	11.6%	13.9%	16.2%	17.9%
NCF Debt Yield	9.1%	11.6%	13.9%	16.2%	16.2%

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

117

MSCI 2015-UBS8	Landmark at Siena Springs Apartments

Mortgage Loan No. 13 – Landmark at Siena Springs Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,050,000			Location:	Orlando, FL 32835
Cut-off Date Balance:	$16,050,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Roderick R. Hubbard			Year Built/Renovated:	1988/2012
Mortgage Rate:	4.8000%			Size:	252 Units
Note Date:	10/8/2015			Cut-off Date Balance per Unit:	$63,690
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$54,931
Maturity Date:	11/1/2025			Property Manager:	Michaelson Real Estate Group, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,308,846
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	9.5%
Lockbox/Cash Mgmt Status:	Springing / Springing			UW NCF DSCR:	1.59x (IO) 1.23x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,279,816 (8/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,143,927 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,070,375 (12/31/2013)
Reserves				Most Recent Occupancy:	96.4% (10/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.8% (12/31/2014)
RE Tax:	$25,205	$25,205	N/A	3rd Most Recent Occupancy:	92.9% (12/31/2013)
Insurance:	$17,012	$8,506	N/A	Appraised Value (as of):	$21,900,000 (8/7/2015)
Deferred Maintenance:	$44,563	$0	N/A	Cut-off Date LTV Ratio:	73.3%
Recurring Replacements:	$0	$5,250	N/A	Maturity Date LTV Ratio:	63.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,050,000	71.9%	Purchase Price:	$21,400,000	95.9%
Purchase Adjustments & Prorations:	$552,031	2.5%	Reserves:	$86,780	0.4%
Borrower Cash:	$5,716,392	25.6%	Closing Costs(1):	$831,643	3.7%
Total Sources:	$22,318,423	100.0%	Total Uses:	$22,318,423	100.0%

(1)	Closing Costs include approximately $392,210 on real estate tax payments and insurance premiums paid at closing.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Landmark at Siena Springs Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,050,000 secured by a first priority fee mortgage encumbering a garden style multifamily property with a total of 252 units in Orlando, Florida (the “Landmark at Siena Springs Apartments Property”). The proceeds of the Landmark at Siena Springs Apartments Mortgage Loan were used to acquire the Landmark at Siena Springs Apartments Property for a total purchase price of approximately $21,400,000 ($20,847,969 net of adjustments), fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Siena Springs, LLC (the “Landmark at Siena Springs Apartments Borrower”), a single-purpose Florida limited liability company. The Landmark at Siena Springs Apartments Borrower is primarily owned and controlled by Roderick R. Hubbard, the nonrecourse carve-out guarantor and the CEO of Eklund Development, LLC, a real estate development and management company with a portfolio of approximately 2,300 apartment units.

The Property. The Landmark at Siena Springs Apartments Property consists of 14 three-story apartment buildings containing 252 one- and two-bedroom units with 423 surface parking spaces. Common amenities include a clubhouse, a car wash area, a laundry center, a fitness center, a picnic area, a playground, a business center, seven outdoor swimming pools and a sports court. The Landmark at Siena Springs Apartments Property was constructed in 1988.

The table below summarizes the Landmark at Siena Springs Apartments Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)	Avg. Rent	Market Rent
1BR/1BA	140	724	$780	$816
2BR/1BA and 2BR/2BA	112	977	$923	$955
Total/Wtd. Avg.	252	837	$843	$877

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

118

MSCI 2015-UBS8	Landmark at Siena Springs Apartments

The Market. The Landmark at Siena Springs Apartments Property is located within the Metro West master-planned development area of Orlando, Orange County, Florida, approximately seven miles west of the Orlando Central Business District, and within the West Orlando submarket. As of June 30, 2015, the West Orlando submarket contains approximately 18,900 apartment units with an average 96.0% occupancy rate and an average monthly rental rate of $969. The appraisal notes that the overall Orlando market has approximately 7,601 units currently in development.

Comparable rental properties to the Landmark at Siena Springs Apartments Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Average Units Size (SF)	Average Monthly Rent per Unit
Amara at MetroWest 6168 Raleigh Street Orlando, FL	411	497,310	1997	96%	1,210	$1,307
Sterling Crest 1935 Kirkman Road Orlando, FL	360	356,016	1993	99%	989	$929
Marina Landing 6315 Westgate Drive Orlando, FL	260	235,040	1991	98%	904	$1,176
City West 1801 South Kirkman Road Orlando, FL	300	248,675	1989	93%	829	$977
Indigo West 6101 Raleigh Street Orlando, FL	456	496,416	1997	95%	1,089	$1,049

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Landmark at Siena Springs Apartments Property:

Cash Flow Analysis
	2012(1)	2013	2014	8/31/2015 TTM	UW	UW PSF
Base Rent	N/A	$2,244,719	$2,355,969	$2,490,679	$2,582,025	$10,246
Total Recoveries	N/A	$0	$0	$0	$0	$0
Other Income	N/A	$234,818	$309,493	$384,421	$384,421	$1,525
Discounts Concessions	N/A	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	N/A	($164,539)	($123,467)	($113,082)	($129,101)	($512)
Effective Gross Income	N/A	$2,314,998	$2,541,995	$2,762,018	$2,837,345	$11,259
Total Expenses	N/A	$1,244,623	$1,398,068	$1,482,202	$1,528,499	$6,065
Net Operating Income	N/A	$1,070,375	$1,143,927	$1,279,816	$1,308,846	$5,194
Capital Expenditures	N/A	$0	$0	$0	$63,000	$250
Net Cash Flow		$1,070,375	$1,143,927	$1,279,816	$1,245,846	$4,944

Occupancy %	N/A	92.9%	94.8%	96.4%	95.0%
NOI DSCR	N/A	1.06x	1.13x	1.27x	1.30x
NCF DSCR	N/A	1.06x	1.13x	1.27x	1.23x
NOI Debt Yield	N/A	6.7%	7.1%	8.0%	8.2%
NCF Debt Yield	N/A	6.7%	7.1%	8.0%	7.8%

(1)	The seller acquired the Landmark at Siena Springs Apartments Property in 2012 and did not provide operating statements prior to 2013.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

119

MSCI 2015-UBS8	Cape May Hotels

Mortgage Loan No. 14 – Cape May Hotels

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(3):	Portfolio
Original Balance(1):	$16,000,000			Location:	Cape May, NJ 08204
Cut-off Date Balance(1):	$15,924,543			General Property Type:	Hospitality
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Curtis Bashaw; Craig Wood			Year Built/Renovated:	Various
Mortgage Rate:	4.8331%			Size:	129 Rooms
Note Date:	7/17/2015			Cut-off Date Balance per Unit(1):	$246,892
First Payment Date:	9/6/2015			Maturity Date Balance per Unit(1):	$203,316
Maturity Date:	8/6/2025			Property Manager:	Cape Management Company LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$4,122,620
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.86x
Additional Debt Balance(1):	$16,000,000			Most Recent NOI:	$3,904,516 (5/31/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,932,393 (12/31/2014)
Reserves				3rd Most Recent NOI:	$3,109,010 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.3% (5/31/2015)
RE Tax:	$120,937	$21,596	N/A	2nd Most Recent Occupancy:	70.8% (12/31/2014)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	68.9% (12/31/2013)
Deferred Maintenance:	$8,250	$0	N/A	Appraised Value (as of):	$44,600,000 (5/4/2015)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	68.3%
Other(2):	$810,000	Springing	Various	Maturity Date LTV Ratio(1):	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$32,000,000	100.0%	Loan Payoff:	$22,911,057	71.6%
			Reserves:	$939,187	2.9%
			Closing Costs:	$943,261	2.9%
			Return of Equity:	$7,206,495	22.5%
Total Sources:	$32,000,000	100.0%	Total Uses:	$32,000,000	100.0%

(1)	The Cape May Hotels Mortgage Loan is part of the Cape May Hotels Non-Serviced Loan Combination, which is comprised of two pari passu promissory notes with an aggregate principal balance of $32,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Cape May Hotels Non-Serviced Loan Combination.

(2)	At loan origination, $810,000 was escrowed into a seasonality reserve. On each monthly payment date occurring in the calendar months of July, August, September and October commencing with and including the calendar year of 2016 and each subsequent calendar year, the Cape May Hotels Borrower is required to deposit with lender an amount equal to 25% of the required seasonality reserve amount. Upon the occurrence of a property improvement plan trigger event, the Cape May Hotels Borrower is required to deposit all excess cash flow with lender. On each monthly payment date, the Cape May Hotels Borrower is required to make deposits into a gift certificate reserve and an advance deposit reserve in the amount of the monthly gift certificate deposit and monthly advance deposit amount, respectively. The gift certificate reserve is capped at 2.5% of the then outstanding principal balance of the Cape May Hotels Non-Serviced Loan Combination. The advance deposit reserve is capped at 10% of the then outstanding principal balance of the Cape May Hotels Non-Serviced Loan Combination.

(3)	The Cape May Hotels Borrower may obtain the release of The Star Inn in connection with a defeasance in the amount of $5,603,434 provided (i) DSCR remains the greater of (a) 1.78x and (b) the DSCR for the Cape May Hotels Property preceding the release; (ii) debt yield remains the greater of (a) 11.3% and (b) the debt yield for the Cape May Hotels Property preceding the release; (iii) loan-to-value remains the lesser of (a) 68.7% and (b) the loan-to-value for the Cape May Hotels Property preceding the release. Provided no event of default has occurred and is continuing, the Cape May Hotels Borrower may obtain the release of an outparcel from the lien upon satisfaction of certain conditions.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cape May Hotels Mortgage Loan”) is part of a non-serviced loan combination (the “Cape May Hotels Non-Serviced Loan Combination”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $32,000,000, both of which are secured by a first priority fee mortgage encumbering two hotels located in Cape May, New Jersey: the Congress Hall comprised of 108 rooms (the “Congress Hall Hotel”) and The Star comprised of 21 rooms (the “The Star Inn,” and together with the Congress Hall Hotel, the “Cape May Hotels Property”). Promissory Note A-2, in the original principal amount of $16,000,000, represents the Cape May Hotels Mortgage Loan. Promissory Note A-1, in the original principal amount of $16,000,000 (the “Cape May Hotels Non-Serviced Companion Loan”), was contributed to the CSAIL 2015-C3 securitization trust. The Cape May Hotels Non-Serviced Loan Combination is being serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 transaction. See “Description of the Mortgage Pool— The Non-Serviced Loan Combinations—The Cape May Hotels Non-Serviced Loan Combination” and “Servicing of Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Cape May Hotels Non-Serviced Loan Combination were primarily used to refinance a previous mortgage loan secured by the Cape May Hotels Property of approximately $22.9 million, fund reserves, and pay closing costs.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Cape May Hotels

The Borrowers and the Sponsors. The borrowing entities are Congress Hall Limited Liability Company (the “Congress Hall Borrower”) and Perry Street Associates, LLC (the “The Star Borrower,” together with the Congress Hall Borrower, the “Cape May Hotels Borrower”), both single-purpose New Jersey limited liability companies structured to be bankruptcy-remote, each with a single-purpose Delaware limited liability company managing member that has one independent director. The Congress Hall Borrower is 27.770% indirectly owned by Craig Wood, 27.770% indirectly owned by Curtis Bashaw, and 44.461% indirectly owned by various parties (with none of the parties controlling more than 19.700% ownership). The Star Borrower is 24.574% indirectly owned by Mr. Wood, 24.574% indirectly owned by Mr. Bashaw, and 46.852% indirectly owned by various parties (with none of the parties controlling more than 14.256% ownership). Mr. Wood and Mr. Bashaw are the sponsors and nonrecourse carve-out guarantors of the Cape May Hotels Borrower.

Mr. Wood and Mr. Bashaw are the founders and managing partners of Cape Advisors, Inc. Mr. Wood brings 24 years of real estate experience to Cape Advisors, Inc. Cape Advisors, Inc. is the parent company of the Cape May Hotels Borrower and was formed in 1995 by Mr. Bashaw and Mr. Wood as a real estate development and investment firm. Since its inception, the company has completed over $1.5 billion in development projects, principally in New York City and New Jersey, including multifamily residential projects, hotels and conference centers, land development, retail projects, historic preservation, adaptive re-use, and environmentally sensitive projects ranging in size from $5.0 million to over $250 million. The hotels owned and managed by Cape Advisors, Inc. include the Congress Hall Hotel, The Virginia, the Beach Shack, the Sandpiper Beach Club, The Star Inn, The Virginia Cottages, Baron’s Cove Sag Harbor, The Chelsea, and the Mondrian Soho.

The Properties.

The following table presents each property comprising the Cape May Hotels Property by descending Allocated Cut-off Date Loan Amount:

Cape May Hotels Property Summary
Property Name	Size (Rooms)(1)	Occupancy(1)	UW ADR(1)	UW RevPAR(1)	UW NCF	Appraised Value	Allocated Cut-off Date Loan Amount(2)	% of Allocated Loan Amount
Congress Hall Hotel	108	75.3%	$265.96	$200.27	$3,216,216	$39,800,000	$27,201,580	85%
The Star Inn	21	69.1%	$219.59	$151.74	$540,682	$6,800,000	$4,647,506	15%
Total/Wtd. Avg.	129	74.3%	$258.94	$192.37	$3,756,898	$46,600,000	$31,849,086	100%

(1)	Information is based on the underwritten rent roll.

(2)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire Cape May Hotels Non-Serviced Loan Combination balance as of the Cut-off Date.

The Congress Hall Hotel. The Congress Hall Hotel is a full service, 108-room historic hotel located at 200 Congress Place, Cape May, New Jersey. The four-story building, originally built in 1879 and renovated in 2002, features two restaurants, a pool bar and lounge, approximately 6,183 SF of indoor meeting space as well as outdoor function space on the beach or great lawn, two outdoor pools, a fitness room, retail shops, a spa, beach access and 201 parking spaces. The hotel is on a beach block in the northwest quadrant of the intersection formed by Congress Place and Perry Street. Guestrooms feature historic details, an entertainment armoire with a flat-panel television, a desk with chair, an armchair, a dresser, bedside tables, lighting fixtures and a safe. In-room amenities include Wi-Fi and a telephone with voicemail. Deluxe rooms are available for a premium rate and feature a larger living space.

Purchased in 2000, the Congress Hall Hotel underwent extensive renovations and re-opened in 2002 with modern amenities. In the past five years, a total of approximately $3.2 million in capital improvements have been completed on the Congress Hall Hotel, including a spa renovation, ballroom floor refinish, guest bathroom renovation, lobby renovation, HVAC replacements and exterior painting.

As one of the oldest seaside resorts in the United States, the Congress Hall Hotel had a reputation for being a preferred destination for U.S. presidents in the 1880s and was known as the summer White House from 1889-1892 during the term of President Benjamin Harrison. Moreover, the Congress Hall Hotel is the recipient of a number of awards including the 2012 Condé Nast Travelers Top 45 Hotels in the Northeast, 2013 Condé Nast Travelers Top 10 Hotels in the Mid-Atlantic, Condé Nast Travelers Best Hotels in the Northeast: Readers’ Choice Awards 2014, Tripadvisor’s 2015 Certificate of Excellence, and WeddingWire Couples’ Choice Awards for 2015. A popular wedding location, the Congress Hall Hotel offers wedding and event services and accommodations. Venues at the Congress Hall Hotel include the beach, the grand lawn and the 3,789-SF grand ballroom, which can host up to 250 guests.

Dining options at the Congress Hall Hotel include The Blue Pig Tavern, The Brown Room and The Boiler Room. Originally a mid-1800 gambling parlor, the Blue Pig Tavern is the recipient of the 2014 OpenTable Diners’ Choice Award. The Brown Room, originally the site of Congress Hall Hotel’s first legal post-prohibition cocktail bar, is a 1930’s inspired cocktail lounge that hosts live entertainment on a weekly basis. The Boiler Room is an underground music club and pizzeria which features live bands and a dance floor.

More specific information about the Congress Hall Hotel and the related competitive set is set forth in the following table:

Congress Hall Hotel Historical Occupancy, ADR, RevPAR
	Competitive Set			Congress Hall Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	50.9%	$166.49	$84.72	72.7%	$271.13	$197.16	142.9%	162.9%	232.7%
2013	48.0%	$170.52	$81.93	76.9%	$274.70	$211.38	160.1%	161.1%	258.0%
2014	45.9%	$180.40	$82.83	76.0%	$275.34	$209.26	165.5%	152.6%	252.6%
5/31/2015 TTM	46.6%	$181.19	$84.46	75.3%	$273.43	$206.01	161.6%	150.9%	243.9%

Source: Industry Report

The Star Inn. The Star Inn is a 21-room historic hotel, which is comprised of two buildings, the three-story Inn and the two-story Carriage House and 20 parking spaces. Originally built in 1906 and renovated in 2003, The Star Inn is located at 29 Perry Street, Cape May, New Jersey and is located across the street from the Congress Hall Hotel on a beach block.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Cape May Hotels

Additional amenities for all 21 guest rooms include complimentary high-speed Internet access, a flat-panel television with complimentary movie channels and a telephone with personalized voicemail. The Carriage House features two two-bedroom apartments with balconies and are equipped with amenities typical for an extended stay facility including a kitchenette with a refrigerator, a microwave, stovetop, and toaster. The Star Inn was renovated and reopened in 2003 and serves as the sister property to the Congress Hall Hotel. In addition to the onsite coffee shop, guests at The Star Inn have access to the Congress Hall Hotel amenities.

More specific information about The Star Inn and the related competitive set is set forth in the following table:

The Star Inn Historical Occupancy, ADR, RevPAR (Estimated)
	Competitive Set			The Star Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	52.8%	$122.09	$64.50	64.1%	$226.00	$144.78	121.3%	185.1%	224.5%
2013	49.6%	$122.97	$61.04	70.9%	$216.86	$153.68	142.8%	176.3%	251.8%
2014	50.0%	$129.12	$64.62	68.2%	$223.55	$152.55	136.4%	173.1%	236.1%
5/31/2015 TTM	52.0%	$122.75	$63.82	69.1%	$220.31	$152.22	132.9%	179.5%	238.5%

Source: Industry Report

The Market. Both the Congress Hall Hotel and The Star Inn are located in Cape May, New Jersey, along the beachfront. Cape May is at the southern tip of Cape May Peninsula where the Delaware Bay meets the Atlantic Ocean and is one of the country’s oldest vacation resort destinations due its location and over 30 miles of well-maintained beaches. Tourist destinations in the Cape May area include the Cape May Lighthouse, Cape May County Park and Zoo, Cape May Point State Park, Washington Street Mall, and Cold Spring Village. Special events also serve as a tourism draw, such as festivals and concerts. The entire city of Cape May is designated the Cape May Historic District, a national historic landmark, due to its concentration of nearly 600 preserved Victorian buildings. Due to the character of the neighborhood, developable sites near the Atlantic Ocean are scarce.

The neighborhood is generally defined by West Perry Street to the north, South Cape May Meadows to the west, Beach Avenue to the south, and Pittsburgh Avenue to the east. The neighborhood is characterized by hotels and motels, bed and breakfasts, restaurants, retail, service shops and residences. The Washington Street Mall is located on Washington Street within walking distance to both properties. The mall is a three-block pedestrian concourse comprised of small, independent shops, galleries and dining options, many of which are generational family-owned stores.

Cape May county ranks second in the state of New Jersey in dollars generated in tourism, including $2.3 billion in lodging, over $1.3 billion in restaurants, $1.2 billion in retail sales, $668.6 million in recreation and another $389.6 million in transportation. According to a third party report, tourism in Cape May county generated $5.8 billion sales in 2014, a 5.2% increase from $5.5 billion in 2013, or 20.5% increase from $4.8 billion in 2010.

According to the appraisal, the greater market surrounding the Cape May Hotels Property offers 375 hotels and motels, spanning 14,055 rooms. The two largest hotels are the 330-room Chelsea Hotel and the 255-room Ocean Place Resort & Spa. According to an industry report as of May 2015, the Congress Hall Hotel and The Star Inn are located in the New Jersey Shore market which consists of 497 hotel properties with a total of 41,371 rooms. The overall market has shown steady growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 3.5%, 3.0% and 6.6% growth, respectively. Approximately 14.3% of the rooms are in the luxury class segment which consists of 34 hotels. The luxury class hotel category has experienced an even greater growth pattern over the past 12 months indicating 10.2%, 8.8% and 19.9% growth respectively for occupancy, ADR and RevPAR.

The submarket area primarily consists of properties servicing the leisure and travel industry such as hotels, restaurants, entertainment and related service providers:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
				Estimated Marketing Mix			2014 Estimated Operating Statistics
Property Name	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Congress Hall Hotel	108	1879	6,183	0%	20%	80%	76.0%	$275.34	$209.26
The Star Inn	21	1906	0	0%	20%	80%	68.2%	$223.55	$152.55
Chelsea Atlantic City	331	1985	8,000	3%	12%	85%	41.0%	$155.00	$63.55
Days Inn Wildwood	79	NAV	NAV	5%	20%	75%	45.0%	$147.00	$66.15
Holiday Inn Bethany Beach	100	2001	1,400	5%	15%	80%	50.0%	$174.00	$87.00
Molly Pitcher Inn	106	1928	9,000	0%	25%	75%	45.0%	$185.00	$83.25
Ocean Place Resort & Spa	255	1990	40,000	0%	30%	70%	52.0%	$215.00	$111.80
Total/Wtd. Avg.(1)	871						46.1%	$177.67	$83.00

Source: Appraisal

(1)     Total/Wtd. Avg. is weighted by number of rooms and excludes the Cape May Hotels Property.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Cape May Hotels

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cape May Hotels Property:

Cash Flow Analysis
	2012	2013	2014	5/31/2015 TTM	UW	UW per Room
Occupancy	66.4%	68.9%	70.8%	74.3%	74.3%
ADR	$257.12	$261.17	$266.96	$258.94	$258.94
RevPAR	$170.75	$179.87	$189.03	$192.37	$192.37

Rooms Revenue	$8,061,646	$8,469,098	$8,900,593	$9,057,589	$9,057,589	$70,214
Food & Beverage	$7,660,139	$7,925,915	$8,688,673	$8,883,895	$8,883,895	$68,867
Other Departmental Revenue	$1,752,899	$1,868,960	$1,981,717	$2,073,000	$2,073,000	$16,070
Other Income(1)	($16,776)	$1,093	$0	$2,623	$2,623	$20
Total Revenue	$17,457,908	$18,265,066	$19,570,984	$20,017,108	$20,017,108	$155,171
Total Expenses	$14,109,011	$15,156,056	$15,638,591	$16,112,593	$15,894,489	$123,213
Net Operating Income	$3,348,896	$3,109,010	$3,932,393	$3,904,516	$4,122,620	$31,958
FF&E	$418,021	$307,668	$221,394	$343,306	$365,721	$2,835
Net Cash Flow	$2,930,876	$2,801,342	$3,710,999	$3,561,209	$3,756,898	$29,123

NOI DSCR	1.66x	1.54x	1.94x	1.93x	2.04x
NCF DSCR	1.45x	1.39x	1.83x	1.76x	1.86x
NOI Debt Yield	10.5%	9.8%	12.3%	12.3%	12.9%
NCF Debt Yield	9.2%	8.8%	11.7%	11.2%	11.8%

(1)	Other Income includes revenue generated from vending machines, concierge services, and desk concessions at The Star Inn.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Patricia & Southway Manor

Mortgage Loan No. 15 – Patricia & Southway Manor

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance:	$15,750,000			Location:	Houston, TX 77087
Cut-off Date Balance:	$15,718,795			General Property Type:	Multifamily
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Amyn Gillani			Year Built/Renovated:	1946, 1947/2013
Mortgage Rate:	5.1085%			Size:	492 Units
Note Date:	11/5/2015			Cut-off Date Balance per Unit:	$31,949
First Payment Date:	12/6/2015			Maturity Date Balance per Unit:	$22,480
Maturity Date:	11/6/2025			Property Manager:	Terra Nova Property Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	270 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,840,770
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield:	11.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.43x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,792,642 (9/30/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,742,139 (12/31/2014)
Reserves				3rd Most Recent NOI:	$1,645,661 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.7% (9/30/2015)
RE Tax:	$233,293	$20,111	N/A	2nd Most Recent Occupancy:	95.9% (12/31/2014)
Insurance:	$87,488	$24,302	N/A	3rd Most Recent Occupancy:	95.5% (12/31/2013)
Deferred Maintenance:	$16,250	$0	N/A	Appraised Value (as of):	$21,700,000 (8/4/2015)
Recurring Replacements:	$0	$16,400	N/A	Cut-off Date LTV Ratio:	72.4%
				Maturity Date LTV Ratio:	51.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,750,000	99.8%	Loan Payoff(1):	$15,010,712	95.1%
Borrower Equity:	$26,830	0.2%	Reserves:	$337,031	2.1%
			Closing Costs:	$429,087	2.7%
Total Sources:	$15,776,830	100.0%	Total Uses:	$15,776,830	100.0%

(1)	Loan Payoff includes yield maintenance costs of approximately $1.6 million and a partner buyout of approximately $3.7 million.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Patricia & Southway Manor Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,750,000, which is secured by a first priority fee mortgage encumbering two garden-style multifamily properties with a total of 492 apartment units in Houston, Texas (the “Patricia & Southway Manor Property”). The proceeds of the Patricia & Southway Manor Mortgage Loan, along with $26,830 of borrower equity, were used to refinance a previous loan secured by the Patricia & Southway Manor Property, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrowing entity is Patricia Manor Place, LLC (the “Patricia & Southway Manor Borrower”) a single-purpose Texas limited liability company structured to be bankruptcy-remote with one independent director. The Patricia & Southway Manor Borrower is owned by Patricia Partners LLC (51.08%) and Patricia Associates LLC (48.92%), both of which are owned by the sponsor and non-recourse guarantor, Amyn Gillani (46%) and six other members with an equal share of 9%. Mr. Gillani is the founding CEO of various real estate ventures and is the acquisition director, key principal and officer of various real estate businesses with over 2,000 multifamily acquisitions. Mr. Gillani specializes in renovating and leasing up multifamily properties in the Houston area and has rehabilitated approximately 1,361 multifamily units since 2013.

The Properties. The Patricia & Southway Manor Property is composed of two, separate multifamily developments in Houston, Texas and consists of 492 units contained within 49 two-story, garden style buildings totaling 349,580 SF. The Patricia Manor apartments (the “Patricia Manor Property”) contain 244 units totaling 176,008 SF and were built in 1946 on 10.9 acres of land. The Southway Manor apartments (the “Southway Manor Property”) contain 248 units totaling 173,572 SF and were built in 1947 on 10.2 acres of land. Property improvements also include 213 parking spaces for the Patricia Manor Property and 236 parking spaces for the Southway Manor Property. Community amenities include security patrol, laundry rooms, vending machines, a swimming pool and an on-site office. Unit amenities include standard appliances, tile flooring and nine to ten foot ceilings.

The sponsor purchased the Patricia & Southway Manor Property in 2011. The Patricia & Southway Manor Borrower invested $9.2 million in property renovations over 2013 and 2014 and has also invested an additional $2.4 million in capital expenditures since acquisition, for a total of $23,565 per unit. The renovation included exterior painting, roof repairs, plumbing and electrical repairs, updated interiors, upgrades to the office, model, laundry rooms, vending machines and other common areas and installation of security cameras and solar screens.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Patricia & Southway Manor

The table below shows the apartment mix at the Patricia & Southway Manor Property:

Unit Mix(1)
Apartment Type	Number of Units	% of Total	Occupied Units	Occupancy	Avg. Unit Size (SF)	Avg. Monthly Rental Range	Avg. Monthly Rental Rate Per Unit
One Bedroom/One Bath	97	20%	95	97.9%	560	$470 - $520	$508
Two Bedroom/One Bath	325	66%	314	96.6%	714	$525 - $570	$557
Three Bedroom/One Bath	62	13%	59	95.2%	924	$615 - $670	$658
Admin Unit	3	1%	3	100.0%	784	N/A	$593
Office	2	0%	2	100.0%	714	N/A	$565
Model	3	1%	3	100.0%	714	N/A	$560
Total/Wtd. Avg.	492	100%	476	96.7%	711		$560

(1)	Information is based on the underwritten rent roll.

The Market. The Patricia & Southway Manor Property is located in Houston, Texas. Houston has a population of over 6.4 million people residing in the metropolitan area, making it the most populous city in Texas, and the fourth most populous city in the United States. Two commercial airports, the George Bush Intercontinental Airport (“IAH”) and the William P. Hobby airport (“HOU”), served the Houston metropolitan area and provided transportation to approximately 50 million passengers in 2012. HOU has been recognized by Airports Council International for being one of the top five performing airports in the world and for customer service. The Port of Houston, located a few hours sailing time from the Gulf of Mexico, is 25 miles long and has public and private facilities. The Port of Houston is the sixth largest port in the world and is ranked first in the United States for foreign waterborne commerce and second in total tonnage.

The Patricia Manor Property and Southway Manor Property are situated approximately one mile apart, near the intersection of Interstate 45 and Interstate 610. HOU is located approximately 4.0 miles south of the Patricia & Southway Manor Property, and the Port of Houston is located approximately 4.0 miles north east of the Patricia & Southway Manor Property.

According to a third party market research report, the estimated 2015 population within a one-, three- and five-mile radius of the Patricia Manor Property is 27,552, 136,925 and 311,580, respectively. The estimated 2015 population within a one-, three- and five-mile radius of the Southway Manor Property is 25,140, 140,754 and 315,969, respectively.

Comparable rental properties to the Patricia & Southway Manor Property are shown in the table below.

Competitive Property Summary
Property Name/Address	Size (Units)	Year Built/Renovated	Avg. Unit Size (SF)	Occupancy	Avg. Rent per Month ($/Unit)	Avg. Rent per Month ($/SF)
Patricia & Southway Manor Property (subject) 2503-2525 Patricia Manor Place & 7315-7497 Southway Drive Houston, TX	492(1)	1946, 1947/2013	711(1)	96.7%(1)	$560(1)	$0.79(1)
Evergreen Park 3499 Evergreen Drive Houston, TX	106	1961/N/A	740	97.0%	$522	$0.71
Broadway Park 2505 Broadway Street Houston, TX	224	1961/2002	745	98.0%	$579	$0.78
Ashford Casa Cruz 6727 Telephone Road Houston, TX	262	1972/2001	820	90.0%	$736	$0.90
Willow Tree 4910 Allendale Houston, TX	206	1971/2014	1,019	95.0%	$858	$0.84

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2015-UBS8	Patricia & Southway Manor

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Patricia & Southway Manor Property:

Cash Flow Analysis
	2012	2013	2014	9/30/2015 TTM	9/30/2015 T-6 Ann.	UW	UW per Unit
Base Rent	$2,938,218	$3,129,975	$3,183,726	$3,258,347	$3,286,110	$3,286,110	$6,679
Total Other Income	$324,172	$346,837	$368,892	$353,262	$358,714	$358,714	$729
Less Vacancy & Credit Loss	($311,325)	($284,200)	($244,331)	($211,457)	($210,582)	($210,582)	($428)
Effective Gross Income	$2,951,065	$3,192,612	$3,308,287	$3,400,152	$3,434,242	$3,434,242	$6,980
Total Operating Expenses	$1,455,430	$1,546,951	$1,566,148	$1,607,510	$1,633,300	$1,593,472	$3,239
Net Operating Income	$1,495,635	$1,645,661	$1,742,139	$1,792,642	$1,800,942	$1,840,770	$3,741
Capital Expenditures	$138,089	$164,238	$248,038	$210,122	$206,830	$149,076	$303
Net Cash Flow	$1,357,546	$1,481,423	$1,494,101	$1,582,520	$1,594,112	$1,691,694	$3,438

Occupancy %	89.4%	92.8%	93.6%	94.7%	94.9%(1)	97.1%
NOI DSCR	1.27x	1.40x	1.48x	1.52x	1.53x	1.56x
NCF DSCR	1.15x	1.26x	1.27x	1.34x	1.35x	1.43x
NOI Debt Yield	9.5%	10.5%	11.1%	11.4%	11.5%	11.7%
NCF Debt Yield	8.6%	9.4%	9.5%	10.1%	10.1%	10.8%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by the Underwriters’ research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), UBS Securities LLC (together with its affiliates, “UBS Securities”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, BofA Merrill Lynch and UBS Securities, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this Term Sheet supersedes information in any other communication other than in any other Free Writing Prospectus relating to the securities referred to in this Term Sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

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